     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 14, 2001



                                                      REGISTRATION NO. 333-56034

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549
                            ------------------------

                                AMENDMENT NO. 1


                                       TO


                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                               JOHNSON & JOHNSON
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            NEW JERSEY                            2834                            22-1024240
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)      CLASSIFICATION CODE NUMBER)            IDENTIFICATION NO.)

                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933
                           TELEPHONE: (732) 524-0400
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                           STEVEN M. ROSENBERG, ESQ.
                               JOHNSON & JOHNSON
                          ONE JOHNSON & JOHNSON PLAZA
                        NEW BRUNSWICK, NEW JERSEY 08933
                           TELEPHONE: (732) 524-0400

 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

           ROBERT I. TOWNSEND, III, ESQ.                          JAY K. HACHIGIAN, ESQ.
              CRAVATH, SWAINE & MOORE                              BENNETT L. YEE, ESQ.
                  WORLDWIDE PLAZA                                   JARLON TSANG, ESQ.
                 825 EIGHTH AVENUE                                  STEVE MUDDER, ESQ.
                NEW YORK, NY 10019                             ROBERT P. BARTLETT, III, ESQ.
             TELEPHONE: (212) 474-1000                      GUNDERSON DETTMER STOUGH VILLENEUVE
                                                                 FRANKLIN & HACHIGIAN, LLP
                                                                  155 CONSTITUTION DRIVE
                                                                   MENLO PARK, CA 94025
                                                                 TELEPHONE: (650) 321-2400

                            ------------------------
    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC: Upon consummation of the merger.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. []

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [] ----------

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [] ----------

                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
                                                AMOUNT          PROPOSED MAXIMUM     PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF                 TO BE            OFFERING PRICE         AGGREGATE            AMOUNT OF
     SECURITIES TO BE REGISTERED(1)           REGISTERED            PER UNIT          OFFERING PRICE      REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $1.00 per
  share.................................      860,293(2)              N/A             $76,491,886(3)         $19,123(4)
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


(1) This Registration Statement relates to securities of the registrant issuable to holders of common stock, par value $.001 per share ("Heartport common stock"), of Heartport, Inc., a Delaware corporation ("Heartport"), in the proposed merger of HP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the registrant, with and into Heartport.

(2) Based on the maximum number of shares to be issued in connection with the merger, calculated as the product of (a) 29,665,265, the aggregate number of shares of Heartport common stock outstanding on February 16, 2001 (other than shares owned by Heartport, HP Merger Sub, Inc. or the registrant) or issuable pursuant to the exercise of outstanding options prior to the date the merger is expected to be completed and (b) an assumed exchange ratio of
    0.0290 shares of the registrant's common stock for each share of Heartport common stock.

(3) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rule 457(f) under the Securities Act. Pursuant to Rule 457(f)(1) under the Securities Act, the proposed maximum aggregate offering price of the registrant's common stock was calculated based upon the market value of shares of Heartport common stock (the securities to be cancelled in the merger) in accordance with Rule 457(c) under the Securities Act as follows:
    (a) $2.5785, the average of the high and low prices per share of Heartport common stock on February 16, 2001, as reported on The Nasdaq SmallCap Market, multiplied by (b) 29,665,265, the aggregate number of shares of Heartport common stock outstanding as of February 16, 2001 or issuable pursuant to the exercise of outstanding options prior to the date the merger is expected to be completed.


(4)Previously paid.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                HEARTPORT, INC.
                                  700 BAY ROAD
                         REDWOOD CITY, CALIFORNIA 94063


                                                                  March 14, 2001


Dear Stockholder:


     You are cordially invited to attend the special meeting of stockholders of Heartport, Inc. to be held on Monday, April 16, 2001, at 10:00 a.m., local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California.


     At the special meeting, we will ask you to vote on the merger of Heartport with a subsidiary of Johnson & Johnson. In the merger, you will receive a fraction of a share of Johnson & Johnson common stock for each share of Heartport common stock that you own, based upon an exchange ratio that will be calculated by dividing $2.72 by the average per share closing price of Johnson & Johnson common stock during a period of 20 trading days ending on the second trading day immediately preceding the date on which the merger is completed. You will receive cash for any fractional share of Johnson & Johnson common stock that you would be entitled to receive in the merger.


     Johnson & Johnson common stock is listed on the New York Stock Exchange under the trading symbol "JNJ" and on March 12, 2001, its closing price was $94.95 per share.


     The board of directors of Heartport carefully reviewed and considered the terms and conditions of the proposed merger. Based on its review, the board of directors has determined that the terms of the merger agreement and the merger are advisable and in the best interests of Heartport and its stockholders. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND RECOMMENDS THAT YOU VOTE "FOR" THE ADOPTION OF THE MERGER AGREEMENT.


     Your vote is important. We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of a majority of the shares of Heartport common stock outstanding and entitled to vote at the special meeting. Failure to submit a signed proxy or vote in person at the special meeting will have the same effect as a vote against adoption of the merger agreement. Only stockholders who owned shares of Heartport common stock at the close of business on March 9, 2001 will be entitled to vote at the special meeting.


     PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY. If you hold your shares in "street name", you should instruct your broker how to vote in accordance with the voting instruction form that your broker will provide.

     The accompanying proxy statement/prospectus explains the proposed merger and merger agreement and provides specific information concerning the special meeting, and the accompanying Annual Report on Form 10-K of Heartport for the year ended December 31, 2000 contains important business and financial information relating to Heartport. Please review both documents carefully. YOU SHOULD CONSIDER THE MATTERS DISCUSSED UNDER "RISK FACTORS RELATING TO THE MERGER" ON PAGE 11 OF THIS PROXY STATEMENT/PROSPECTUS BEFORE VOTING.

                                          Sincerely,


                                          /s/ Casey M. Tansey

                                          Casey M. Tansey
                                          President and Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS APPROVED OR DISAPPROVED THE MERGER DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR THE JOHNSON & JOHNSON COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


            THIS PROXY STATEMENT/PROSPECTUS IS DATED MARCH 14, 2001,


     AND IS FIRST BEING MAILED TO STOCKHOLDERS ON OR ABOUT MARCH 15, 2001.

                      REFERENCES TO ADDITIONAL INFORMATION

     This proxy statement/prospectus is accompanied by Heartport's latest Annual Report on Form 10-K, which is for the year ended December 31, 2000. This proxy statement/prospectus also incorporates important business and financial information about Johnson & Johnson and Heartport from documents that are not included in or delivered with this proxy statement/prospectus. This information is available to you without charge upon your written or oral request. You can obtain the documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses and telephone numbers:

JOHNSON & JOHNSON            HEARTPORT, INC.
One Johnson & Johnson Plaza  700 Bay Road
New Brunswick, NJ 08933      Redwood City, CA 94063
Attention: Investor          Attention: Stockholder Relations
  Relations
Telephone: (732) 524-6491    Telephone: (650) 306-7900


     If you would like to request documents, please do so by Monday, April 9, 2001 in order to receive them before the special meeting.


             See "Where You Can Find More Information" on page 61.

                                HEARTPORT, INC.

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON APRIL 16, 2001


To the Stockholders of Heartport, Inc.:


     We will hold a special meeting of the stockholders of Heartport, Inc. on Monday, April 16, 2001, at 10:00 a.m., local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, for the following purpose:


     To consider and vote upon a proposal to adopt the merger agreement among Johnson & Johnson, HP Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson, and Heartport. In the merger, Heartport will become a wholly owned subsidiary of Johnson & Johnson, and all outstanding shares of Heartport common stock will be converted into the right to receive a number of shares of Johnson & Johnson common stock based on an exchange ratio that will be calculated shortly before the completion of the merger.

     We will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment of it by the board of directors of Heartport.


     Only stockholders who owned shares of Heartport common stock at the close of business on March 9, 2001, the record date for the special meeting, are entitled to notice of, and to vote at, the special meeting and any adjournments or postponements of it.


     We cannot complete the merger unless the merger agreement is adopted by the affirmative vote of a majority of the shares of Heartport common stock outstanding and entitled to vote at the special meeting. This proxy statement/prospectus describes the proposed merger and the actions to be taken in connection with the merger and provides additional information about the parties involved. Please give all this information your careful attention.

     YOU ARE ENTITLED TO APPRAISAL RIGHTS IN CONNECTION WITH THE MERGER. In addition to appraisal rights under the Delaware General Corporation Law, the dissenters' rights provisions of the California General Corporation Law may also apply. Heartport stockholders who are not in favor of the merger and who wish to assert appraisal/dissenters' rights must comply with the relevant procedures detailed under Delaware law or California law, which are described in this proxy statement/prospectus. The full text of the relevant Delaware and California statutory provisions are reproduced in Annexes 4 and 5, respectively, to this proxy statement/prospectus.

     THE BOARD OF DIRECTORS OF HEARTPORT RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

     Whether or not you plan to attend the special meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid return envelope. You may revoke the proxy at any time prior to its exercise in the manner described in this proxy statement/prospectus. Any stockholder present at the special meeting, including any adjournment or postponement, may revoke such stockholder's proxy and vote personally on the merger agreement to be considered at the special meeting. Executed proxies with no instructions indicated thereon will be voted "FOR" adoption of the merger agreement.

     Please do not send any stock certificates at this time.

                                          By order of the board of directors,

                                          Casey M. Tansey
                                          Director
Redwood City, California

March 14, 2001

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER......................    1
SUMMARY.....................................................    2
  General...................................................    2
  The Special Meeting.......................................    4
  The Merger................................................    4
  The Companies.............................................    6
  Stock Prices and Dividend Information.....................    6
  Comparative Per Share Information.........................    8
  Selected Historical Consolidated Financial Data of Johnson
     & Johnson..............................................    9
  Selected Historical Consolidated Financial Data of
     Heartport, Inc.........................................   10
RISK FACTORS RELATING TO THE MERGER.........................   11
THE SPECIAL MEETING.........................................   12
  Date, Time and Place......................................   12
  Purpose of the Special Meeting............................   12
  Record Date; Shares Entitled to Vote; Quorum..............   12
  Votes Required............................................   12
  Voting by Heartport Directors, Executive Officers and
     Affiliates.............................................   12
  Voting of Proxies.........................................   12
  Revocability of Proxies...................................   13
  Solicitation of Proxies...................................   13
THE COMPANIES...............................................   14
  Heartport.................................................   14
  Johnson & Johnson.........................................   14
THE MERGER..................................................   15
  Background to the Merger..................................   15
  Reasons for the Merger and Recommendation of Heartport's
     Board of Directors.....................................   17
  Opinion of Morgan Stanley & Co. Incorporated..............   19
  Interests of Heartport Directors and Executive Officers in
     the Merger.............................................   23
  Accounting Treatment......................................   25
  Form of the Merger........................................   25
  Merger Consideration......................................   25
  Ownership of Johnson & Johnson Following the Merger.......   25
  Conversion of Shares; Procedures for Exchange of
     Certificates; Fractional Shares........................   25
  Effective Time of the Merger..............................   26
  Stock Exchange Listing of Johnson & Johnson Common
     Stock..................................................   26
  Delisting and Deregistration of Heartport Common Stock....   26
  Material United States Federal Income Tax Consequences of
     the Merger.............................................   27
  Regulatory Matters........................................   29
  Appraisal/Dissenters' Rights..............................   29
  Heartport Employee Benefits Matters.......................   34
  Effect on Awards Outstanding Under Heartport Stock
     Plans..................................................   34
  Resale of Johnson & Johnson Common Stock..................   35
THE MERGER AGREEMENT........................................   36
  Conditions to the Completion of the Merger................   36
  No Solicitation...........................................   37
  Termination of the Merger Agreement.......................   39
  Fees and Expenses.........................................   40
  Conduct of Business Pending the Merger....................   40
  Representations and Warranties............................   42

                                                              PAGE
                                                              ----
  Certificate of Incorporation and By-laws of the Surviving
     Corporation............................................   43
  Amendment; Extension and Waiver...........................   44
THE STOCKHOLDER AGREEMENT...................................   45
  Voting Arrangements and Related Provisions................   45
  Profit Recoupment Provisions..............................   45
COMPARATIVE STOCK PRICES AND DIVIDENDS......................   47
DESCRIPTION OF JOHNSON & JOHNSON CAPITAL STOCK..............   48
COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS OF JOHNSON &
  JOHNSON AND HEARTPORT.....................................   49
  Capitalization............................................   49
  Number, Election, Vacancy and Removal of Directors........   49
  Amendments to Charter Documents...........................   50
  Amendments to By-laws.....................................   51
  Action by Written Consent.................................   51
  Notice of Stockholder Actions.............................   52
  Special Stockholder Meetings..............................   52
  Stockholder Inspection Rights; Stockholder Lists..........   53
  Limitation of Personal Liability and Indemnification of
     Directors and Officers.................................   53
  Dividends.................................................   55
  Conversion................................................   55
  Rights Plan...............................................   55
  Voting Rights; Required Vote for Authorization of Certain
     Actions................................................   56
LEGAL MATTERS...............................................   60
EXPERTS.....................................................   60
OTHER MATTERS...............................................   61
FUTURE STOCKHOLDER PROPOSALS................................   61
WHERE YOU CAN FIND MORE INFORMATION.........................   61
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS...........   64
ANNEXES
  Annex 1 -- Amended and Restated Agreement and Plan of
             Merger
  Annex 2 -- Stockholder Agreement
  Annex 3 -- Opinion of Morgan Stanley & Co. Incorporated
  Annex 4 -- Appraisal Rights under Delaware Law (Section
             262 of the Delaware General Corporation Law)
  Annex 5 -- Dissenters' Rights under California Law
             (Chapter 13 of the California General
             Corporation Law)

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q:  WHAT WILL HAPPEN TO HEARTPORT AS A RESULT OF THE MERGER?

A: If the merger is completed, Heartport will become a wholly owned subsidiary of Johnson & Johnson.

Q:  WHAT DO I NEED TO DO NOW?

A: After carefully reading and considering the information contained in this proxy statement/prospectus, please complete, sign and date your proxy and return it in the enclosed postage-paid return envelope as soon as possible, so that your shares may be represented at the special meeting. If you sign and send in your proxy and do not indicate how you want to vote, we will count your proxy as a vote in favor of adoption of the merger agreement. Because the required vote of Heartport stockholders is based upon the number of outstanding shares of Heartport common stock, rather than upon the number of shares actually voted, the failure by the holder of any outstanding shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against adoption of the merger agreement.


   The special meeting will take place on April 16, 2001, at 10:00 a.m., local time, at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California. You may attend the special meeting and vote your shares in person, rather than completing, signing, dating and returning your proxy.


Q:  CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY?

A: Yes. You can change your vote at any time before your proxy is voted at the special meeting. You can do this in one of three ways. First, you can send a written notice stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy bearing a later date. If you choose either of these two methods, you must submit your notice of revocation or your new proxy to Heartport at 700 Bay Road, Redwood City, CA 94063,
   Attention: Stockholder Relations. Third, you can attend the special meeting and vote in person. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

Q: IF MY HEARTPORT SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

A: Your broker will vote your Heartport shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares. Without instructions, your shares will not be voted, which will have the effect of a vote against adoption of the merger agreement.

Q:  SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, you will receive a transmittal form with instructions for the surrender of Heartport common stock certificates. Please do not send in your stock certificates with your proxy.

Q:  WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working to complete the merger as quickly as possible. If approved by the Heartport stockholders, we expect to complete the merger during the second quarter of 2001.

Q:  WHO CAN HELP ANSWER MY QUESTIONS?

A: If you have any questions about the merger or if you need additional copies of this proxy statement/prospectus or the enclosed proxy, you should contact:

   Georgeson Shareholder Communications, Inc.
   17 State Street
   10th Floor
   New York, NY 10004
   Bankers and Brokers call collect:
   (212) 440-9800
   All others call toll-free:
   (800) 223-2064

   or

   Heartport, Inc.
   700 Bay Road
   Redwood City, CA 94063
   Attention: Stockholder Relations
   Telephone: (650) 306-7900

                                    SUMMARY

     This summary highlights selected information from this proxy statement/prospectus and may not contain all the information that is important to you. To understand the merger fully and for a more complete description of the legal terms of the merger, you should carefully read this entire proxy statement/prospectus and the other documents to which we refer you, including in particular the copies of the merger agreement, the stockholder agreement and the opinion of Morgan Stanley & Co. Incorporated that are attached to this proxy statement/prospectus as Annexes 1, 2 and 3, respectively. See also "Where You Can Find More Information" on page 61. Where relevant, we have included page references parenthetically to direct you to a more complete description of the topics presented in this summary.

                                    GENERAL

WHAT HEARTPORT STOCKHOLDERS WILL RECEIVE IN THE MERGER

     In the merger, holders of Heartport common stock will receive a fraction of a share of Johnson & Johnson common stock based on an exchange ratio for each share of Heartport common stock that they own. The exchange ratio will be calculated by dividing $2.72 by the average per share closing price of Johnson & Johnson common stock as reported on the New York Stock Exchange Composite Transactions Tape during a period of 20 trading days ending on the second trading day immediately preceding the date on which the merger is completed.

     Heartport stockholders will receive cash for any fractional shares of Johnson & Johnson common stock they would otherwise receive in the merger. The amount each Heartport stockholder will receive will be calculated by multiplying the fractional share interest to which that stockholder is entitled by the closing price of Johnson & Johnson common stock on the date on which the merger is completed as reported on the New York Stock Exchange Composite Transactions Tape.


     On March 12, 2001, the last practicable trading day before the date of this proxy statement/prospectus, Johnson & Johnson common stock closed at $94.95 per share. If this were the average closing price of Johnson & Johnson common stock during the 20 trading day valuation period, the exchange ratio would be equal to
0.0286. This means that a Heartport stockholder who owns 150 shares of Heartport common stock would be entitled to receive 4.29 shares of Johnson & Johnson common stock. Since cash will be paid instead of fractional shares of Johnson & Johnson common stock, that Heartport stockholder would receive 4 shares of Johnson & Johnson common stock and a check in an amount equal to the fractional share multiplied by the closing price of Johnson & Johnson common stock on the date on which the merger is completed.


     The market value of Johnson & Johnson common stock on the day the merger is completed may be different than the average closing price of Johnson & Johnson common stock used in determining the exchange ratio. As a result, the market value of the shares of Johnson & Johnson common stock that you receive in the merger may be more or less than the value attributed to your shares of Heartport common stock in calculating the exchange ratio.

OWNERSHIP OF JOHNSON & JOHNSON FOLLOWING THE MERGER


     Based on the number of outstanding shares of Heartport common stock on the record date and the closing price of Johnson & Johnson common stock on March 12, 2001, we anticipate that Heartport stockholders will receive approximately 754,461 shares of Johnson & Johnson common stock in the merger. Based on that number and on the number of outstanding shares of Johnson & Johnson common stock on March 12, 2001, Heartport stockholders will own approximately 0.05% of the outstanding shares of Johnson & Johnson common stock following the merger.


APPRAISAL/DISSENTERS' RIGHTS (PAGE 29)

     Stockholders of Heartport who do not vote in favor of adoption of the merger agreement and who otherwise comply with the requirements of the Delaware General Corporation Law relating to appraisal rights will be entitled to receive an amount in cash equal to the fair value of their Heartport common stock. Heartport stockholders may also be entitled to exercise dissenters' rights under the California General Corporation Law. The fair value of shares of Heartport common stock as determined in accordance with the relevant provisions of Delaware or California law may be more or less than the value of the Johnson & Johnson common stock to be paid to non-dissenting Heartport stockholders in the merger. DISSENTING HEARTPORT STOCKHOLDERS MUST PRECISELY FOLLOW SPECIFIC PROCEDURES TO EXERCISE THIS RIGHT, OR THE RIGHT MAY BE LOST. These procedures, which differ in some important respects under Delaware law and California law, are described in this proxy statement/prospectus, and the relevant provisions of Delaware and California law are attached hereto as Annex 4 and Annex 5, respectively. You are urged to read these provisions carefully and in their entirety.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER (PAGE 27)

     The merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code of 1986. Assuming the merger qualifies as a reorganization, holders of Heartport common stock will not recognize gain or loss for United States Federal income tax purposes as a result of the exchange of their Heartport common stock for Johnson & Johnson common stock in the merger, except for cash received instead of fractional shares of Johnson & Johnson common stock. It is important to note, however, that if the amount of cash that is required to be paid by Heartport or Johnson & Johnson in order to satisfy those stockholders who have exercised appraisal/ dissenters' rights exceeds certain threshold levels, the merger will not qualify as a reorganization. Because there is no limit on the number of stockholders who may exercise appraisal/ dissenters' rights, there can be no assurance that the merger will qualify as a reorganization. If the merger does not qualify as a reorganization, each holder of Heartport common stock will recognize gain or loss equal to the difference between the fair market value of the Johnson & Johnson common stock received in the merger and his or her tax basis in the Heartport common stock surrendered in exchange therefor. Regardless of whether the merger qualifies as a reorganization, holders of Heartport common stock who exercise appraisal/dissenters' rights will generally recognize gain or loss upon receipt of cash in exchange for their Heartport common stock. See "The
Merger -- Material United States Federal Income Tax Consequences of the Merger" on page 27.
     TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO YOU WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO YOU.

RECOMMENDATION OF HEARTPORT'S BOARD OF DIRECTORS (PAGE 19)

     The Heartport board of directors believes that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Heartport and its stockholders and unanimously recommends that the stockholders vote "FOR" adoption of the merger agreement.

     To review the background of and reasons for the merger, as well as certain risks related to the merger, see "The Merger -- Background to the Merger" on page 15 and "The Merger -- Reasons for the Merger and Recommendation of Heartport's Board of Directors" on page 17.

OPINION OF MORGAN STANLEY & CO. INCORPORATED (PAGE 19)

     In deciding to approve the merger, the Heartport board of directors considered the opinion of Morgan Stanley & Co. Incorporated, its financial advisor in connection with the merger, that, as of January 25, 2001, the day before the date of the merger agreement, and based upon and subject to certain matters described in the opinion, the consideration to be received by the Heartport stockholders was fair, from a financial point of view, to the Heartport stockholders. The opinion addresses only the fairness of the consideration to be received by the Heartport stockholders from a financial point of view, does not address the merits of the underlying decision by Heartport to engage in the merger and does not constitute a recommendation to any Heartport stockholder as to how to vote on the proposal to adopt the merger agreement. The full text of the written opinion of Morgan Stanley, which sets forth assumptions made, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex 3. You are urged to read the opinion carefully and in its entirety.

INTERESTS OF HEARTPORT DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER (PAGE 23)

     In considering the recommendation of the Heartport board of directors in favor of adoption of the merger agreement, Heartport stockholders should be aware that Heartport directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other Heartport stockholders. These interests include the continuance of rights of indemnification, the accelerated vesting of certain stock option rights and, for certain directors and executive officers, cash severance and bonus payments.

MATERIAL DIFFERENCES BETWEEN RIGHTS OF COMMON STOCKHOLDERS OF JOHNSON & JOHNSON AND HEARTPORT (PAGE 49)

     Heartport stockholders, whose rights are currently governed by Heartport's certificate of incorporation, by-laws, Delaware law and, in certain respects, California law, will, upon completion of the merger, become stockholders of Johnson & Johnson and their rights will be governed by Johnson & Johnson's certificate of incorporation, by-laws and New Jersey law.

                         THE SPECIAL MEETING (PAGE 12)


     The special meeting of Heartport stockholders will be held at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, at 10:00 a.m., local time, on April 16, 2001. At the special meeting, Heartport stockholders will be asked to adopt the merger agreement.


RECORD DATE; VOTING POWER


     Heartport stockholders are entitled to vote at the special meeting if they owned shares of Heartport common stock as of the close of business on March 9, 2001, the record date.



     On the record date, there were 26,379,754 shares of Heartport common stock entitled to vote at the special meeting. Stockholders will have one vote at the special meeting for each share of Heartport common stock that they owned on the record date.


VOTES REQUIRED

     The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of Heartport common stock outstanding on the record date.

VOTING BY HEARTPORT DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES


     On the record date, directors and executive officers of Heartport and their affiliates beneficially owned and were entitled to vote 7,884,668 shares of Heartport common stock, which represented approximately 29.9% of the shares of Heartport common stock outstanding on that date. All directors and executive officers of Heartport and their affiliates have agreed to vote in favor of the adoption of the merger agreement. See "The Stockholder Agreement" on page 45.


                              THE MERGER (PAGE 15)

     The merger agreement is attached as Annex 1 to this proxy statement/prospectus. We encourage you to read the merger agreement because it is the principal document governing the merger.

CONDITIONS TO THE COMPLETION OF THE MERGER (PAGE 36)

     Johnson & Johnson and Heartport will complete the merger only if several conditions are satisfied or, in some cases, waived, including the following:

     - the merger agreement has been adopted by the affirmative vote of stockholders of Heartport representing a majority of the shares of Heartport common stock outstanding on the record date

     - the shares of Johnson & Johnson common stock to be issued to Heartport stockholders upon completion of the merger have been approved for listing on the New York Stock Exchange

     - the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 has expired or has been terminated

     - no restraining order, injunction or other court order or statute, law, rule, legal restraint or prohibition is in effect that prevents the completion of the merger

     - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, has been declared effective by the Securities and Exchange Commission and is not the subject of any stop order or proceedings seeking a stop order

     - the representations and warranties in the merger agreement that are qualified as to materiality are true and correct, and the representations and warranties that are not so qualified are true and correct in all material respects and

     - all covenants and agreements in the merger agreement have been satisfied in all material respects.

     In addition, Johnson & Johnson will complete the merger only if there is no pending or threatened suit, action or preceding by any governmental entity seeking to restrain or prohibit the completion of the merger, to limit Johnson & Johnson's or Heartport's ownership or operation of either company's business or assets, to compel Johnson & Johnson or Heartport to divest or hold separate any business or assets as a result of the merger, to prevent Johnson & Johnson from effectively controlling in any material respect the business or operations of Heartport or otherwise having, or being reasonably expected to have, a material adverse effect on Heartport.

TERMINATION OF THE MERGER AGREEMENT (PAGE 39)

     The merger agreement may be terminated at any time prior to the completion of the merger, even if the merger agreement has been adopted by the Heartport stockholders:

     - by mutual written consent of Johnson & Johnson and Heartport

     - by either Johnson & Johnson or Heartport, if the merger has not been completed by July 26, 2001

     - by either Johnson & Johnson or Heartport, if there exists a final, nonappealable restraining order, injunction or other court order or statute, law, rule, legal restraint or prohibition that prevents completion of the merger

     - by either Johnson & Johnson or Heartport, if the Heartport stockholders do not adopt the merger agreement at the special meeting

     - by either Johnson & Johnson or Heartport, if the other party has breached any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach would result in a failure of a condition to the merger and cannot be or has not been cured within the time periods specified in the merger agreement or

     - by Johnson & Johnson, if the Heartport board of directors withdraws, or modifies in a manner adverse to Johnson & Johnson, or proposes to withdraw, or modify in a manner adverse to Johnson & Johnson, its approval, recommendation or declaration of advisability of the merger agreement or the merger or recommends, adopts or approves, or proposes publicly to recommend, adopt or approve, any proposal of a third party to acquire 15% or more of Heartport's assets or 15% or more of the Heartport common stock or a merger or similar transaction involving Heartport and a third party.

TERMINATION FEE (PAGE 40)

     Heartport must pay to Johnson & Johnson a termination fee of $5.75 million if:

     - Johnson & Johnson terminates the merger agreement for any reason described in the last bullet point above under "-- Termination of the Merger Agreement" or

     - (a) a proposal of a third party to acquire 15% or more of Heartport's assets or 15% or more of the Heartport common stock or a merger or similar transaction involving Heartport and a third party has been made to Heartport or its stockholders or otherwise publicly disclosed, (b) the merger agreement is terminated by either Johnson & Johnson or Heartport for the reason described in the second bullet point above under "-- Termination of the Merger Agreement" without a vote on the merger agreement having been taken at the special meeting of Heartport stockholders or for the reason described in fourth bullet point above under "-- Termination of the Merger Agreement" and (c) within 12 months of the termination of the merger agreement, Heartport enters into a definitive agreement for, or completes, any such alternative transaction.

THE STOCKHOLDER AGREEMENT (PAGE 45)


     Stockholders of Heartport who held approximately 29.9% of the outstanding shares of Heartport common stock on the record date have entered into a stockholder agreement with Johnson & Johnson. Under the terms of the stockholder agreement, these stockholders have agreed to vote all of their shares of Heartport common stock in favor of adoption of the merger agreement and to take or refrain from taking certain other actions. In addition, these stockholders have agreed that, in certain circumstances, they will pay to Johnson & Johnson the difference between the amount they receive in their capacity as stockholders from the consummation by Heartport of an alternative transaction and what they are entitled to receive under the terms of the merger agreement with Johnson & Johnson as in effect on January 26, 2001.


REGULATORY MATTERS (PAGE 29)

     United States antitrust laws prohibit Johnson & Johnson and Heartport from completing the merger until they have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. Johnson & Johnson and Heartport each filed the required notification and report forms with the Antitrust Division and the Federal Trade Commission on February 16, 2001 and have requested an early termination of the required waiting period. If early termination of the required waiting period is not granted and a request for additional information by the relevant antitrust authorities is not made, the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 will expire at midnight on March 18, 2001.

ACCOUNTING TREATMENT

     Johnson & Johnson intends to treat the merger as a purchase for accounting and financial reporting purposes, which means that Heartport will be treated as a separate entity for periods prior to the completion of the merger and, thereafter, Heartport's financial results will be consolidated with Johnson & Johnson's financial results.

FEES AND EXPENSES (PAGE 40)


     Each of Johnson & Johnson and Heartport will pay its own fees and expenses in connection with the merger, except that they will share equally the expenses incurred in connection with the filing, printing and mailing of the registration statement of which this proxy statement/prospectus is a part and the filing fees for the premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act.


                            THE COMPANIES (PAGE 14)

Heartport, Inc.
700 Bay Road
Redwood City, CA 94063
Telephone: (650) 306-7900

     Heartport is a cardiovascular device company that develops, manufactures and markets proprietary products designed to make cardiac surgery less invasive for patients. Heartport's technologies allow surgeons to perform a wide range of less invasive open-chest and minimally invasive heart operations, including stopped heart and beating heart procedures.

Johnson & Johnson
One Johnson & Johnson Plaza
New Brunswick, NJ 08933
Telephone: (732) 524-0400

     Johnson & Johnson, with approximately 98,500 employees, is the world's most comprehensive and broadly-based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical and professional markets. Johnson & Johnson has more than 190 operating companies in 51 countries around the world, selling products in more than 175 countries.

                STOCK PRICES AND DIVIDEND INFORMATION (PAGE 47)

     Shares of Johnson & Johnson common stock are listed on the New York Stock Exchange. Shares of Heartport common stock are listed on

The Nasdaq SmallCap Market. The following table presents:

     - the last reported sale price of a share of Johnson & Johnson common stock, as reported by the Dow Jones & Company, Inc.

     - the last reported sale price of a share of Heartport common stock, as reported on The Nasdaq SmallCap Market and

     - the market value of a share of Heartport common stock on an equivalent per share basis in each case on January 25, 2001, the last full trading day prior to the public announcement of the proposed merger, and on March 12, 2001, the last practicable trading day prior to the date of this proxy statement/prospectus. The equivalent price per share data for Heartport common stock has been determined by multiplying the last reported sale price of a share of Johnson & Johnson common stock on each of these dates by an exchange ratio determined using the average per share closing price of Johnson & Johnson common stock over a period of 20 trading days ending with the second trading day immediately preceding the calculation date.



                                               EQUIVALENT
                                               PRICE PER
                       JOHNSON &                SHARE OF
                        JOHNSON    HEARTPORT   HEARTPORT
                        COMMON      COMMON       COMMON
DATE                     STOCK       STOCK       STOCK
----                   ---------   ---------   ----------
January 25, 2001.....   $91.75      $2.0625      $2.56
March 12, 2001.......    94.95       2.5938       2.68


     Johnson & Johnson declares and pays regular quarterly dividends. Heartport does not pay dividends. See "Comparative Stock Prices and Dividend Information" on page 47.

                       COMPARATIVE PER SHARE INFORMATION

     The following table shows certain per share data of Johnson & Johnson and Heartport and also shows similar information reflecting the combination of the two companies, which is referred to as "pro forma" information. In presenting the comparative pro forma information, it is assumed that the companies have been separate entities for accounting and financial reporting purposes for all periods presented, as required by purchase accounting.

     The comparative per share data is derived from, and should be read with, the historical financial statements of Johnson & Johnson and the historical financial statements of Heartport that are included in the documents described under "Where You Can Find More Information" on page 61.

     The Heartport "equivalent pro forma" data was calculated by multiplying the corresponding pro forma combined data by an exchange ratio of 0.0279, which would have been the exchange ratio had the merger been completed on January 25, 2001, the last full trading day prior to the public announcement of the proposed merger. This data shows how each share of Heartport common stock would have participated in net income and book value of Johnson & Johnson if the companies had always been combined for accounting and financial reporting purposes for all periods presented. These amounts, however, are not intended to reflect future per share levels of net income and book value of Johnson & Johnson. Heartport has not declared or paid any cash dividends during any of the periods presented.


                                                              FISCAL YEAR ENDED
                                                              DECEMBER 31, 2000
                                                              -----------------
JOHNSON & JOHNSON -- HISTORICAL
  Net income per diluted share..............................       $ 3.40
  Unaudited book value per share(1).........................        13.52
  Cash dividends per share..................................         1.24
HEARTPORT -- HISTORICAL
  Net loss per diluted share................................        (0.25)
  Unaudited book value per share(1).........................        (0.78)
Unaudited pro forma combined net income per diluted share:
  Per Johnson & Johnson share...............................         3.38
  Equivalent per Heartport share............................         0.09
Unaudited pro forma combined book value per share:
  Per Johnson & Johnson share(1)............................        13.50
  Equivalent per Heartport share(1).........................         0.38


---------------
(1) Historical book value per share is computed by dividing shareowners' equity or stockholders' equity by the number of shares of common stock outstanding at the end of each period. Johnson & Johnson unaudited pro forma combined book value per share is computed by dividing unaudited pro forma shareowners' equity by the unaudited pro forma number of shares of Johnson & Johnson common stock that would have been outstanding had the merger been completed as of each balance sheet date.

      SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF JOHNSON & JOHNSON


     The following selected financial information of Johnson & Johnson as of and for the five fiscal years ended December 31, 2000 has been derived from Johnson & Johnson's audited historical financial statements incorporated by reference in this proxy statement/prospectus. The financial statements for those periods were audited by PricewaterhoueCoopers LLP, independent accountants. This information should be read in conjunction with management's discussion and analysis of results of operations and financial condition of Johnson & Johnson and the consolidated financial statements and notes thereto of Johnson & Johnson incorporated by reference into this proxy statement/prospectus.



                                                                       FISCAL YEAR ENDED
                                                     ------------------------------------------------------
                                                     DEC. 29,    DEC. 28,    JAN. 3,    JAN. 2,    DEC. 31,
                                                       1996        1997       1999       2000        2000
                                                     --------    --------    -------    -------    --------
                                                              (IN MILLIONS, EXCEPT PER SHARE DATA)
EARNINGS DATA:
Sales..............................................  $21,755     $22,830     $23,995    $27,471    $29,139
Costs and expenses.................................   17,735      18,243      19,813     21,718     22,517
                                                     -------     -------     -------    -------    -------
Earnings before taxes(1)...........................    4,020       4,587       4,182      5,753      6,622
                                                     -------     -------     -------    -------    -------
Net earnings(1)....................................  $ 2,882     $ 3,311     $ 3,003    $ 4,167    $ 4,800
                                                     -------     -------     -------    -------    -------
Net earnings per diluted share(1)..................  $  2.05     $  2.34     $  2.12    $  2.94    $  3.40
Cash dividends per share...........................  $ 0.735     $  0.85     $  0.97    $  1.09    $  1.24
BALANCE SHEET DATA
  (AT PERIOD END):
Total assets.......................................  $20,603     $22,108     $27,292    $29,163    $31,321
Long-term debt.....................................    1,465       1,181       1,729      2,450      2,037
Shareowners' equity................................  $11,324     $12,866     $14,077    $16,213    $18,808


---------------
(1) Results for the year ended January 3, 1999, excluding pre-tax restructuring and in-process research and development charges of $613 and $298, respectively, are:

Earnings before taxes.......................................  $5,093
Net earnings................................................   3,700
Net earnings per diluted share..............................    2.61

       SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF HEARTPORT, INC.

     The following selected financial information of Heartport as of and for the five fiscal years ended December 31, 2000 has been derived from Heartport's audited historical financial statements incorporated by reference in this proxy statement/prospectus. The financial statements for those periods were audited by Ernst & Young LLP, independent auditors. This information should be read in conjunction with management's discussion and analysis of results of operations and financial condition of Heartport and the consolidated financial statements and notes thereto of Heartport incorporated by reference into this proxy statement/prospectus.

                                                      YEAR ENDED DECEMBER 31,
                                      --------------------------------------------------------
                                        1996       1997        1998        1999        2000
                                      --------   ---------   ---------   ---------   ---------
                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
CONSOLIDATED STATEMENT OF OPERATIONS
  DATA:
Net sales...........................  $    624   $  23,421   $  18,611   $  18,090   $  20,220
Cost of sales.......................       561      15,395      16,846      10,634       7,989
                                      --------   ---------   ---------   ---------   ---------
Gross profit........................        63       8,026       1,765       7,456      12,231
Operating expenses:
  Research and development..........    21,059      18,005      10,985       7,039       4,519
  Selling, general and
     administrative.................    11,223      43,005      33,151      18,520      11,655
  Patent acquisition................     5,216          --          --          --          --
  Restructuring charges.............        --          --      12,158       2,363       1,275
                                      --------   ---------   ---------   ---------   ---------
Loss from operations................   (37,435)    (52,984)    (54,529)    (20,466)     (5,218)
Interest income (expense) and other,
  net...............................     3,381       1,653      (1,692)       (933)     (2,825)
                                      --------   ---------   ---------   ---------   ---------
Loss before extraordinary item......   (34,054)    (51,331)    (56,221)    (21,399)     (8,043)
Extraordinary item -- gain on
  extinguishment of debt............        --          --      15,563          --       1,750
                                      --------   ---------   ---------   ---------   ---------
Net loss............................  $(34,054)  $ (51,331)  $ (40,658)  $ (21,399)  $  (6,293)
                                      ========   =========   =========   =========   =========
Basic and diluted net loss per
  share.............................  $  (2.11)  $   (2.29)  $   (1.73)  $   (0.88)  $   (0.25)
                                      ========   =========   =========   =========   =========
Extraordinary income per share......                         $    0.66
                                                             =========
CONSOLIDATED BALANCE SHEET DATA (AT
  PERIOD END):
Current assets......................  $ 94,226   $ 124,848   $  74,761   $  48,683   $  21,055
Working capital.....................    87,561     113,923      46,170      24,906      17,445
Total assets........................   101,852     142,810      87,537      60,813      34,425
Long-term obligations, less current
  portion...........................     4,717      89,868      56,098      55,433      51,283
Accumulated deficit.................   (50,599)   (101,930)   (142,588)   (163,987)   (170,280)
Total stockholders' equity (net
  capital deficiency)...............    90,470      42,017       2,848     (18,397)    (20,468)

                      RISK FACTORS RELATING TO THE MERGER

     In addition to the other information included and incorporated by reference in this proxy statement/ prospectus, Heartport stockholders should consider carefully the matters described below in determining whether to adopt the merger agreement.


     THE EXCHANGE RATIO USED TO DETERMINE HOW MANY SHARES OF JOHNSON & JOHNSON COMMON STOCK HEARTPORT STOCKHOLDERS WILL BE ENTITLED TO RECEIVE UPON COMPLETION OF THE MERGER WILL NOT BE CALCULATED UNTIL AFTER THE SPECIAL MEETING, AND COULD BE HIGHER OR LOWER THAN THE ESTIMATED EXCHANGE RATIO INCLUDED IN THIS PROXY STATEMENT/PROSPECTUS. Under the merger agreement, each share of Heartport common stock will be converted into the right to receive a fraction of a share of Johnson & Johnson common stock based on an exchange ratio that will be calculated shortly before the completion of the merger. We have included in this proxy statement/prospectus an estimated exchange ratio based on the closing price of Johnson & Johnson common stock on March 12, 2001, the last practicable trading day before the date of this proxy statement/prospectus. The actual exchange ratio could be higher or lower than this estimated exchange ratio, which would result in Heartport stockholders receiving a greater or lesser number of shares of Johnson & Johnson common stock upon completion of the merger than they would receive based upon the estimated exchange ratio.


     THE MARKET VALUE OF SHARES OF JOHNSON & JOHNSON COMMON STOCK RECEIVED BY HEARTPORT STOCKHOLDERS IN THE MERGER MAY BE MORE OR LESS THAN THE VALUE ATTRIBUTED TO SHARES OF HEARTPORT COMMON STOCK IN CALCULATING THE EXCHANGE RATIO. The exchange ratio will be calculated by dividing $2.72 by the average per share closing price of Johnson & Johnson common stock during a period of 20 trading days ending on the second trading day immediately preceding the date on which the merger is completed. The market value of Johnson & Johnson common stock on the date on which the merger is completed may be different than the average Johnson & Johnson share price used in determining the exchange ratio. As a result, the market value of the shares of Johnson & Johnson common stock that Heartport stockholders will receive in the merger may be more or less than the value attributed to shares of Heartport common stock in calculating the exchange ratio.

     IF THE AMOUNT OF CASH THAT IS REQUIRED TO BE PAID BY HEARTPORT OR JOHNSON & JOHNSON IN ORDER TO SATISFY THOSE HEARTPORT STOCKHOLDERS WHO HAVE EXERCISED APPRAISAL/DISSENTERS' RIGHTS EXCEEDS CERTAIN THRESHOLD LEVELS, THE MERGER WILL NOT QUALIFY AS A REORGANIZATION WITHIN THE MEANING OF SECTION 368(A) OF THE INTERNAL REVENUE CODE. Because there is no limit on the number of stockholders who may exercise appraisal/dissenters' rights, there can be no assurance that the merger will qualify as a reorganization. If the merger does not qualify as a reorganization, each holder of Heartport common stock will recognize gain or loss equal to the difference between the fair market value of the Johnson & Johnson common stock received in the merger and his or her tax basis in the Heartport common stock surrendered in exchange therefor. See "The
Merger -- Material United States Federal Income Tax Consequences of the Merger" on page 27.

     THE PRICE OF JOHNSON & JOHNSON COMMON STOCK MAY BE AFFECTED BY FACTORS DIFFERENT FROM THOSE AFFECTING THE PRICE OF HEARTPORT COMMON STOCK. Upon completion of the merger, holders of Heartport common stock will become holders of Johnson & Johnson common stock. Johnson & Johnson's business differs from that of Heartport and Johnson & Johnson's results of operations, as well as the price of Johnson & Johnson common stock, may be affected by factors different from those affecting Heartport's results of operations and the price of Heartport common stock. For a discussion of Johnson & Johnson's and Heartport's businesses and certain factors to consider in connection with such businesses, see Johnson & Johnson's Annual Report on Form 10-K for the fiscal year ended January 2, 2000, which is incorporated by reference in this proxy statement/prospectus, and Heartport's Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in, and accompanies, this proxy statement/prospectus.

                              THE SPECIAL MEETING

     We are furnishing this proxy statement/prospectus to stockholders of Heartport as of the record date as part of the solicitation of proxies by the Heartport board of directors for use at the special meeting.

DATE, TIME AND PLACE


     We will hold the special meeting at the offices of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, 155 Constitution Drive, Menlo Park, California, at 10:00 a.m., local time, on April 16, 2001.


PURPOSE OF THE SPECIAL MEETING

     At the special meeting, we will ask holders of Heartport common stock to adopt the merger agreement. The Heartport board of directors has determined that the merger and the other transactions contemplated by the merger agreement are advisable to, and in the best interests of, Heartport and its stockholders, has unanimously adopted and approved the merger agreement and the merger and unanimously recommends that Heartport stockholders vote "FOR" adoption of the merger agreement.

RECORD DATE; SHARES ENTITLED TO VOTE; QUORUM


     Only holders of record of Heartport common stock at the close of business on March 9, 2001, the record date, are entitled to notice of and to vote at the special meeting. On the record date, 26,379,754 shares of Heartport common stock were issued and outstanding and held by approximately 277 holders of record. A quorum is present at the special meeting if a majority of all of the shares of Heartport common stock issued and outstanding on the record date and entitled to vote at the special meeting are represented at the special meeting in person or by a properly executed proxy. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Heartport common stock on the record date are entitled to one vote per share on each matter submitted to a vote at the special meeting.


VOTES REQUIRED

     The adoption of the merger agreement requires the affirmative vote of stockholders holding a majority of the shares of Heartport common stock outstanding on the record date. Because the required vote of Heartport stockholders is based upon the number of outstanding shares of Heartport common stock, rather than upon the number of shares actually voted, the failure by the holder of any outstanding shares to submit a proxy or to vote in person at the special meeting, including abstentions and broker non-votes, will have the same effect as a vote against adoption of the merger agreement.

VOTING BY HEARTPORT DIRECTORS, EXECUTIVE OFFICERS AND AFFILIATES


     At the close of business on the record date, directors and executive officers of Heartport and their affiliates beneficially owned and were entitled to vote 7,884,668 shares of Heartport common stock, which represented approximately 29.9% of the shares of Heartport common stock outstanding on that date. All directors and executive officers of Heartport and their affiliates have agreed to vote in favor of the adoption of the merger agreement. See "The Stockholder Agreement" on page 45.


VOTING OF PROXIES

     All shares represented by properly executed proxies received in time for the special meeting will be voted at the special meeting in the manner specified by the holders. Properly executed proxies that do not contain voting instructions will be voted "FOR" adoption of the merger agreement.

     Shares of Heartport common stock represented at the special meeting but not voting, including shares of Heartport common stock for which proxies have been received but for which holders of shares have abstained, will be treated as present at the special meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

     Brokers who hold shares of Heartport common stock in "street name" for customers who are the beneficial owners of such shares may not give a proxy to vote those customers' shares in the absence of specific instructions from those customers. These non-voted shares are referred to as broker non-votes and count as votes against adoption of the merger agreement.

     The persons named as proxies by a stockholder may propose and vote for one or more adjournments of the special meeting, including adjournments to permit further solicitations of proxies. No proxy voted against the proposal to adopt the merger agreement will be voted in favor of any such adjournment or postponement.

     Heartport does not expect that any matter other than the proposal to adopt the merger agreement will be brought before the special meeting. If, however, the Heartport board of directors properly presents other matters, the persons named as proxies will vote in accordance with their judgment.

REVOCABILITY OF PROXIES

     The grant of a proxy on the enclosed form of proxy does not preclude a stockholder from voting in person at the special meeting. A stockholder may revoke a proxy at any time prior to its exercise by submitting to Heartport a properly executed revocation of proxy, by submitting to Heartport a properly executed proxy bearing a later date or by appearing at the special meeting and voting in person. If a stockholder chooses either of the first two methods, the notice of revocation or new proxy, as the case may be, must be submitted to Heartport at 700 Bay Road, Redwood City, California 94063, Attention:
Stockholder Relations. Attendance at the special meeting will not in and of itself constitute revocation of a proxy.

SOLICITATION OF PROXIES

     Heartport will bear the cost of the solicitation of proxies from its stockholders. In addition to solicitation by mail, the directors, officers and employees of Heartport may solicit proxies from stockholders by telephone or other electronic means or in person. Heartport will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. Heartport will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so.

     Georgeson Shareholder Communications, Inc. will assist in the solicitation of proxies by Heartport. Heartport will pay Georgeson a fee of $10,000, plus reimbursement of certain out-of-pocket expenses, and will indemnify Georgeson against any losses arising out of its proxy solicitation services on behalf of Heartport.

     STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXIES. A transmittal form with instructions for the surrender of Heartport common stock certificates will be mailed to Heartport stockholders shortly after completion of the merger.

                                 THE COMPANIES

HEARTPORT

     Heartport is a cardiovascular device company that develops, manufactures and markets proprietary products designed to make cardiac surgery less invasive for patients. Heartport's technologies allow surgeons to perform a wide range of less invasive open-chest and minimally invasive heart operations, including stopped heart and beating heart procedures.

     Heartport was incorporated in the State of Delaware on August 12, 1994. The address of its principal executive offices is 700 Bay Road, Redwood City, California, and the telephone number at that address is (650) 306-7900. For a more detailed description of Heartport's business and financial condition, please review Heartport's Annual Report on Form 10-K for the year ended December 31, 2000, which is incorporated by reference in, and accompanies, this proxy statement/prospectus.

JOHNSON & JOHNSON

     Johnson & Johnson, with approximately 98,500 employees, is the world's most comprehensive and broadly-based manufacturer of health care products, as well as a provider of related services, for the consumer, pharmaceutical and professional markets. Johnson & Johnson has more than 190 operating companies in 51 countries around the world, selling products in more than 175 countries.

     Johnson & Johnson's worldwide business is divided into three segments: consumer, pharmaceutical and professional. The consumer segment's principal products are personal care and hygienic products, including oral and baby care products, first aid products, nonprescription drugs, sanitary protection products and adult skin and hair care products. These products are marketed principally to the general public and distributed both to wholesalers and directly to independent and chain retail outlets.

     The pharmaceutical segment's principal worldwide franchises are in the anti-infective, anti-fungal, anti-anemia, central nervous system, contraceptive, dermatology, gastrointestinal and pain management fields. These products are distributed both directly and through wholesalers for use by health care professionals and the general public.

     The professional segment includes suture and mechanical wound closure products, minimally invasive surgical instruments, diagnostic products, cardiology products, disposable contact lenses, surgical instruments, orthopaedic joint replacements and products for wound management and infection prevention and other medical equipment and devices. These products are used principally in the professional fields by physicians, nurses, therapists, hospitals, diagnostic laboratories and clinics. Distribution to these markets is done both directly and through surgical supply and other dealers.

     Johnson & Johnson was organized in the State of New Jersey in 1887. The address of its principal executive offices is One Johnson & Johnson Plaza, New Brunswick, New Jersey, and the telephone number at that address is (732) 524-0400.

                                   THE MERGER

BACKGROUND TO THE MERGER

     Beginning in the fall of 1999, Heartport's management and board of directors began discussing the possibility of finding a strategic business partner for the purposes of:

     - leveraging Heartport's products through a larger, more established sales organization

     - gaining greater market share in the beating heart surgical market utilizing an established sales organization

     - gaining greater protection of intellectual property rights and

     - gaining greater access to capital to fund operational growth and key product development initiatives.

     On November 19, 1999, the Heartport board of directors discussed the need to engage an independent financial advisor to assist Heartport in finding a strategic business partner. On December 9, 1999, Heartport engaged Morgan Stanley & Co. Incorporated to:

     - assist Heartport in identifying and evaluating candidates for a potential sale or merger

     - contact potential candidates which Heartport and Morgan Stanley believed to be appropriate for a sale or merger and

     - meet with and interact with potential candidates in the context of assisting Heartport in evaluating and negotiating a potential sale or merger.

     Subsequent to December 9, 1999, Morgan Stanley conducted an auction process for Heartport. Initially, Morgan Stanley strategically targeted two companies, including Johnson & Johnson. Both companies expressed initial interest in the proposal and formally began discussions with Heartport under confidentiality agreements that had been entered into with Heartport earlier in the fall of 1999. Senior members of Heartport's management and representatives of Morgan Stanley sent descriptive materials regarding Heartport to each of the two companies.

     On January 20, 2000, Morgan Stanley presented to the Heartport board of directors an initial overview of the two interested companies. Between January 2000 and March 2000, senior members of Heartport's management and representatives of Morgan Stanley held due diligence meetings and conference calls with Johnson & Johnson and the other company. After a lengthy due diligence process, Johnson & Johnson and the other company both withdrew from bidding for reasons related to valuation.

     During March 2000, senior management of Heartport and representatives of Morgan Stanley contacted four additional companies to ascertain their interest with respect to a potential business combination. Each of these companies showed little interest.

     Between March 2000 and January 2001, Heartport's management and Morgan Stanley conducted ongoing discussions regarding potential strategic and financing alternatives.

     On March 23, 2000, the Heartport board of directors discussed the viability of other strategic alternatives in the event that an acceptable business combination transaction could not be achieved.

     In the first week of January 2001, Heartport received an unsolicited oral offer from Johnson & Johnson to exchange shares of Johnson & Johnson common stock for shares of Heartport common stock at a specified value. Heartport evaluated this offer and eventually rejected the offer based upon valuation.

     Johnson & Johnson responded on or about January 12, 2001 by orally offering to discuss a higher valuation and requesting that Johnson & Johnson and Heartport continue discussions. Due diligence meetings and conference calls between Heartport and Johnson & Johnson resumed.

     Between January 12, 2001 and January 25, 2001, Johnson & Johnson and Heartport engaged in several conference calls and other due diligence activities. Simultaneously, Heartport, Johnson & Johnson and their respective legal counsel engaged in contract negotiations for the proposed acquisition of Heartport by Johnson & Johnson, subject to the companies coming to an agreement as to valuation.

     During the week of January 15, 2001, Morgan Stanley, on behalf of Heartport, contacted other companies to ascertain interest levels with respect to a potential business combination transaction with Heartport.

     On January 24, 2001, a company made an oral offer for each outstanding share of Heartport common stock, subject to a full due diligence review being completed by that company. This offer was rejected due to its low valuation in comparison to the expected value of the forthcoming Johnson & Johnson bid.

     On January 24, 2001, the Heartport board of directors met to discuss the proposed merger with Johnson & Johnson. Morgan Stanley presented its assessment of the transaction in view of other prospects for a merger and presented its opinion that the consideration offered by Johnson & Johnson was fair from a financial point of view. The Heartport board of directors extensively discussed the proposed merger and authorized management to continue discussions regarding the terms and conditions of the proposed merger.

     On January 25, 2001, Johnson & Johnson submitted a final offer to Heartport of $2.72 for each outstanding share of Heartport common stock, or approximately $81 million in the aggregate, to be paid in Johnson & Johnson common stock. Johnson & Johnson's offer was subject to certain conditions, including the following:

     - Heartport's directors and executive officers and their affiliates entering into a stockholder agreement with Johnson & Johnson pursuant to which such stockholders would agree to vote in favor of a merger with Johnson & Johnson

     - Heartport agreeing that neither it nor any of its officers, directors, employees or agents would solicit, initiate or encourage competing offers to purchase Heartport or a substantial portion of its business; provided, however, that legitimate unsolicited offers could be considered pursuant to the board's fiduciary responsibility to Heartport's stockholders, subject to Heartport's compliance with the specific provisions in the merger agreement relating to this matter, and

     - the stockholders entering into the stockholder agreement agreeing to the profit recoupment provisions described on page 45 below under "The Stockholder Agreement -- Profit Recoupment Provisions".

     On January 25, 2001, the Heartport board of directors met again with representatives from Morgan Stanley and Heartport's legal counsel. The Heartport board of directors entered into extensive discussion with and questioning of the representatives of Morgan Stanley and Heartport's legal counsel regarding Johnson & Johnson's offer, including the terms and conditions of the offer, the stockholder agreement and the termination fee proposed by Johnson & Johnson. In addition, the Heartport board of directors discussed the importance of minimizing the ability of Johnson & Johnson to terminate the merger agreement as a result of adverse changes to Heartport's business related to the announcement of the merger. After these discussions, the Heartport board of directors unanimously:

     - declared advisable the merger and the merger agreement and declared the contemplated transactions to be fair to, and in the best interests of, Heartport and its stockholders

     - approved the merger agreement and the stockholder agreement

     - directed that the merger agreement be submitted to a vote at a meeting of the stockholders of Heartport

     - recommended that the stockholders of Heartport adopt the merger agreement and

     - approved an amendment to Heartport's rights plan that would permit the merger with Johnson & Johnson to be completed without triggering Heartport's rights plan.

     In the early morning of January 26, 2001, the parties executed and delivered the merger agreement, the stockholder agreement and the amendment to Heartport's rights plan and issued a joint press release announcing the execution of the merger agreement.

     On February 16, 2001, the parties executed and delivered an amended an restated merger agreement dated and effective as of January 26, 2001, the date of the original merger agreement, in which certain technical and other amendments were made to the original merger agreement.

REASONS FOR THE MERGER AND RECOMMENDATION OF HEARTPORT'S BOARD OF DIRECTORS

     REASONS FOR THE MERGER. In reaching its decision to approve the merger agreement and the transactions contemplated thereby, and to recommend the adoption of the merger agreement by Heartport's stockholders, Heartport's board of directors consulted with its management team, financial advisors, legal counsel and other advisors. In making its decision, Heartport's board of directors carefully weighed the following factors, which is not intended to be an exhaustive list, but includes all material factors considered:

     - its belief that a higher sale price could not be obtained in view of:

        - the fact that no higher offer had emerged in the process run by Heartport and its advisors to solicit indications of interest in a business combination with Heartport,

        - the fact that the only other offer received was conditional and at a price significantly lower than the offer received from Johnson & Johnson,

        - the fact that the value of $2.72 for each outstanding share of Heartport common stock offered by Johnson & Johnson represented a premium of 61.2% over the closing price of Heartport one month prior to the announcement of the transaction and a premium of 31.9% over the closing price of Heartport on January 25, 2001, the last full trading day prior to the public announcement of the proposed merger and

        - its belief that, based upon a lengthy search of over a year, it was not possible to achieve a higher price from Johnson & Johnson or any other party

     - the opinion of Morgan Stanley that, as of January 25, 2001, and based upon and subject to the various considerations in its opinion, the consideration to be received by the Heartport stockholders in the merger was fair from a financial point of view to the Heartport stockholders

     - the financial position and business prospects of Johnson & Johnson, a large, well-capitalized merger partner

     - the opportunity for Heartport's stockholders to reduce their exposure to risks and dilution associated with Heartport's need to obtain additional capital resources in order to continue to grow its operations

     - the opportunity for Heartport's stockholders to reduce their exposure to the risks and costs associated with the repayment or restructuring of Heartport's existing long-term debt obligations of approximately $48.0 million, which exceeded Heartport's cash and cash equivalents of approximately $11.4 million as of December 31, 2000

     - the opportunity for Heartport's stockholders to reduce their exposure to the risks associated with Heartport's reliance on a limited product line and the difficulty of competing against larger, more diversified companies with substantially greater financial resources

     - the changing healthcare environment, with its increasing focus on cost containment, coupled with the trend of consolidation in the medical device industry

     - the ability to fund and accelerate product development and product line diversification by leveraging the resources and technological expertise of the combined company

     - the fact that, although the actual number of shares of Johnson & Johnson common stock that a Heartport stockholder will be entitled to receive in the merger will not be determined until shortly before the completion of the merger, the consideration of $2.72 per share of Heartport common stock is fixed and not subject to change based on changes in the market valuation of Johnson & Johnson common stock


     - the fact that the merger will afford Heartport's stockholders an opportunity to retain an equity interest in the combined company in a transaction designed to result in a tax-free exchange and to achieve substantially greater liquidity than could be achieved by holding shares of Heartport common stock, which are currently listed on The Nasdaq SmallCap Market and have an average daily trading volume of approximately 195,000 shares, as opposed to holding shares of Johnson & Johnson common stock, which are listed on the New York Stock Exchange and have an average daily trading volume of approximately 3.3 million shares


     - Johnson & Johnson's inability to terminate the merger agreement in the event there were materially adverse changes to Heartport's business based on:

        - changes affecting the medical devices industry generally and not specifically relating to Heartport,

        - changes affecting the United States economy generally,

        - a decrease in the price of the Heartport common stock or the failure by Heartport to meet or exceed Wall Street research analysts' or Heartport's internal earnings or other estimates or projections, in each case in and of itself,

        - any adverse change or effect resulting from compliance by Heartport with the terms of the merger agreement or

        - any adverse change or effect resulting from certain matters set forth in the disclosure letter delivered by Heartport to Johnson & Johnson in connection with the merger agreement and

     - the terms and conditions of the merger agreement and the belief of Heartport's board of directors that the parties will be able to satisfy the closing conditions.

     Heartport's board of directors also identified and considered a number of potentially negative factors in its deliberations concerning the merger, including:

     - the recognition that Johnson & Johnson common stock is currently trading near its all-time high, and the risk that such market valuation might not be sustained in the future

     - the risk that, prior to and after the merger, key personnel might leave Heartport and

     - the risk that the potential benefits of the merger might not be fully realized.

     Heartport's board of directors discussed with Heartport's management and financial and legal advisors the prospects for business combination transactions with companies other than Johnson & Johnson and whether incremental or superior benefits could be achieved through such transactions. Heartport's board of directors also discussed the risks and benefits of a stand-alone strategy. After reviewing the potentially negative factors, Heartport's board of directors concluded that such negative factors were outweighed by the positive factors and, accordingly, determined that the merger is fair to, and in the best interests of, Heartport and its stockholders.

     In view of the variety of factors considered in connection with its evaluation of the merger and the merger agreement and the stockholder agreement, Heartport's board of directors did not find it practicable to and did not quantify or otherwise assign relative weight to the specific factors considered in reaching its determination. In addition, individual members of Heartport's board of directors may have given different weight to different factors.

     RECOMMENDATION OF HEARTPORT'S BOARD OF DIRECTORS. After careful consideration, Heartport's board of directors has unanimously approved and adopted the merger agreement and determined that the merger and the other transactions contemplated by the merger agreement are advisable and in the best interests of Heartport and its stockholders. Heartport's board of directors unanimously recommends that the stockholders of Heartport vote "FOR" the adoption of the merger agreement.

OPINION OF MORGAN STANLEY & CO. INCORPORATED

     Pursuant to an engagement letter agreement dated December 9, 1999, Heartport engaged Morgan Stanley & Co. Incorporated to provide financial advisory services and a financial fairness opinion to Heartport in connection with the merger. Heartport selected Morgan Stanley to act as Heartport's financial advisor based on Morgan Stanley's qualifications, expertise and reputation, and its knowledge of the business and affairs of Heartport. On January 24, 2001, at the meeting of the Heartport board of directors held to evaluate the proposed merger, Morgan Stanley rendered its oral opinion, subsequently confirmed in writing on January 25, 2001, that, based upon and subject to the various considerations set forth in the opinion, the consideration to be received by the holders of shares of Heartport common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

     THE FULL TEXT OF THE WRITTEN OPINION OF MORGAN STANLEY DATED JANUARY 25, 2001, WHICH SETS FORTH, AMONG OTHER THINGS, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS ON THE SCOPE OF THE REVIEW UNDERTAKEN BY MORGAN STANLEY IN RENDERING ITS OPINION, IS ATTACHED AS ANNEX 3 TO THIS PROXY STATEMENT/PROSPECTUS. HEARTPORT STOCKHOLDERS ARE URGED TO, AND SHOULD, READ THE OPINION CAREFULLY AND IN ITS ENTIRETY. MORGAN STANLEY'S OPINION ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE RECEIVED BY THE HEARTPORT STOCKHOLDERS IN THE MERGER AS OF THE DATE OF THE OPINION, DOES NOT ADDRESS ANY OTHER ASPECT OF THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HEARTPORT STOCKHOLDER AS TO HOW TO VOTE AT THE HEARTPORT SPECIAL MEETING. THE SUMMARY OF THE OPINION OF MORGAN STANLEY SET FORTH IN THIS PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In connection with rendering its opinion, Morgan Stanley, among other things:

     - reviewed certain publicly available financial statements and other information of Heartport and Johnson & Johnson

     - reviewed certain internal financial statements and other financial and operating data concerning Heartport prepared by the management of Heartport

     - analyzed certain financial projections prepared by the management of Heartport

     - discussed past and current operations and financial condition and the prospects of Heartport and Johnson & Johnson, including information relating to certain strategic, financial and operational benefits anticipated from the merger, with senior executives of Heartport

     - reviewed the reported prices and trading activity for Heartport common stock and Johnson & Johnson common stock

     - compared the financial performance of Heartport and Johnson & Johnson and the prices and trading activity of Heartport common stock and Johnson & Johnson common stock with that of certain other comparable publicly traded companies and their securities

     - reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions

     - participated in discussions and negotiations among representatives of Heartport and Johnson & Johnson and their financial and legal advisors

     - reviewed the draft merger agreement and certain related documents and

     - performed such other analyses and considered such other factors as Morgan Stanley deemed appropriate.

     In rendering its opinion, Morgan Stanley assumed and relied upon, without independent verification, the accuracy and completeness of the information reviewed by it for the purposes of its opinion. Morgan Stanley did not receive financial forecasts or internal financial information for Johnson & Johnson and instead relied on the publicly available estimates of selected analysts who report on Johnson & Johnson. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the merger, Morgan Stanley assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of Heartport and Johnson & Johnson. Morgan Stanley relied upon the assessments of the management of Heartport of the strategic, financial and other benefits expected to result from the merger and the validity of, and risks associated with, Heartport's existing and future products, technologies or services. In addition, Morgan Stanley assumed that the merger will be consummated in accordance with the terms set forth in the merger agreement, including, among other things, that the merger will be treated as a tax-free reorganization under the Internal Revenue Code of 1986.

     Morgan Stanley did not make any independent valuation or appraisal of the assets or liabilities of Heartport, nor was it furnished with any such appraisals. Morgan Stanley's opinion is necessarily based on financial, economic, market or other conditions as in effect on, and the information made available to it as of, January 25, 2001.

     The following is a brief summary of the material analyses performed by Morgan Stanley in connection with its oral opinion and the preparation of its written opinion letter dated January 25, 2001. These summaries of financial analyses include information presented in tabular format. In order to fully understand the financial analyses used by Morgan Stanley, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses.

     PEER GROUP COMPARISON. Using publicly available information, Morgan Stanley compared selected historical and estimated stock price and financial ratios for a group of selected publicly traded companies in the medical device industry that share similar characteristics with Heartport for the purposes of this analysis. The companies comparable to Heartport included:

    - Boston Scientific Corporation
    - Edwards Lifesciences Corporation
    - Guidant Corporation
    - Medtronic, Inc. and
    - St. Jude Medical, Inc.

     Morgan Stanley calculated the price of each of the comparable companies' common stock as a multiple of estimated calendar year 2001 earnings per share, or "EPS". Morgan Stanley also calculated the aggregate value, defined as market capitalization plus total debt less cash and cash equivalents, as a multiple of:

     - last twelve months' revenues as reported in publicly available filings of the companies

     - estimated calendar year 2001 revenue

     - estimated calendar year 2001 EBITDA, defined as earnings before interest, taxes, depreciation and amortization, and

     - estimated calendar year 2001 EBIT, defined as earnings before interest and taxes.

     The following table sets forth the results of this analysis:

                                                                      AGGREGATE VALUE TO    AGGREGATE VALUE TO
                          PRICE TO ESTIMATED    AGGREGATE VALUE TO    ESTIMATED CALENDAR    ESTIMATED CALENDAR    AGGREGATE VALUE TO
                            CALENDAR YEAR          LAST TWELVE            YEAR 2001             YEAR 2001         ESTIMATED CALENDAR
                               2001 EPS          MONTHS' REVENUE           REVENUE                EBITDA            YEAR 2001 EBIT
                          ------------------    ------------------    ------------------    ------------------    ------------------
Low.....................         20.0x                 3.5x                  3.0x                  11.0x                 16.0x
High....................          25.0                  5.0                   4.0                   14.0                  20.0
IMPLIED AGGREGATE VALUE
  (DOLLARS IN MILLIONS):
Low.....................        $   91                $  71                 $  82                 $   89                $   86
High....................           105                  101                   110                    113                   108

Morgan Stanley noted that as of January 23, 2001, the implied aggregate value of Heartport (using Heartport's estimate of its end of year 2000 indebtedness) was approximately $79 million.

     No company utilized in the peer group comparison analysis is identical to Heartport. In evaluating the peer group companies, Morgan Stanley made judgments and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Heartport, such as the impact of competition on the business of Heartport or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Heartport or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using peer group data.

     ANALYSIS OF SELECTED PRECEDENT TRANSACTIONS. Using publicly available information, Morgan Stanley reviewed sixteen transactions that involved acquisition of companies in the medical device industry and, in some cases, in the cardiothoracic surgical device segment of that industry. These transactions are:

ACQUIRING COMPANY                       ACQUIRED COMPANY
-----------------                       ----------------
Johnson & Johnson                       Innovasive Devices, Inc.
Guidant Corp.                           CardioThoracic Systems, Inc.
Medtronic, Inc.                         Xomed Surgical Products, Inc.
Synthes USA                             Stratec Holding AG
Kimberly-Clark Corp.                    Ballard Medical Products
Arterial Vascular Engineering, Inc.     CR Bard, Inc. -- Coronary Catheter
Boston Scientific Corp.                 Schneider Worldwide (Pfizer)
Tyco International Ltd.                 US Surgical, Inc.
Conmed Corp.                            Linvatec Corp.
Urohealth, Inc.                         Imagyn Medical, Inc.
Baxter International, Inc.              Research Medical, Inc.
St. Jude Medical, Inc.                  Daig Corp.
Boston Scientific Corp.                 Symbiosis Corp. (AHP)
Johnson & Johnson                       Cordis Corp.
Boston Scientific Corp.                 EP Technologies, Inc.
Boston Scientific Corp.                 Heart Technology, Inc.

     For each of these transactions, Morgan Stanley calculated the aggregate value of the transaction as a multiple of the acquired company's last twelve months' revenue. Morgan Stanley noted that for at least one of the transactions, the acquisition of CardioThoracic Systems, Inc. by Guidant Corp., the performance of the acquired company was uncharacteristic during the last twelve months preceding the announcement of the acquisition and, therefore, excluded the multiples of that transaction's aggregate value to last twelve months' revenue from the results of the analysis. The results of this analysis were as follows:

                                          AGGREGATE VALUE TO LAST TWELVE    AGGREGATE VALUE REFERENCE RANGE
                                                 MONTHS' REVENUE                 (DOLLARS IN MILLIONS)
                                          ------------------------------    -------------------------------
Low.....................................               4.5x                              $ 91
Median..................................                5.1                               103
High....................................                6.5                               131

     Morgan Stanley noted that the multiple of aggregate value to last twelve months' revenue for Heartport, based on an aggregate enterprise value of Heartport in the merger of approximately $115.6 million (including assumed indebtedness and without giving effect to certain adjustments) is approximately 5.7x, which was within its range as shown above.

     No transaction utilized as a comparison in the precedent transactions analysis is identical to the merger. In evaluating the transactions listed above, Morgan Stanley made judgements and assumptions with regard to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Heartport, such as the impact of competition on Heartport or the industry generally, industry growth and the absence of any adverse material change in the financial condition and prospects of Heartport or the industry or in the financial markets in general. Mathematical analysis, such as determining the average or median, is not in itself a meaningful method of using comparable transaction data.

     DISCOUNTED CASH FLOW ANALYSIS. Morgan Stanley performed a discounted cash flow analysis of the present aggregate value of Heartport using projections provided to Morgan Stanley by the management of Heartport, with certain adjustments associated with potential synergies from the merger.


     Nominal discount rates ranging from 12.0% to 14.0% were applied to Heartport's projected unlevered free cash flows for the years 2001 through 2005 and terminal value in 2005 based on a perpetual growth rate of 4.0% for the unlevered free cash flow of Heartport. Based on these assumptions, the stand-alone present aggregate value of Heartport ranged from $73 million to $91 million, depending on the discount rate applied. Morgan Stanley noted that the aggregate enterprise value of Heartport in the merger is approximately $115.6 million (including assumed indebtedness and without giving effect to certain adjustments).



     Morgan Stanley also prepared, under the guidance of Heartport management, a discounted cash flow analysis scenario that examined the present value of Heartport using financial projections made by Heartport's management that considered potential revenue increases and cost savings realizable as a result of the merger. Under this scenario, nominal discount rates ranging from 12.0% to 14.0% were applied to Heartport's projected unlevered free cash flows for the years 2001 through 2005 and terminal value in 2005 based on a perpetual growth rate of 4.0% for the unlevered free cash flow of Heartport. Based on these assumptions, the potential present aggregate value of Heartport controlled by a major surgical products company ranged from $114 million to $144 million, depending on the discount rate applied. Morgan Stanley noted that the aggregate enterprise value of Heartport in the merger is approximately $115.6 million (including assumed indebtedness and without giving effect to certain adjustments).


     Morgan Stanley performed a variety of financial and comparative analyses for purposes of its opinion given in connection with the review of the merger by the Heartport board of directors. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. In arriving at its opinion, Morgan Stanley considered the results of all of its analyses as a whole and did not attribute any particular weight to any individual analysis or factor considered by it. Furthermore, Morgan Stanley believes that selecting any portion of its analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, Morgan Stanley may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Morgan Stanley's view of the actual value of Heartport.

     In performing its analyses, Morgan Stanley made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Heartport. Any estimates contained in Morgan Stanley's analyses are not necessarily indicative of future results or actual values, which may be significantly more or less favorable than those suggested by such estimates. The analyses performed were prepared solely as part of Morgan Stanley's analyses of the fairness of the consideration to be received by the holders of shares of Heartport common stock pursuant to the merger agreement and were conducted in connection with the delivery of the Morgan

Stanley opinion to the board of directors of Heartport. The analyses do not purport to be appraisals or to reflect the prices at which Heartport common stock might actually trade. The merger consideration pursuant to the merger agreement and other terms of the merger agreement were determined through arm's-length negotiations between Heartport and Johnson & Johnson and were approved by the Heartport board of directors. Morgan Stanley provided advice to Heartport during such negotiations; however, Morgan Stanley did not recommend any specific consideration to Heartport or that any specific consideration constituted the only appropriate consideration for the merger. In addition, as described above, Morgan Stanley's opinion and presentation to the Heartport board of directors was one of many factors taken into consideration by the Heartport board of directors in making its determination to approve the merger agreement. Consequently, the Morgan Stanley analyses described above should not be viewed as determinative of the opinion of the Heartport board of directors with respect to the value of Heartport or whether the Heartport board of directors would have been willing to agree to a different consideration.

     The Heartport board of directors retained Morgan Stanley based on Morgan Stanley's qualifications, experience and expertise. Morgan Stanley is an internationally recognized investment banking and advisory firm. Morgan Stanley, as part of its investment banking and financial advisory business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. In the ordinary course of Morgan Stanley's trading and brokerage activities, Morgan Stanley or its affiliates may at any time hold long or short positions, trade or otherwise effect transactions, for its own account or for the account of customers, in the equity or debt securities or senior loans of Heartport or Johnson & Johnson.

     Pursuant to an engagement letter dated December 9, 1999, Morgan Stanley provided financial advisory services and a financial fairness opinion in connection with the merger, and Heartport agreed to pay Morgan Stanley a $3.0 million fee in the event that the merger is completed. Heartport has also agreed to reimburse Morgan Stanley for its expenses incurred in performing its services. In addition, Heartport has agreed to indemnify Morgan Stanley and its affiliates, their respective directors, officers, agents and employees and each person, if any, controlling Morgan Stanley or any of its affiliates against certain liabilities and expenses, including certain liabilities under the Federal securities laws, related to or arising out of Morgan Stanley's engagement and any related transactions. In the past, Morgan Stanley has provided financial advisory and financial services for Heartport and has received fees for the rendering of those services.

INTERESTS OF HEARTPORT DIRECTORS AND EXECUTIVE OFFICERS IN THE MERGER

     In considering the recommendation of the Heartport board of directors that stockholders of Heartport vote in favor of adoption of the merger agreement, stockholders should be aware that certain directors and executive officers of Heartport have interests in the merger that are different from, or in addition to, the interests of other stockholders of Heartport generally. These interests, to the extent material, are described below. The Heartport board of directors was aware of, and considered, the interests of the directors and executive officers in approving the merger agreement and the merger.

     INDEMNIFICATION AND INSURANCE. The merger agreement provides that all rights of indemnification for acts and omissions occurring before the completion of the merger existing in favor of the current and former directors or officers of Heartport as provided in its certificate of incorporation, by-laws and existing indemnification agreements will be assumed by the surviving corporation in the merger and will continue in full force and effect in accordance with their terms. The merger agreement also provides that for six years after the completion of the merger, Johnson & Johnson will maintain Heartport's current directors' and officers' liability insurance in respect of acts or omissions occurring at or prior to the effective time of the merger covering those persons who were, as of the date of the merger agreement, covered by that policy, on terms no less favorable than those in effect on the date of the merger agreement (provided that, in satisfying this obligation, Johnson & Johnson is not obligated to pay aggregate premiums in excess of 200% of the amount Heartport paid in its last full fiscal year).

     CHANGE IN CONTROL SEVERANCE PLAN. Heartport has adopted a Change in Control Severance Plan under which eligible employees are entitled to income continuation and certain health benefits if within 24 months following a change in control of Heartport (1) the employee's employment is terminated by Heartport or any successor without cause or (2) the employee terminates his or her employment following (a) a change in his or her position with Heartport that materially reduces his or her job responsibility, (b) a reduction in his or her salary and target bonus level or (c) a change in his or her place of employment to a location that is more than 25 miles from his or her prior place of employment, in each case if the change or reduction is effected without the employee's written consent. The eligible participants who are executive officers of Heartport include Casey Tansey, Christopher Hubbard, Steven Johnson and Lawrence Siegel. The Change in Control Severance Plan provides a severance benefit for director-level employees equal to 12 months of base salary and 100% of the employee's target bonus for the fiscal year in which the employee is terminated, as well as continuation of health benefits. The Change in Control Severance Plan provides a severance benefit for officers (vice president or more senior) equal to 24 months of base salary and 200% of the officer's target bonus for the fiscal year in which the officer is terminated, as well as continuation of health benefits. Payments under the Change in Control Severance Plan will be reduced if necessary to provide employees with the greatest after-tax benefit, after taking into account any excise tax imposed under Section 4999 of the Internal Revenue Code. The completion of the merger will constitute a change in control of Heartport under the Change in Control Severance Plan. The cash severance benefits (exclusive of health benefits) for which the named officers are eligible under the Change in Control Severance Plan is set forth in the table below.

     INCENTIVE LETTER AGREEMENTS. Heartport has entered into incentive letter agreements with each of Casey Tansey, Christopher Hubbard, Steven Johnson and Lawrence Siegel that provide for the payment of cash bonuses immediately prior to the closing of the merger. The bonuses payable under the respective incentive letter agreements are set forth in the table below.

     STOCK OPTIONS. All outstanding unvested stock options, including options held by all Heartport employees, officers, board members and consultants, will accelerate and become fully vested upon completion of the merger. On December 29, 2000, options were granted to each of Casey Tansey, Christopher Hubbard, Steven Johnson and Lawrence Siegel at an exercise price of $1.563 per share, which was equal to the closing price of Heartport common stock on the date of grant. The options held by the named officers that will vest as a result of the merger are set forth in the table below (assuming relinquishment of all options required to receive the incentive letter agreement cash bonus payment).

     The following table sets forth the benefits that may become payable to the named officers under each of these programs either upon the completion of the merger or upon the termination of employment in certain circumstances, as described above:

                                  CHANGE IN CONTROL   INCENTIVE LETTER
                                   SEVERANCE PLAN        AGREEMENT                  UNVESTED OPTIONS THAT WILL VEST
NAME                                CASH PAYMENTS         PAYMENTS                       UPON CHANGE IN CONTROL
----                              -----------------   ----------------   ------------------------------------------------------
Casey Tansey....................      $790,000           $1,082,375      None
Christopher Hubbard.............      $566,000           $  216,475      23,000 shares at $1.563 per share granted on 12/29/00
                                                                         25,000 shares at $3.75 per share granted on 4/14/00
                                                                         50,000 shares at $3.4375 per share granted on 11/23/99
                                                                         14,062 shares at $1.875 per share granted on 7/29/99
                                                                         15,000 shares at $4.375 per share granted on 12/29/98
                                                                         9,124 shares at $5.25 per share granted on 6/23/98
Steven Johnson..................      $556,000           $  216,475      23,000 shares at $1.563 per share granted on 12/29/00
                                                                         31,250 shares at $2.6875 per share granted on 7/5/00
                                                                         12,500 shares at $3.75 per share granted on 4/14/00
                                                                         13,125 shares at $1.875 per share granted on 7/29/99
Lawrence Siegel.................      $616,000           $  216,475      23,000 shares at $1.563 per share granted on 12/29/00
                                                                         25,000 shares at $3.75 per share granted on 4/14/00
                                                                         50,000 shares at $3.4375 per share granted on 11/23/99
                                                                         18,750 shares at $1.875 per share granted on 7/29/99
                                                                         52,379 shares at $5.25 per share granted on 6/23/98


                                    TOTAL
NAME                              PAYMENTS*
----                              ---------
Casey Tansey....................  $1,872,375
Christopher Hubbard.............  $820,968
Steven Johnson..................  $811,192
Lawrence Siegel.................  $874,930

---------------
* Represents the total amount payable in cash assuming termination of employment at the effective time of the merger.

     For a description of the treatment in the merger of options to acquire Heartport common stock, other equity-based compensation and employee benefits that are also applicable to directors and executive officers of Heartport, see "-- Heartport Employee Benefits Matters" and "-- Effect on Awards Outstanding Under Heartport Stock Plans".

ACCOUNTING TREATMENT

     Johnson & Johnson intends to treat the merger as a purchase for accounting and financial reporting purposes, which means that Heartport will be treated as a separate entity for periods prior to the completion of the merger and, thereafter, Heartport's financial results will be consolidated with Johnson & Johnson's financial results.

FORM OF THE MERGER

     Subject to the terms and conditions of the merger agreement and in accordance with Delaware law, at the effective time of the merger, HP Merger Sub, Inc., a wholly owned subsidiary of Johnson & Johnson and a party to the merger agreement, will merge with and into Heartport. Heartport will survive the merger as a wholly owned Delaware subsidiary of Johnson & Johnson.

MERGER CONSIDERATION

     In the merger, holders of Heartport common stock will receive a fraction of a share of Johnson & Johnson common stock based on an exchange ratio for each share of Heartport common stock that they own. The exchange ratio will be calculated by dividing $2.72 by the average per share closing price of Johnson & Johnson common stock as reported on the New York Stock Exchange Composite Transactions Tape during a period of 20 trading days ending on the second trading day immediately preceding the date on which the merger is completed.

     The market value of the Johnson & Johnson common stock on the date on which the merger is completed may be different than the average closing price of Johnson & Johnson common stock used in determining the exchange ratio. As a result, the market value of the shares of Johnson & Johnson common stock you receive in the merger may be more or less than the value attributed to your shares of Heartport common stock in calculating the exchange ratio.

     Heartport stockholders will receive cash for any fractional shares of Johnson & Johnson common stock they would otherwise receive in the merger. The amount each Heartport stockholder will receive will be calculated by multiplying the fractional share interest to which that stockholder is entitled by the closing price of Johnson & Johnson common stock on the closing date of the merger as reported on the New York Stock Exchange Composite Transactions Tape.

OWNERSHIP OF JOHNSON & JOHNSON FOLLOWING THE MERGER


     Based on the number of outstanding shares of Heartport common stock on the record date and the closing price of Johnson & Johnson common stock on March 12, 2001, we anticipate that Heartport stockholders will receive approximately 754,461 shares of Johnson & Johnson common stock in the merger. Based on that number and on the number of outstanding shares of Johnson & Johnson common stock on March 12, 2001, Heartport stockholders will own approximately 0.05% of the outstanding shares of Johnson & Johnson common stock following the merger.


CONVERSION OF SHARES; PROCEDURES FOR EXCHANGE OF CERTIFICATES; FRACTIONAL SHARES

     The conversion of Heartport common stock into the right to receive Johnson & Johnson common stock will occur automatically at the effective time of the merger. As soon as reasonably practicable after the completion of the merger, EquiServe Trust Company, the exchange agent, will send a letter of transmittal to each former Heartport stockholder. The transmittal letter will contain instructions for obtaining shares of Johnson & Johnson common stock and cash for any fractional shares of Johnson & Johnson common stock in exchange for shares of Heartport common stock.

     HEARTPORT STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

     After the effective time of the merger, each certificate that previously represented shares of Heartport common stock will no longer be outstanding, will be automatically canceled, will cease to exist and will represent only the right to receive the Johnson & Johnson common stock into which such shares were converted in the merger and the right to receive cash for any fractional shares of Johnson & Johnson common stock as described below.

     Until holders of certificates previously representing Heartport common stock have surrendered those certificates to the exchange agent for exchange, those holders will not receive dividends or distributions on the Johnson & Johnson common stock into which such shares have been converted with a record date after the effective time of the merger and will not receive cash for any fractional shares of Johnson & Johnson common stock. When holders surrender such certificates, they will receive any dividends with a record date after the effective time of the merger and a payment date on or prior to the date of surrender and any cash for fractional shares of Johnson & Johnson common stock, in each case without interest.

     In the event of a transfer of ownership of Heartport common stock that is not registered in the transfer records of Heartport, a certificate representing the proper number of shares of Johnson & Johnson common stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if:

     - such certificate is properly endorsed or otherwise is in proper form for transfer and

     - the person requesting such exchange pays any transfer or other taxes resulting from the issuance of shares of Johnson & Johnson common stock to a person other than the registered holder of such certificate.

     All shares of Johnson & Johnson common stock issued in exchange for shares of Heartport common stock, including any cash paid instead of any fractional shares of Johnson & Johnson common stock, will be issued in full satisfaction of all rights relating to such shares of Heartport common stock.

     No fractional shares of Johnson & Johnson common stock will be issued to any Heartport stockholder upon surrender of certificates previously representing Heartport common stock. Each Heartport stockholder who would otherwise have been entitled to receive a fraction of a share of Johnson & Johnson common stock will receive cash in an amount equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price for a share of Johnson & Johnson common stock on the closing date of the merger as reported on the New York Stock Exchange Composite Transactions Tape.

EFFECTIVE TIME OF THE MERGER

     The merger will become effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware or such later time as is agreed upon by Johnson & Johnson and Heartport and specified in the certificate of merger. The filing of the certificate of merger will occur as soon as practicable after satisfaction or waiver of the conditions to the completion of the merger described in the merger agreement.

STOCK EXCHANGE LISTING OF JOHNSON & JOHNSON COMMON STOCK

     It is a condition to the completion of the merger that the Johnson & Johnson common stock issuable to Heartport stockholders in the merger be approved for listing on the New York Stock Exchange, subject to official notice of issuance.

DELISTING AND DEREGISTRATION OF HEARTPORT COMMON STOCK

     If the merger is completed, Heartport common stock will be delisted from The Nasdaq SmallCap Market and will be deregistered under the Securities Exchange Act of 1934.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

     The following general discussion summarizes the anticipated material United States Federal income tax consequences of the merger to holders of Heartport common stock. This discussion addresses only such stockholders who hold their Heartport common stock as a capital asset, and does not address all of the United States Federal income tax consequences that may be relevant to particular stockholders in light of their individual circumstances or to stockholders who are subject to special rules, such as holders who are subject to alternative minimum tax provisions of the Internal Revenue Code, financial institutions, tax-exempt organizations, insurance companies, mutual funds, dealers in securities or foreign currencies, foreign holders, persons who hold such shares as a hedge against currency risk, or as part of a constructive sale or conversion transaction, holders whose shares are qualified small business stock for purposes of Sections 1202 and 1045 of the Internal Revenue Code or holders who acquired their shares upon the exercise of employee stock options or otherwise as compensation. The following discussion is not binding on the Internal Revenue Service. It is based upon the Internal Revenue Code, laws, regulations, rulings and decisions in effect as of the date of this proxy statement/prospectus, all of which are subject to change, possibly with retroactive effect. Tax consequences under state, local and foreign laws are not addressed, nor are the tax consequences of transactions effectuated prior or subsequent to, or concurrently with, the merger (whether or not any such transactions are undertaken in connection with the merger), including without limitation any transaction in which shares of Heartport common stock are acquired or shares of Johnson & Johnson common stock are disposed of.

     The parties are not requesting a ruling from the Internal Revenue Service as to the United States Federal income tax consequences of the merger, and no opinions of counsel will be provided regarding the qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code (a "reorganization").

     HOLDERS OF HEARTPORT COMMON STOCK ARE STRONGLY URGED TO CONSULT THEIR TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS TO THEIR PARTICULAR CIRCUMSTANCES.

     The merger is intended to qualify as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code. However, as explained more fully below under "-- -- Effect of Appraisal/ Dissenters' Rights on Reorganization Qualification; Effect of Failure to Qualify as a Reorganization", the merger will not qualify as a reorganization if the amount of cash that is required to be paid by Heartport or Johnson & Johnson in order to satisfy those stockholders who have exercised appraisal/dissenters' rights exceeds certain threshold levels.

     EFFECT OF QUALIFICATION AS A REORGANIZATION; EXCHANGE OF HEARTPORT COMMON STOCK FOR JOHNSON & JOHNSON COMMON STOCK. As noted above, the merger is intended to qualify as a reorganization, and both Heartport and Johnson & Johnson have agreed to use commercially reasonable efforts to cause the merger to so qualify. If the merger qualifies as a reorganization, the following tax consequences will apply to holders of Heartport common stock who exchange their shares of Heartport common stock for shares of Johnson & Johnson common stock in the merger:

     - Each such stockholder will not recognize gain or loss for United States Federal income tax purposes as a result of the merger, except with respect to cash, if any, that he or she receives instead of a fractional share of Johnson & Johnson common stock.

     - Each stockholder's aggregate tax basis in the Johnson & Johnson common stock received in the merger will be the same as his or her aggregate tax basis in the Heartport common stock surrendered in the merger, decreased by the amount of any tax basis allocable to any fractional share interest for which cash is received.

     - The holding period of the Johnson & Johnson common stock received in the merger by each such stockholder will include the holding period of the Heartport common stock that he or she surrendered in the merger.

     - Each such stockholder who receives cash instead of a fractional share of Johnson & Johnson common stock will recognize gain or loss equal to the difference between the amount of cash received and his or her tax basis in the Johnson & Johnson common stock that is allocable to the fractional share.

     EFFECT OF APPRAISAL/DISSENTERS' RIGHTS ON REORGANIZATION QUALIFICATION; EFFECT OF FAILURE TO QUALIFY AS A REORGANIZATION. In order for the merger to qualify as a reorganization, the following two requirements, among others, must be satisfied. First, Johnson & Johnson must acquire at least 80% of the outstanding shares of Heartport common stock solely for shares of Johnson & Johnson common stock (this requirement is referred to as the "80% stock consideration requirement"). Second, immediately after the merger, Heartport must hold "substantially all" the assets it held immediately prior to the merger (this requirement is referred to as the "substantially all requirement"). There is no controlling bright-line standard for what constitutes "substantially all" for purposes of the substantially all requirement. Instead, the courts have tended to look, on a case by case basis, at both the amount and nature of the assets that have been transferred by an acquired company in determining whether the substantially all requirement has been satisfied. While the Internal Revenue Service requires, for purposes of issuing an advance ruling as to whether a merger qualifies as a reorganization, that immediately after the merger the acquired corporation hold at least 90% of the net assets it held immediately prior to the merger, the Internal Revenue Service expressly acknowledges that such advance ruling guidelines do not necessarily reflect substantive law.

     To the extent that holders of Heartport common stock who exercise their appraisal/dissenters' rights are paid with cash that originated from Johnson & Johnson, Johnson & Johnson will be treated for purposes of the 80% stock consideration requirement as having acquired the Heartport common stock of these holders in exchange for cash. To the extent that holders of Heartport common stock who exercise their appraisal/dissenters' rights are paid with cash that originated from Heartport, Heartport will be treated for purposes of the substantially all requirement as having held such cash immediately prior to, but not subsequent to, the merger. Both Johnson & Johnson and Heartport have agreed to use commercially reasonable efforts to cause the merger to qualify as a reorganization. Accordingly, it is expected that Johnson & Johnson and Heartport will use commercially reasonable efforts to supply the source of the funds needed to pay Heartport stockholders who exercise their appraisal/dissenters' rights, if any, in a manner that is consistent with the satisfaction of both the 80% stock consideration requirement and the substantially all requirement. However, it is important to note that there is no limit on the number of stockholders who may exercise appraisal/dissenters' rights, and, therefore, there can be no assurance that Johnson & Johnson and Heartport will be able to direct the source of funds in a manner that will satisfy both the 80% stock consideration requirement and the substantially all requirement. In this connection, it should also be noted that Heartport may have little, if any, cash available to satisfy claims of holders who exercise their appraisal/dissenters' rights, and that Johnson & Johnson may be required to supply most, if not all, of the cash needed to satisfy such claims. In such event, if holders of more than approximately 20% of the outstanding shares of Heartport common stock exercise their appraisal/dissenters' rights, the merger will not satisfy the 80% stock consideration requirement and, accordingly, will not qualify as a reorganization.

     If the merger does not qualify as a reorganization, whether by reason of failing to satisfy the substantially all requirement, the 80% stock consideration requirement, or otherwise, each holder of Heartport common stock will recognize gain or loss equal to the difference between the fair market value of the Johnson & Johnson common stock received in the merger and his or her tax basis in the Heartport common stock surrendered in exchange therefor. Such gain or loss generally will be treated as capital gain or loss. There is a chance, however, that the Internal Revenue Service may assert that any such gain is ordinary income by reason of the "collapsible corporation" provisions of the Internal Revenue Code.

     CONSEQUENCES OF EXERCISE OF APPRAISAL/DISSENTERS' RIGHTS. Holders of Heartport common stock who exercise appraisal/dissenters' rights with respect to their shares of Heartport common stock and who receive payment for their shares in cash generally will recognize gain or loss measured by the difference between the amount of cash received and such stockholder's basis in the shares surrendered, if the payment is not treated as a dividend pursuant to Section 302(b) of the Internal Revenue Code (a "dividend equivalent transaction"). Such gain or loss generally will be treated as capital gain or loss. There is a chance, however, that the Internal Revenue Service may assert that any such gain is ordinary income by reason of the "collapsible corporation" provisions of the Internal Revenue Code. A sale of Heartport common stock pursuant to an exercise of appraisal/dissenters' rights will generally not be a dividend equivalent transaction if, as a result of such exercise, the Heartport stockholder exercising appraisal/ dissenters' rights owns no shares of Johnson & Johnson common stock (either actually or constructively within the meaning of Section 318 of the Internal Revenue Code) immediately after the merger. If, however, a Heartport stockholder's sale for cash of Heartport common stock pursuant to an exercise of appraisal/dissenters' rights is a dividend equivalent transaction, then such Heartport stockholder generally will recognize ordinary income for Federal income tax purposes in an amount equal to the entire amount of cash so received.

     BACKUP WITHHOLDING. Certain noncorporate holders of Heartport common stock may be subject to backup withholding at a 31% rate on amounts received in exchange for their Heartport common stock. Backup withholding will not apply, however, to a stockholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 or successor form included in the letter of transmittal that will be mailed to Heartport stockholders by the exchange agent shortly after completion of the merger, (2) provides a certification of foreign status on Form W-8BEN or successor form or (3) is otherwise exempt from backup withholding.

REGULATORY MATTERS

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and related rules, certain transactions, including the merger, may not be completed unless certain waiting period requirements have been satisfied. On February 16, 2001, Johnson & Johnson and Heartport each filed a Notification and Report Form with the Antitrust Division of the Department of Justice and the Federal Trade Commission and requested an early termination of the required waiting period. If early termination is not granted and a request for additional information by the relevant antitrust authorities is not made, the waiting period will expire at midnight on March 18, 2001. At any time before or after the effective time of the merger, the Antitrust Division, the Federal Trade Commission or others could take action under the antitrust laws, including seeking to prevent the merger, to rescind the merger or to conditionally approve the merger upon the divestiture of substantial assets of Johnson & Johnson or Heartport. There can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that it would not be successful.

     It is possible that any of the governmental entities with which filings are made may seek, as a condition for their granting approval of the merger, various regulatory concessions. There can be no assurance that:

     - Johnson & Johnson or Heartport will be able to satisfy or comply with such conditions or

     - compliance or noncompliance will not have adverse consequences for Johnson & Johnson after completion of the merger.

See "The Merger Agreement -- Conditions to the Completion of the Merger" on page 36.

APPRAISAL/DISSENTERS' RIGHTS

     BACKGROUND. If the merger is completed, Heartport stockholders who do not vote their shares of Heartport common stock in favor of the merger may, under applicable state laws regarding dissenting stockholders' appraisal rights, become entitled to be paid cash for their shares of Heartport common stock in lieu of receiving shares of Johnson & Johnson common stock in the merger. Holders of options or warrants to purchase Heartport common stock will not be entitled to appraisal rights in connection with the merger by virtue of holding such options or warrants.

     Shares of Heartport common stock that are outstanding immediately prior to the completion of the merger and have not been voted in favor of the merger will not be converted into shares of Johnson & Johnson common stock if the holder of such shares validly exercises and perfects statutory appraisal rights with respect to such shares. However, such shares will be automatically converted into shares of Johnson & Johnson common stock on the terms provided in the merger agreement if and when the holder of those shares withdraws his, her or its demand for appraisal or otherwise becomes legally ineligible to exercise appraisal rights.

     Delaware law with respect to appraisal rights will be applicable to Heartport stockholders because Heartport is a Delaware corporation. In addition, under Section 2115 of the California General Corporation Law, California law in respect of dissenters' rights may be applicable to Heartport stockholders because a majority of such stockholders are located in the State of California and because Heartport has other significant contacts with the State of California. Because of the potential applicability of California law, summaries of both Delaware and California law are relating to appraisal/dissenters' rights are provided below.

     APPRAISAL RIGHTS UNDER DELAWARE LAW. When the merger is completed, stockholders of Heartport who comply with the procedures prescribed in Section 262 of the Delaware General Corporation Law will be entitled to a judicial appraisal of the fair value of their shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, and to receive from Heartport, as the surviving corporation in the merger, payment of the fair value of their shares in cash. The following is a brief summary of the statutory procedures that must be followed by a stockholder of Heartport in order to perfect appraisal rights under Delaware law.

     THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, THE FULL TEXT OF WHICH IS INCLUDED AS ANNEX 4 TO THIS PROXY STATEMENT/PROSPECTUS. BECAUSE OF THE COMPLEXITY OF THESE PROVISIONS AND THE NEED TO STRICTLY COMPLY WITH VARIOUS TECHNICAL REQUIREMENTS, HEARTPORT STOCKHOLDERS CONSIDERING DISSENTING AND EXERCISING THEIR APPRAISAL RIGHTS SHOULD CONSULT THEIR OWN LEGAL COUNSEL.

     In order to exercise appraisal rights under Delaware law, a stockholder must be the stockholder of record of the shares of Heartport common stock as to which appraisal rights are to be exercised on the date that the written demand for appraisal, described below, is made, and the stockholder must continuously hold such shares through the date on which the merger is completed.

     Only Heartport stockholders who do not vote in favor of adoption of the merger agreement or consent thereto in writing may exercise appraisal rights under Delaware law. A vote by a Heartport stockholder against adoption of the merger agreement is not required in order for that stockholder to exercise appraisal rights. However, a Heartport stockholder who returns a signed proxy but does not specify a vote against adoption of the merger agreement or include a direction to abstain will be deemed to have waived that stockholder's appraisal rights because such proxy, if not revoked, will be voted in favor of adoption of the merger agreement. While it will not impact a stockholder's ability to exercise appraisal rights under Delaware law, failure to submit a signed proxy or vote in person at the special meeting will have the same effect as a vote against adoption of the merger agreement.

     To exercise appraisal rights, a Heartport stockholder must deliver, before the taking of the vote on the adoption of the merger agreement at the special meeting of Heartport stockholders, a written demand for appraisal to Heartport that reasonably informs Heartport of the identity of the stockholder of record and that such stockholder of record intends to demand appraisal of such stockholder's shares. This written demand must be separate from any proxy or vote abstaining from or voting against adoption of the merger agreement. Voting against adoption of the merger agreement, abstaining from voting or failing to vote with respect to adoption of the merger agreement will not constitute a demand for appraisal under Delaware law. A stockholder's failure to make the written demand prior to the taking of the vote on the adoption of the merger agreement at the special meeting of Heartport stockholders will constitute a waiver of appraisal rights.

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

     A record owner, such as a broker, who holds Heartport common stock as a nominee for beneficial owners of the shares may exercise appraisal rights for shares held for one or more beneficial owners and not exercise appraisal rights for the shares held for other beneficial owners. In that case, the written demand must state the number of shares of Heartport common stock for which appraisal rights are being demanded. Where the number of shares of Heartport common stock is not expressly stated, the demand will be presumed to cover all shares of Heartport common stock outstanding in the name of that record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the delivery of written demand prior to the taking of the vote on the adoption of the merger agreement.

     A Heartport stockholder who elects to exercise appraisal rights must mail or deliver the written demand for appraisal to:

     Heartport, Inc.
     700 Bay Road
     Redwood City, California 94063
     Attention: Stockholder Relations

     Dissenting stockholders may also deliver their demands for appraisal to Heartport in person at the special meeting of Heartport stockholders before the taking of the vote on the proposal to adopt the merger agreement.

     Within 10 days after the effective date of the merger, Heartport, as the surviving corporation in the merger, must provide notice of the effective date of the merger to all stockholders of record who have timely delivered written demands for appraisal and not voted for or consented to the adoption of the merger agreement.

     Within 120 days after the effective date of the merger, any stockholder who has complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from Heartport a statement setting forth the aggregate number of shares not voted in favor of adoption of the merger agreement and with respect to which demands for appraisal were received by Heartport, and the number of holders of such shares. Such statement must be mailed within 10 days after the written request therefor has been received by Heartport or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

     Within 120 days after the effective date of the merger, Heartport, or any stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights under Section 262, may file a petition in the Delaware Court of Chancery demanding a determination of the value of the shares held by all stockholders entitled to appraisal rights. If no such petition is filed, appraisal rights will be lost for all stockholders who previously had demanded appraisal of their shares.

     If a petition in the Court of Chancery is timely filed, at the hearing on such petition the court will determine the stockholders of Heartport entitled to appraisal rights. Thereafter, the court will appraise the value of the shares of Heartport common stock owned by such stockholders and determine the fair value of such shares exclusive of any element of value arising from the accomplishment or expectation of the merger. The court will direct payment by Heartport of the fair value of such shares together with a fair rate of interest, if any, on such fair value to stockholders entitled thereto upon surrender to Heartport of Heartport stock certificates. The costs of the proceeding may be determined by the court and imposed upon the parties as the court deems equitable in the circumstances. Upon application of a stockholder, the court may, in its discretion, order that all or a portion of the expenses incurred by any stockholder in connection with an appraisal proceeding, including reasonable attorneys' fees and fees and expenses of experts, be charged pro rata against the value of all the shares entitled to appraisal.

     If no petition for an appraisal is filed within 120 days after the effective date of the merger or if a holder of shares delivers to Heartport a written withdrawal of such holder's demand for an appraisal and an acceptance of the merger, either within 60 days after the effective date of the merger or with the written approval of Heartport at a later date, then the right of such stockholder to an appraisal will cease.

No appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the court, which approval may be conditioned on such terms as the court deems just.

     DISSENTERS' RIGHTS UNDER CALIFORNIA LAW. When the merger is completed, stockholders of Heartport who comply with the procedures prescribed in Chapter 13 of the California General Corporation Law may be entitled to a judicial appraisal of the fair market value of their shares, which, for purposes of the exercise of dissenters' rights under California law, is determined as of the day before the first announcement of the terms of the merger, excluding any appreciation or depreciation relating to the merger, but adjusted for any stock split, reverse stock split or stock dividend that becomes effective thereafter, and to require Heartport to purchase the stockholder's shares for cash at such fair market value. The following is a brief summary of the statutory procedures that must be followed by a stockholder of Heartport in order to dissent from the merger and perfect dissenters' rights under Chapter 13 of the California General Corporation Law.

     THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE STATEMENT OF THE PROVISIONS OF, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW, THE FULL TEXT OF WHICH IS INCLUDED AS ANNEX 5 TO THIS PROXY STATEMENT/PROSPECTUS. BECAUSE OF THE COMPLEXITY OF THESE PROVISIONS AND THE NEED TO STRICTLY COMPLY WITH VARIOUS TECHNICAL REQUIREMENTS, HEARTPORT STOCKHOLDERS CONSIDERING EXERCISING THEIR DISSENTERS' RIGHTS SHOULD CONSULT THEIR OWN LEGAL COUNSEL.

     In order to exercise dissenters' rights under California law, a Heartport stockholder must be entitled to vote on the proposal to adopt the merger agreement or be a transferee of record of shares held by such a stockholder. Under Chapter 13, dissenters' rights can only be exercised with respect to shares of Heartport common stock that are outstanding on the record date for the determination of Heartport stockholders entitled to vote at the special meeting.

     Only Heartport stockholders who do not vote in favor of adoption of the merger agreement may exercise dissenters' rights under California law. If the merger agreement is adopted by Heartport stockholders, then within 10 days after the date of the adoption of the merger agreement by Heartport stockholders, Heartport must mail to each Heartport stockholder who did not vote in favor of the adoption of the merger agreement a notice of the adoption of the merger agreement, together with a copy of Sections 1300, 1301, 1302, 1303 and 1304 of the California General Corporation Law, a statement of the price determined by Heartport to represent the fair market value of dissenting shares and a brief description of the procedure to be followed if the stockholder desires to exercise dissenters' rights under California law. The statement of the fair market value of the Heartport common stock in the notice of the adoption of the merger agreement will constitute an offer by Heartport to purchase at that price any shares of Heartport common stock for which dissenters' rights are perfected.

     A stockholder of Heartport wishing to require Heartport, as the surviving corporation in the merger, to purchase his, her or its shares of Heartport common stock pursuant to Chapter 13 must make written demand upon Heartport to have Heartport purchase those shares for cash at their fair market value. The demand must be made by a person who was a stockholder of record on the record date for the special meeting of Heartport stockholders, must state the number and class of dissenting shares held of record by such stockholder and must contain a statement of what the stockholder claims to be the fair market value of the shares as of the last day before the merger was first announced. The statement of fair market value by the stockholder will constitute an offer by the stockholder to sell his, her or its shares to Heartport at the specified price. The written demand must be received by Heartport within 30 days after the date on which the notice of the adoption of the merger agreement by Heartport stockholders is mailed to the stockholder. If the stockholder's demand is not received by Heartport within this 30-day period, then the stockholder will forfeit his, her or its appraisal rights.

     The dissenting stockholder must also submit to Heartport, within 30 days after the date on which the notice of adoption of the merger agreement by Heartport stockholders is mailed to the stockholder, at Heartport's principal office or the office of its transfer agent, the certificates representing any shares of Heartport common stock with respect to which a demand for purchase is being made, to be stamped or endorsed with a statement that the shares are dissenting shares.

     Written demands, notices or other communications concerning the exercise of dissenters' rights should be addressed to:

     Heartport, Inc.
     700 Bay Road
     Redwood City, California 94063
     Attention: Stockholder Relations

     Under California law, a dissenting stockholder may not withdraw his, her or its demand for payment in cash of the fair market value of the stockholder's dissenting shares unless Heartport consents.

     If the stockholder and Heartport agree that the shares of Heartport common stock as to which the stockholder is seeking to exercise dissenters' rights qualify as dissenting shares under Chapter 13, and also agree upon the price to be paid to purchase the shares, then the dissenting stockholder is entitled to the agreed price with interest thereon at the legal rate on judgments under California law from the date of the agreement between Heartport and the stockholder. Any agreements fixing the fair market value of any dissenting shares as between Heartport and any dissenting stockholder must be filed with the Secretary of Heartport. Unless provided otherwise by agreement, the agreed price is required by law to be paid to the dissenting stockholder within the later of 30 days after the date of such agreement or 30 days after any statutory or contractual conditions to the completion of the merger are satisfied or waived.

     However, if Heartport denies that the stockholder's shares qualify as dissenting shares under Chapter 13, or if Heartport and the stockholder fail to agree upon the fair market value of the shares, then the stockholder may, within six months after the date on which Heartport mailed to the stockholder the notice of the adoption of the merger agreement by Heartport stockholders, but not thereafter, file a complaint in the California Superior Court requesting the court to determine whether the stockholder's shares qualify as dissenting shares under Chapter 13, the fair market value of such shares, or both, or may intervene in any action pending on such a complaint.

     If the court is requested to determine the fair market value of the shares, it will appoint one or more impartial appraisers to determine the fair market value of the shares. However, if the appraisers cannot determine the fair market value within 10 days of their appointment or within a longer time determined by the court, then the court will determine the fair market value. If the court determines that the stockholder's shares qualify as dissenting shares under Chapter 13, then, following determination of the fair market value of these shares, Heartport will be obligated to pay the dissenting stockholder the fair market value of the shares, as so determined, together with interest thereon at the legal rate from the date on which judgment is entered. Payment on this judgment will be due upon the endorsement and delivery to Heartport of the certificates for the shares as to which the dissenters' rights are being exercised.

     The costs of the appraisal action, including reasonable compensation to the appraisers appointed by the court, will be allocated among Heartport and dissenting stockholders as the court deems equitable. However, if the appraisal of the fair market value of the shares exceeds the price offered by Heartport, then Heartport must pay such costs. If the fair market value of the shares awarded by the court exceeds 125% of the price offered by Heartport for the shares in the notice of approval of the adoption of the merger agreement by Heartport stockholders, then the court may in its discretion include attorneys' fees, fees of expert witnesses and interest in the costs payable by Heartport.

     CERTAIN DIFFERENCES BETWEEN DELAWARE AND CALIFORNIA LAW ON
APPRAISAL/DISSENTERS' RIGHTS. As noted above, there are several differences between the laws of Delaware and California with respect to stockholders' appraisal/dissenters' rights. These differences include, but are not limited to, the following:

     - Under Delaware law, in order to exercise appraisal rights, a stockholder must deliver a written demand for appraisal before the taking of the vote on the adoption of the merger agreement at the special meeting of Heartport stockholders. By comparison, under California law, a Heartport stockholder who has not voted in favor of the merger is not required to deliver a written demand for purchase until 30 days after the date on which the notice of the adoption of the merger agreement by Heartport stockholders is mailed to the stockholder.

     - Under Delaware law, Heartport or a dissenting stockholder must file a petition for an appraisal of the fair market value of the dissenting shares within 120 days after the effective date of the merger for appraisal rights to be perfected. By comparison, under California law, if the parties do not agree on the status of shares as dissenting shares or on their fair market value, the stockholder has until six months after the date on which the notice of adoption of the merger agreement by Heartport stockholders was mailed to such stockholder to file a complaint in the California Superior Court requesting a determination of the status of his, her or its shares and their fair market value.

     STOCKHOLDERS OF HEARTPORT CONSIDERING WHETHER TO SEEK APPRAISAL OF THEIR SHARES OF HEARTPORT COMMON STOCK SHOULD BEAR IN MIND THAT THE FAIR VALUE OF THEIR SHARES OF HEARTPORT COMMON STOCK DETERMINED UNDER SECTION 262 OR CHAPTER 13 COULD BE MORE THAN, THE SAME AS, OR LESS THAN THE VALUE OF THE RIGHT TO RECEIVE SHARES OF JOHNSON & JOHNSON COMMON STOCK IN THE MERGER. ALSO, HEARTPORT, AS THE SURVIVING CORPORATION IN THE MERGER, RESERVES THE RIGHT TO ASSERT IN ANY APPRAISAL PROCEEDING THAT, FOR PURPOSES THEREOF, THE FAIR VALUE OF THE HEARTPORT COMMON STOCK IS LESS THAN THE VALUE OF THE SHARES OF JOHNSON & JOHNSON COMMON STOCK TO BE ISSUED IN THE MERGER.

     THE PROCESS OF DISSENTING AND EXERCISING APPRAISAL/DISSENTERS' RIGHTS REQUIRES STRICT COMPLIANCE WITH TECHNICAL STATUTORY REQUIREMENTS. HEARTPORT STOCKHOLDERS WISHING TO DISSENT SHOULD CONSULT WITH THEIR OWN LEGAL COUNSEL IN CONNECTION WITH COMPLIANCE WITH SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW OR CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW.

     ANY STOCKHOLDER WHO FAILS TO COMPLY WITH THE REQUIREMENTS OF SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW, ATTACHED AS ANNEX 4 TO THIS PROXY STATEMENT/PROSPECTUS, OR CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW, ATTACHED AS ANNEX 5 TO THIS PROXY STATEMENT/PROSPECTUS, WILL FORFEIT HIS, HER OR ITS RIGHT TO DISSENT FROM THE MERGER AND EXERCISE APPRAISAL/DISSENTERS' RIGHTS.

HEARTPORT EMPLOYEE BENEFITS MATTERS

     Johnson & Johnson has agreed that, for at least one year following the effective time of the merger, it will provide, or cause to be provided, to employees of Heartport who continue their employment after the merger, base salary or hourly wage rates and employee benefits which are substantially comparable in the aggregate to those provided to such employees as of the date of the merger agreement. Neither Johnson & Johnson nor Heartport, as the surviving corporation in the merger, will have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements, and any plans or arrangements of Heartport providing for such will be disregarded in determining whether employee benefits provided after the effective time of the merger are substantially comparable in the aggregate to pre-merger benefits.

     Johnson & Johnson has also agreed to recognize the service of each Heartport employee who continues employment through the effective time of the merger as if such service had been performed for Johnson & Johnson for purposes of eligibility and vesting (but not benefit accrual) under Johnson & Johnson's defined benefit pension plan, for purposes of eligibility for vacation under Johnson & Johnson's vacation program and for benefit accrual under Johnson & Johnson's severance plan, in each case only to the extent Johnson & Johnson makes such plan or program available to employees of Heartport, as the surviving corporation in the merger, but not for purposes of any other benefit plan of Johnson & Johnson.

EFFECT ON AWARDS OUTSTANDING UNDER HEARTPORT STOCK PLANS

     The merger agreement provides that neither Johnson & Johnson nor the surviving corporation will assume any outstanding Heartport stock options in connection with the merger. Immediately prior to the effective time of the merger, each outstanding stock option granted under any of Heartport's stock option plans, which are referred to as stock plan options, will automatically accelerate and become fully exercisable for all of the shares of Heartport common stock at the time subject to such stock plan option as fully-vested shares of Heartport common stock. ANY OUTSTANDING STOCK PLAN OPTIONS THAT ARE NOT

EXERCISED PRIOR TO THE EFFECTIVE TIME OF THE MERGER WILL, UPON THE EFFECTIVE TIME OF THE MERGER, TERMINATE AND CEASE TO BE OUTSTANDING.

     The merger agreement also requires the Heartport board of directors, as soon as practicable after the date of the merger agreement, to take or cause to be taken such actions with respect to stock options granted outside of Heartport's stock option plans, which are referred to as non-plan stock options, as may be necessary to cause the non-plan stock options to be treated in the same manner as described above for the stock plan options.

     The merger agreement further provides that the rights of participants in Heartport's employee stock purchase plan with respect to any offering underway immediately prior to the effective time of the merger will be determined in accordance with the provisions of such plan as in effect on the date of the merger agreement. Each share of Heartport common stock purchased under such offering will be automatically converted in the merger into the right to receive a number of shares of Johnson & Johnson common stock equal to the exchange ratio as described in "-- Merger Consideration". Heartport's employee stock purchase plan will automatically terminate at the effective time of the merger.

RESALE OF JOHNSON & JOHNSON COMMON STOCK

     Johnson & Johnson common stock issued in the merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, except for shares issued to any Heartport stockholder who may be deemed to be an "affiliate" of Heartport or Johnson & Johnson for purposes of Rule 145 under the Securities Act. It is expected that each such affiliate will agree not to transfer any shares of Johnson & Johnson common stock received in the merger except in compliance with the resale provisions of Rule 144 or 145 under the Securities Act or as otherwise permitted under the Securities Act. The merger agreement requires Heartport to use its commercially reasonable efforts to cause its affiliates to enter into such agreements. This proxy statement/prospectus does not cover resales of Johnson & Johnson common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any such resale.

                              THE MERGER AGREEMENT

     This is a summary of the material provisions of the merger agreement. The merger agreement, which is attached as Annex 1 to this proxy statement/prospectus and is incorporated herein by reference, contains the complete terms of that agreement. You should read the entire merger agreement carefully.

CONDITIONS TO THE COMPLETION OF THE MERGER

     Each party's obligation to effect the merger is subject to the satisfaction or waiver of various conditions that include, in addition to other customary closing conditions, the following:

     - the merger agreement has been adopted by the affirmative vote of stockholders of Heartport representing a majority of the shares of Heartport common stock outstanding and entitled to vote at the special meeting

     - the shares of Johnson & Johnson common stock to be issued to Heartport stockholders upon completion of the merger have been approved for listing on the New York Stock Exchange, subject to official notice of issuance

     - the waiting period applicable to the merger under the Hart-Scott-Rodino Antitrust Improvements Act has expired or has been terminated

     - no restraining order, injunction or other court order or statute, law, rule, legal restraint or prohibition is in effect that prevents the completion of the merger and

     - the registration statement on Form S-4, of which this proxy statement/prospectus forms a part, has been declared effective by the Securities and Exchange Commission and is not the subject of any stop order or proceedings seeking a stop order.

     Each party's obligation to effect the merger is further subject to the satisfaction or waiver of the following additional conditions:

     - the representations and warranties of the other party set forth in the merger agreement that are qualified as to materiality are true and correct, and the representations and warranties of the other party that are not so qualified are true and correct in all material respects, in each case as of the date on which the merger is to be completed as though made on and as of that date or, if such representations and warranties expressly relate to an earlier date, then as of that date and

     - the other party to the merger agreement has performed in all material respects all obligations required to be performed by it under the merger agreement on or prior to the date on which the merger is to be completed.

     In addition, Johnson & Johnson's obligation to effect the merger is further subject to satisfaction or waiver of the following additional condition:

     - there is no pending or threatened suit, action or proceeding by any governmental entity (1) challenging the acquisition by Johnson & Johnson of any shares of Heartport common stock, seeking to restrain or prohibit the completion of the merger, or seeking to place limitations on the ownership of shares of Heartport common stock (or shares of common stock of the surviving corporation in the merger) by Johnson & Johnson or seeking to obtain from Heartport or Johnson & Johnson any damages that are material in relation to Heartport, (2) seeking to prohibit or materially limit the ownership or operation by Heartport, Johnson & Johnson or any of its subsidiaries of any material portion of any business or of any assets of Heartport, Johnson & Johnson or any of its subsidiaries, or to compel Heartport, Johnson & Johnson or any of its subsidiaries to divest or hold separate any business or any assets of Heartport, Johnson & Johnson or any of its subsidiaries, as a result of the merger, (3) seeking to prohibit Johnson & Johnson or any of its subsidiaries from effectively controlling in any material respect the business or operations of Heartport or (4) otherwise having, or being reasonably expected to have, a material adverse effect on Heartport.

The merger agreement provides that a "material adverse effect" on Heartport means any change, effect, event, occurrence or state of facts (or any development or developments which, individually or in the aggregate, could reasonably be expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities, financial condition or results of operations of Heartport, other than:

     - changes affecting the medical devices industry generally and not specifically relating to Heartport

     - changes affecting the United States economy generally

     - a decrease in the price of the Heartport common stock or the failure by Heartport to meet or exceed Wall Street research analysts' or Heartport's internal earnings or other estimates or projections, in each case in and of itself

     - any adverse change or effect resulting from compliance by Heartport with the terms of the merger agreement or

     - any adverse change or effect resulting from certain matters set forth in the disclosure letter delivered by Heartport to Johnson & Johnson in connection with the merger agreement.

     Heartport can provide no assurance that all of the conditions precedent to the merger will be satisfied or waived by the party permitted to do so. Heartport cannot at this point determine whether it would resolicit proxies in the event that it decides to waive any of the items listed above. This decision would depend upon the facts and circumstances leading to Heartport's decision to complete the merger and whether Heartport believes there has been a material change in the terms of the merger and its effect on Heartport and its stockholders. In making this determination, Heartport would consider, among other factors, the reasons for the waiver, the effect of the waiver on the terms of the merger, whether the requirement being waived was necessary in order to make the transaction fair to the stockholders from a financial point of view, the availability of alternative transactions and the prospects of Heartport as an independent entity. If Heartport determines that a waiver of a condition would materially change the terms of the merger, including the expected qualification of the merger as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, it will resolicit proxies.

NO SOLICITATION

     The merger agreement provides that Heartport will not, nor will it authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by it to, directly or indirectly:

     - solicit, initiate or encourage, or take any other action intended to, or which could reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, a takeover proposal, as described below or

     - participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any takeover proposal.

     The merger agreement provides that the term "takeover proposal" means:

     - any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the revenues, net income or assets of Heartport, or 15% or more of Heartport common stock

     - any tender offer or exchange offer that if completed would result in any person beneficially owning 15% or more of the Heartport common stock or

     - any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving Heartport pursuant to which any person or the stockholders of any person would own 15% or more of Heartport or any resulting parent company of Heartport, other than the transactions contemplated by the merger agreement or the stockholder agreement entered into with Johnson & Johnson.

     The merger agreement provides further that, notwithstanding the restrictions described above, if, at any time prior to the time the Heartport stockholders have adopted the merger agreement with Johnson & Johnson:

     - Heartport receives a bona fide written takeover proposal that the Heartport board of directors determines in good faith, after consultation with outside counsel and a financial advisor of nationally recognized reputation, constitutes or is reasonably likely to lead to a superior proposal, as described below,

     - which takeover proposal was unsolicited and made after the date of the merger agreement and did not otherwise result from a breach by Heartport of the no solicitation provisions described above,

Heartport may, if the Heartport board of directors determines in good faith, after consultation with outside counsel, that it is required to do so in order to comply with its fiduciary duties to the Heartport stockholders under applicable law, subject to providing prior notice to Johnson & Johnson:

     - furnish under a customary confidentiality agreement information about Heartport to any person making such takeover proposal and

     - participate in discussions or negotiations regarding such takeover proposal.

     The merger agreement provides that the term "superior proposal" means any bona fide offer made by a third party that if completed would result in such person, or its stockholders, owning, directly or indirectly, 75% or more of the then outstanding shares of Heartport common stock, or of the surviving entity in a merger or its direct or indirect parent, or 75% or more of the assets of Heartport, which the Heartport board of directors determines in good faith, after consultation with a financial advisor of nationally recognized reputation, to be:

     - more favorable to Heartport's stockholders from a financial point of view than the merger, taking into account all the terms and conditions of such proposal and the merger agreement with Johnson & Johnson, including any changes to the financial terms of the merger proposed by Johnson & Johnson in response to such proposal or otherwise and

     - reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

     The merger agreement provides further that neither the Heartport board of directors nor any committee of the Heartport board of directors may:

     - withdraw, or modify in a manner adverse to Johnson & Johnson, or propose to withdraw, or modify in a manner adverse to Johnson & Johnson, the approval, recommendation, or declaration of advisability by the Heartport board of directors or such committee of the Heartport board of directors of the merger agreement with Johnson & Johnson or the merger

     - recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any takeover proposal or

     - approve or recommend, or propose to approve or recommend, or permit Heartport to execute or enter into any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement related to or that is reasonably likely to lead to any takeover proposal.

     Notwithstanding the foregoing, at any time prior to the time the Heartport stockholders have adopted the merger agreement with Johnson & Johnson, in response to a superior proposal that was unsolicited and made after the date of the merger agreement and that did not result from a breach by Heartport of the no solicitation provisions described above, the Heartport board of directors may withdraw its recommendation of the merger agreement and the merger and recommend the approval of a superior proposal if the Heartport board of directors determines in good faith, after consultation with outside counsel, that it is required to do so in order to comply with its fiduciary duties to the Heartport stockholders under applicable law. No such withdrawal of the Heartport board of directors' recommendation of the merger agreement and the merger or recommendation of a superior proposal may be made until after the fifth business day following Johnson & Johnson's receipt of written notice from Heartport advising Johnson & Johnson the Heartport intends to take such action and specifying the terms and conditions of such superior proposal. In determining whether to take such action, the Heartport board of directors must take into account any changes to the financial terms of the merger proposed by Johnson & Johnson in response to its receipt of such notice from Heartport or otherwise.

     If the Heartport board of directors, or any committee of the Heartport board of directors, withdraws its recommendation of the merger agreement or the merger or recommends a superior proposal, Johnson & Johnson is entitled to terminate the merger agreement. If Johnson & Johnson terminates the merger agreement in this circumstance, Heartport must pay Johnson & Johnson a fee in the amount of $5.75 million. See "-- Termination of the Merger Agreement" and "-- Fees and Expenses -- Termination Fee".

     In addition to the no solicitation provisions described above, the merger agreement provides that Heartport must promptly advise Johnson & Johnson orally and in writing of any takeover proposal or any inquiry that could reasonably be expected to lead to a takeover proposal, the material terms and conditions of any such takeover proposal or inquiry and the identity of the person making any such takeover proposal or inquiry. Heartport must keep Johnson & Johnson fully informed of the status and material details, including any changes, of any such takeover proposal or inquiry and must provide promptly to Johnson & Johnson copies of all correspondence and other written material sent or provided by any person to Heartport that describes any of the terms or conditions of any takeover proposal.

     Nothing in the merger agreement prohibits the Heartport board of directors from taking and disclosing to the Heartport stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Securities Exchange Act or from making any required disclosure to Heartport stockholders if, in the good faith judgment of the Heartport board of directors, after consultation with outside counsel, failure to make such disclosure would constitute a violation of applicable law, except that in no event may Heartport or its board of directors or any committee thereof withdraw its recommendation of the merger agreement or the merger or recommend a superior proposal in a manner prohibited by the no solicitation provisions described above.

TERMINATION OF THE MERGER AGREEMENT

     The merger agreement may be terminated at any time prior to the effective time of the merger, even if the merger agreement has been adopted by the Heartport stockholders:

     - by mutual written consent of Johnson & Johnson and Heartport

     - by either Johnson & Johnson or Heartport, if the merger has not been completed by July 26, 2001, which is referred to as the outside date, except that this right to terminate the merger agreement will not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the merger to be completed on or before that date

     - by either Johnson & Johnson or Heartport, if there exists a restraining order, injunction or other court order or statute, law, rule, legal restraint or prohibition, in each case, that has become final and cannot be appealed and which prevents the completion of the merger

     - by either Johnson & Johnson or Heartport, if the Heartport stockholders do not adopt the merger agreement at the special meeting

     - by either Johnson & Johnson or Heartport, if the other party has breached any of its representations and warranties contained in the merger agreement, which breach would give rise to the failure of a condition to the merger and has not been or cannot be cured by the date that is 30 calendar days prior to the outside date or if the other party has breached or failed to perform any of its covenants or agreements contained in the merger agreement, which breach would give rise to the failure of a condition to the merger and has not been or cannot be cured within 30 calendar days after receiving written notice from the other party of such breach or failure to perform and

     - by Johnson & Johnson, if the Heartport board of directors or any committee thereof withdraws, or modifies in a manner adverse to Johnson & Johnson, or proposes to withdraw, or modify in a manner adverse to Johnson & Johnson, its approval, recommendation or declaration of advisability of the merger agreement or the merger or recommends, adopts or approves, or proposes publicly to recommend, adopt or approve, any takeover proposal.

FEES AND EXPENSES

     GENERAL. The merger agreement provides that each party will pay its own fees and expenses in connection with the merger agreement and the transactions contemplated by the merger agreement, whether or not the merger is completed, except that Johnson & Johnson and Heartport will each pay one-half of (1) the expenses incurred in connection with filing, printing and mailing of the registration statement of which this proxy statement/prospectus forms a part and
(2) the filing fees for the premerger notification and report forms under the Hart-Scott-Rodino Antitrust Improvements Act.

     TERMINATION FEE. Heartport must pay to Johnson & Johnson a termination fee of $5.75 million in each of the two following circumstances:

     - first, if the merger agreement is terminated by Johnson & Johnson pursuant to its right described in the last bullet point under "-- Termination of the Merger Agreement" and

     - second, if:

          - Heartport or its stockholders receive a takeover proposal or a takeover proposal otherwise becomes publicly known or any person publicly announces an intention, whether or not conditional, to make a takeover proposal,

          - the merger agreement is terminated by either Johnson & Johnson or Heartport because either (1) the outside date has been reached without a vote in respect of the adoption of the merger agreement with Johnson & Johnson having been taken at the special meeting of Heartport stockholders or (2) the Heartport stockholders have not adopted the merger agreement with Johnson & Johnson at the special meeting of Heartport stockholders and

          - within 12 months after such termination, Heartport enters into a definitive agreement for, or completes, any takeover proposal.

CONDUCT OF BUSINESS PENDING THE MERGER

     Under the merger agreement, Heartport has agreed that, prior to the termination of the merger agreement or effective time of the merger, it will carry on its business in the ordinary course consistent with past practice, including in respect of research and development activities and programs, and in compliance with applicable laws and regulations and will use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with those persons having business dealings with it. In addition, Heartport has agreed that, among other things and subject to certain exceptions, it will not, without Johnson & Johnson's prior written consent:

     - declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock

     - split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock

     - purchase, redeem or otherwise acquire any shares of its capital stock or any other securities of Heartport or any rights, warrants or options to acquire any such shares or other securities, except repurchases of unvested shares at cost in connection with the termination of any employee or service provider as permitted by stock option or purchase agreements in effect on the date of the merger agreement

     - issue, deliver, sell, grant, pledge or otherwise encumber or subject to any lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units, other than the issuance, delivery and/or sale of shares of Heartport common stock pursuant to the exercise of stock options outstanding on the date of the merger agreement and the issuance of shares of Heartport common stock under Heartport's employee stock purchase plan in accordance with the terms of the merger agreement

     - amend or propose to amend its certificate of incorporation or by-laws

     - acquire (by merger, consolidation, acquisition of assets or in any other manner) any corporation, partnership or other business organization or division, business or equity interest of any corporation, partnership or other business organization or any assets that, individually, have a purchase price in excess of $75,000 or, in the aggregate, have a purchase price in excess of $150,000, except for purchases of components or supplies in the ordinary course of business consistent with past practice

     - sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except for sales of inventory and used equipment in the ordinary course of business consistent with past practice

     - incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any of its debt securities, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice not to exceed $100,000 at any time outstanding

     - make any loans, advances or capital contributions to, or investments in, any other person, other than to employees in the ordinary course of business consistent with past practice

     - make any new capital expenditure or expenditures which, individually, is in excess of $75,000 or, in the aggregate, are in excess of $150,000

     - pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation, other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements of Heartport filed with the Securities and Exchange Commission or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, cancel any indebtedness, waive or assign any claims or rights of substantial value or waive any benefits of, or agree to modify in any respect any confidentiality, standstill or similar agreements to which Heartport is a party

     - except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which Heartport is a party or waive, release or assign any material rights or claims thereunder

     - enter into any contracts, agreements, binding arrangements or understandings relating to the research, development, distribution, training, sale, license, marketing and supply of components for, or manufacturing by third parties of, Heartport products or products licensed by Heartport, other than any such contracts, agreements, arrangements or understandings that, individually, has aggregate future payment or other obligations of no greater than $75,000 and, in the aggregate, have future payment or other obligations of no greater than $150,000, all of which have a term of no greater than one year or are terminable by Heartport by notice of not more than 60 days without payment of any penalty and other than pursuant to any such contracts, agreements, arrangements or understandings in place as of the date of the merger agreement in accordance with their terms as of the date of the merger agreement

     - adopt, enter into, terminate or amend in any material respect any collective bargaining agreement or benefit plan or any other agreement, plan or policy involving Heartport and one or more of its current or former directors, officers, employees or consultants

     - increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former officer, director or employee, except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase the benefits or compensation expenses of Heartport

     - pay any benefit or amount not required under any benefit plan or agreement of Heartport as in effect on the date of the merger agreement

     - increase in any manner the severance or termination pay of any current or former director, officer or employee

     - enter into or amend any benefit agreement

     - grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or benefit plan

     - amend or modify any stock option

     - take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or benefit plan

     - except as provided in the merger agreement, take any action to accelerate the vesting or payment of any compensation or benefit under any benefit plan

     - materially change any actuarial or other assumption used to calculate funding obligations with respect to any pension plan or change the manner in which contributions to any pension plan are made or the basis on which such contributions are determined

     - enter into any new material contract, other than contracts for the sale of Heartport's products in the ordinary course of business consistent with past practice

     - form any subsidiary

     - revalue any material assets of Heartport or, except as required by generally accepted accounting principles, make any change in accounting methods, principles or practices

     - sell, transfer or license to any person or otherwise extend, amend or modify any rights relating to, the intellectual property rights of Heartport or

     - authorize any of, or commit or agree to take any of, the foregoing actions.

REPRESENTATIONS AND WARRANTIES

     The merger agreement contains customary representations and warranties relating to, among other things:

     - corporate organization and similar corporate matters of Johnson & Johnson, HP Merger Sub and Heartport

     - capital structure of Heartport

     - obligations with respect to capital stock of Heartport

     - authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the merger agreement and related matters of Johnson & Johnson, HP Merger Sub and Heartport

     - approval by the Heartport board of directors of the merger agreement and related transactions

     - documents filed by each of Johnson & Johnson and Heartport with the Securities and Exchange Commission and the accuracy of information contained in such documents

     - absence of undisclosed liabilities of Heartport

     - accuracy of information supplied by each of Johnson & Johnson and Heartport in connection with this proxy statement/prospectus and the registration statement of which it forms a part

     - absence of material changes or events concerning Heartport

     - pending or threatened material litigation of Heartport

     - certain contracts of Heartport

     - compliance with applicable laws, including environmental laws, by Heartport

     - absence of changes in benefit plans of Heartport

     - matters relating to the Employee Retirement Income Security Act for Heartport

     - absence of excess parachute payments to any officer, director or employee of Heartport or its affiliates

     - filing of tax returns and payment of taxes by Heartport

     - title to Heartport's properties and Heartport's compliance with the terms of its leases

     - intellectual property rights of Heartport

     - required stockholder vote of Heartport

     - satisfaction of the requirements of certain state takeover statutes for Heartport

     - engagement and payment of fees of brokers, investment bankers, finders and financial advisors of Heartport

     - receipt of a fairness opinion by Heartport from its financial advisor

     - amount of fees and expenses of accountants, brokers, financial advisors, legal counsel and other persons retained by Heartport in connection with the transactions contemplated by the merger agreement or the stockholder agreement

     - applicability of the rights agreement between Heartport and Fleet National Bank

     - compliance by Heartport with applicable regulatory and governmental requirements

     - organization and operations of HP Merger Sub and

     - absence of actions by Heartport, Johnson & Johnson and HP Merger Sub that would prevent the merger from qualifying as a tax-free reorganization for Federal income tax purposes.

CERTIFICATE OF INCORPORATION AND BY-LAWS OF THE SURVIVING CORPORATION

     The merger agreement provides that the certificate of incorporation of the surviving corporation will be amended to read in its entirety as set forth Exhibit A to the merger agreement and, as so amended, will be the certificate of incorporation of the surviving corporation until changed or amended. The merger agreement further provides that the by-laws of HP Merger Sub, as in effect immediately prior to the completion of the merger, will be the by-laws of the surviving corporation until changed or amended. For a summary of certain provisions of the current Heartport certificate of incorporation, by-laws and the associated rights of Heartport stockholders, see "Comparison of Rights of Common Stockholders of Johnson & Johnson and Heartport" on page 49.

AMENDMENT; EXTENSION AND WAIVER

     Subject to applicable law:

     - the merger agreement may be amended by mutual consent of the parties in writing at any time, except that after the merger agreement has been adopted by the stockholders of Heartport, no amendment may be entered into which requires further approval by Heartport stockholders or requires the approval of stockholders of Johnson & Johnson unless such approval is obtained and

     - at any time prior to the effective time of the merger, a party may, by written instrument signed on behalf of such party, extend the time for performance of any of the obligations or other acts of any other party to the merger agreement, waive inaccuracies in representations and warranties of any other party contained in the merger agreement or in any related document and waive compliance by any other party with any agreements or conditions in the merger agreement.

                           THE STOCKHOLDER AGREEMENT

     This is a summary of the material provisions of the stockholder agreement. The stockholder agreement, which is attached as Annex 2 to this proxy statement/prospectus and is incorporated herein by reference, contains the complete terms of that agreement. You should read the entire stockholder agreement carefully.

VOTING ARRANGEMENTS AND RELATED PROVISIONS


     In connection with the execution of the merger agreement, directors and executive officers of Heartport and their affiliates, who together held approximately 29.9% of the outstanding shares of Heartport common stock on the record date, each agreed to vote all shares of Heartport common stock held by such person in favor of the adoption of the merger agreement, the approval of the merger and the approval of the other transactions contemplated by the merger agreement.


     Each of the stockholders that is party to the stockholder agreement also agreed to vote all shares of Heartport common stock held by such person against:

     - any other merger agreement, merger, similar extraordinary corporate transaction or takeover proposal as described in "The Merger Agreement -- No Solicitation" and

     - any amendment of Heartport's certificate of incorporation or by-laws or other proposal or transaction that would impede, frustrate, prevent or nullify the merger, the merger agreement or the other transactions contemplated by the merger agreement or change in any manner the voting rights of the Heartport common stock.

     In connection with the stockholder agreement, each stockholder further agreed not to:

     - sell, transfer, pledge, assign or otherwise dispose of shares of Heartport common stock held by such person or enter into any contract or other arrangement with respect to the sale, transfer, pledge, assignment or other disposition of such shares of Heartport common stock

     - enter into any voting arrangement or agreement with respect to shares of Heartport common stock held by such person or deposit any such shares in a voting trust

     - solicit, initiate or encourage, including by way of furnishing information, or take any action to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, a takeover proposal as described in "The Merger
       Agreement -- No Solicitation" or

     - exercise any appraisal/dissenters' rights.

     Each of the stockholders that is a party to the stockholder agreement has irrevocably appointed Johnson & Johnson and Michael H. Ullmann, Secretary of Johnson & Johnson, and Steven M. Rosenberg, Assistant Secretary of Johnson & Johnson, in their respective capacities as officers of Johnson & Johnson, and any individual who succeeds to any such office of Johnson & Johnson, and each of them individually, and any individual designated in writing by any of them, as his or her proxy and attorney-in-fact to vote, or grant a consent with respect to, his, her or its Heartport common stock in favor of the merger and the adoption of the merger agreement and in favor of the other transactions contemplated by the merger agreement and against any of the matters that the stockholder has agreed to vote against.

PROFIT RECOUPMENT PROVISIONS

     In addition to the voting arrangements and related provisions described above, the stockholder agreement contains profit recoupment provisions pursuant to which:

     - each stockholder is required to pay to Johnson & Johnson all profit (determined in accordance with the stockholder agreement) of such stockholder, solely in his capacity as a stockholder of Heartport, from the consummation of any takeover proposal as described in "The Merger

       Agreement -- No Solicitation" that is consummated, or the definitive agreement with respect to which is entered into by Heartport, in either case within 12 months after the merger agreement is terminated under circumstances where Johnson & Johnson is or may become entitled to receive a termination fee from Heartport pursuant to the terms of the merger agreement in connection with such termination and

     - in the event that, prior to the consummation of the merger, a takeover proposal as described in "The Merger Agreement -- No Solicitation" shall have been made to Heartport or with respect to Heartport, the merger shall have been consummated and Johnson & Johnson for any reason shall have increased the amount payable to Heartport stockholders in connection with the merger above the amount contemplated by the merger agreement as in effect on January 26, 2001, which is referred to as the original merger consideration, each stockholder is required to pay Johnson & Johnson an amount equal to the product of:

          - the number of shares of Heartport common stock beneficially owned by such stockholder that are subject to the stockholder agreement and

          - 100% of the excess, if any, of (1) the per share consideration received by the stockholder as a result of the consummation of the merger, pursuant to the merger agreement as in effect on the date of such consummation, over (2) the original merger consideration.

The general effect of these provisions is that these stockholders are obligated to pay Johnson & Johnson the difference between the amount they receive in their capacity as stockholders from the consummation by Heartport of an alternative transaction (including a transaction with Johnson & Johnson that would result in the Heartport stockholders receiving an amount that is greater than the original merger consideration) and what they are entitled to receive under the terms of the merger agreement as in effect on January 26, 2001. These provisions may have the effect of discouraging a third party from proposing an alternative transaction.

     The stockholder agreement generally terminates on the earlier of the effective date of the merger or the date of termination of the merger agreement. The profit recoupment provisions of the stockholder agreement survive the termination of the merger agreement or the consummation of the merger until the end of the 12-month period referred to in the description of the profit recoupment provisions above.

               COMPARATIVE STOCK PRICES AND DIVIDEND INFORMATION

     Johnson & Johnson common stock is listed for trading on the New York Stock Exchange under the trading symbol "JNJ" and Heartport common stock is quoted on The Nasdaq SmallCap Market under the trading symbol "HPRT." The following table sets forth, for the periods indicated, dividends declared and the high and low sales prices per share of Johnson & Johnson common stock and of Heartport common stock as reported in by the Dow Jones & Company, Inc. For current price information, stockholders are urged to consult publicly available sources.


                                              JOHNSON & JOHNSON                                        HEARTPORT
                                                COMMON STOCK                                         COMMON STOCK
                                ---------------------------------------------          -----------------------------------------
                                                                    DIVIDENDS                                          DIVIDENDS
CALENDAR PERIOD                   HIGH               LOW            DECLARED            HIGH             LOW           DECLARED
---------------                 ---------          -------          ---------          -------          -----          ---------
1997
  First Quarter...............  $  62 3/4          $48 5/8            $0.19            $33 3/4          $21 1/4           --
  Second Quarter..............     66 7/8           51 1/8             0.22             27 1/4          17 1/4            --
  Third Quarter...............     65 7/8           55 1/8             0.22             25 1/4             16             --
  Fourth Quarter..............    67 5/16           52 5/8             0.22                 30          18 1/4            --
1998
  First Quarter...............     76 1/2           63 3/8             0.22             23 3/4          10 3/4            --
  Second Quarter..............     77 7/8               67             0.25             14 1/8              5             --
  Third Quarter...............     80 3/4           68 1/4             0.25            6 11/16          2 15/16           --
  Fourth Quarter..............     89 3/4           72 5/8             0.25             8 3/16          2 3/8             --
1999
  First Quarter...............         94               77             0.25              8 7/8          4 7/16            --
  Second Quarter..............        103          87 13/16            0.28              6 1/2          2 1/4             --
  Third Quarter...............    105 7/8               90             0.28            4 13/16          1 7/8             --
  Fourth Quarter..............    106 7/8           90 1/8             0.28            7 13/16          2 7/16            --
2000
  First Quarter...............   96 15/16           66 1/8             0.28             8 5/16              4             --
  Second Quarter..............    101 7/8               70             0.32                  5          2 3/4             --
  Third Quarter...............   101 7/16           90 1/4             0.32              3 7/8          2 1/16            --
  Fourth Quarter..............  105 15/16          89 3/16             0.32              3 1/2          1 1/2             --
2001
  First Quarter (through March
     12, 2001)................   104.6875           90.375             0.32              2.875           1.50             --



     The following table sets forth the high, low and last reported sales prices per share of Johnson & Johnson common stock and of Heartport common stock as reported by the Dow Jones & Company, Inc. and the market value of a share of Heartport common stock on an equivalent per share basis, in each case on January 25, 2001, the last full trading day prior to the public announcement of the proposed merger, and on March 12, 2001, the last practicable trading day before the date of this proxy statement/ prospectus. The equivalent price per share data for Heartport common stock has been determined by multiplying the last reported sale price of a share of Johnson & Johnson common stock on each of these dates by an exchange ratio determined using the average per share closing price of Johnson & Johnson common stock over a period of 20 trading days ending with the second trading day immediately preceding the calculation date.



                                 JOHNSON & JOHNSON                HEARTPORT           EQUIVALENT PRICE PER
                                    COMMON STOCK                COMMON STOCK                SHARE OF
                             --------------------------   -------------------------        HEARTPORT
                               HIGH      LOW     CLOSE     HIGH     LOW      CLOSE        COMMON STOCK
                             --------   ------   ------   ------   ------   -------   --------------------
January 25, 2001...........  $92.3125   $90.50   $91.75   $2.625   $1.875   $2.0625          $2.56
March 12, 2001.............     97.00    94.55    94.95    2.625   2.5938    2.5938           2.68

                 DESCRIPTION OF JOHNSON & JOHNSON CAPITAL STOCK

     The following summary of the capital stock of Johnson & Johnson is subject in all respects to applicable New Jersey law, the Johnson & Johnson restated certificate of incorporation, as amended, and the Johnson & Johnson by-laws. See "Comparison of Rights of Common Stockholders of Johnson & Johnson and Heartport" on page 49 and "Where You Can Find More Information" on page 61.


     The total authorized shares of capital stock of Johnson & Johnson consist of (1) 2,160,000,000 shares of common stock, $1.00 par value per share, and (2) 2,000,000 shares of preferred stock, without par value. At the close of business on March 12, 2001, approximately 1,397,861,000 shares of Johnson & Johnson common stock were issued and outstanding and no shares of Johnson & Johnson preferred stock were issued and outstanding.


     The Johnson & Johnson board of directors is authorized to provide for the issuance from time to time of Johnson & Johnson preferred stock in series and, as to each series, to fix the designation, the dividend rate and the preferences, if any, which dividends on that series will have compared to any other class or series of capital stock of Johnson & Johnson, the voting rights, if any, the voluntary and involuntary liquidation prices, the conversion or exchange privileges, if any, applicable to that series and the redemption price or prices and the other terms of redemption, if any, applicable to that series. Cumulative dividends, dividend preferences and conversion, exchange and redemption provisions, to the extent that some or all of these features may be present when shares of Johnson & Johnson preferred stock are issued, could have an adverse effect on the availability of earnings for distribution to the holders of Johnson & Johnson common stock or for other corporate purposes.

                  COMPARISON OF RIGHTS OF COMMON STOCKHOLDERS
                       OF JOHNSON & JOHNSON AND HEARTPORT

     Johnson & Johnson is a New Jersey corporation subject to the provisions of the New Jersey Business Corporation Act, which we refer to as New Jersey law. Heartport is a Delaware corporation subject to the provisions of the Delaware General Corporation Law, which we refer to as Delaware law, and to certain provisions of the California General Corporation Law, which we refer to as California law. Heartport stockholders, whose rights are currently governed by the Heartport restated certificate of incorporation, the Heartport amended and restated by-laws, Delaware law and, to a limited extent, California law, will, upon completion of the merger, become stockholders of Johnson & Johnson and their rights will be governed by the Johnson & Johnson restated certificate of incorporation, as amended, the Johnson & Johnson by-laws and New Jersey law.

     The following description summarizes the material differences that may affect the rights of stockholders of Johnson & Johnson and Heartport but does not purport to be a complete statement of all those differences, or a complete description of the specific provisions referred to in this summary. The identification of specific differences is not intended to indicate that other equally or more significant differences do not exist. Stockholders should read carefully the relevant provisions of New Jersey law, Delaware law, California law, the Johnson & Johnson restated certificate of incorporation, the Johnson & Johnson by-laws, the Heartport restated certificate of incorporation and the Heartport amended and restated by-laws.

CAPITALIZATION

     JOHNSON & JOHNSON

     Johnson & Johnson's authorized capital stock is described under "Description of Johnson & Johnson Capital Stock" on page 48.

     HEARTPORT


     The total authorized shares of capital stock of Heartport consist of (1) 100,000,000 shares of common stock, $0.001 par value per share, and (2) 20,000,000 shares of preferred stock, $0.001 par value per share. On the close of business on March 12, 2001, 26,379,754 shares of Heartport common stock were issued and outstanding and no shares of Heartport preferred stock were issued and outstanding.


     Heartport has the authority to issue preferred stock from time to time in one or more series. Heartport's board of directors may determine the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof.

NUMBER, ELECTION, VACANCY AND REMOVAL OF DIRECTORS

     JOHNSON & JOHNSON

     The Johnson & Johnson restated certificate of incorporation, as amended, and the Johnson & Johnson by-laws provide that the total number of Johnson & Johnson directors will be not less than nine nor more than 18, as determined by the Johnson & Johnson board of directors from time to time. Johnson & Johnson currently has 15 directors. All directors are elected at each annual meeting of stockholders to serve until the next annual meeting. The Johnson & Johnson by-laws do not provide for cumulative voting in the election of directors. The Johnson & Johnson by-laws provide that vacancies on the Johnson & Johnson board of directors will be filled by appointment made by a majority vote of the remaining directors. The Johnson & Johnson restated certificate of incorporation, as amended, and the Johnson & Johnson by-laws provide that directors may be removed, with cause, by a majority vote of the stockholders.

     HEARTPORT

     Under Delaware law, the board of directors of Heartport must consist of one or more members. The Heartport restated certificate of incorporation provides that the exact number of directors will be determined from time to time by the majority of existing directors. Currently, Heartport's board of directors has five members. No decrease in the number of Heartport directors can shorten the term of any incumbent director. The Heartport restated certificate of incorporation and by-laws provide for a staggered board of directors consisting of three classes of directors. Heartport directors in each class have a term that continues until the third annual meeting of stockholders following their election. Vacancies on the Heartport board of directors are filled by a majority vote of the directors then in office, though less than a quorum, and not by stockholders. However, if after the filling of any vacancy by the directors, the directors then in office who have been elected by the stockholders constitute less than a majority of the directors then in office, under California law, any stockholder who owns at least 5% of the total number of outstanding shares of Heartport common stock may call a special meeting of stockholders or petition the California Superior Court to call such a meeting for the purpose of electing the entire board of directors. Under California law, any or all directors may be removed without cause by the affirmative vote of stockholders representing a majority of the then-outstanding shares of Heartport capital stock entitled to vote in the election of directors; however, no director may be removed if the votes cast against removal would be sufficient to elect such director under cumulative voting rules.

AMENDMENTS TO CHARTER DOCUMENTS

     JOHNSON & JOHNSON

     Under New Jersey law, a proposed amendment to a corporation's certificate of incorporation requires approval by its board of directors and an affirmative vote of a majority of the votes cast by the holders of shares entitled to vote on the amendment, unless a specific provision of New Jersey law or the corporation's certificate of incorporation provides otherwise. The Johnson & Johnson restated certificate of incorporation, as amended, provides that if any class or series of shares is entitled to vote thereon as a class, the affirmative vote of a majority of the votes cast in each class is required. The Johnson & Johnson restated certificate of incorporation, as amended, also provides that the affirmative vote of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of voting stock, voting together as a single class, and the affirmative vote of a majority of the combined votes entitled to be cast by "disinterested stockholders" voting together as a single class is required to amend, repeal or adopt provisions inconsistent with Article Eight of the Johnson & Johnson restated certificate of incorporation, as amended, which relates to business combinations with interested parties, unless the amendment, repeal or adoption is unanimously recommended by the Johnson & Johnson board of directors if none of its directors are affiliates or associates of any interested stockholder.

     HEARTPORT

     Under Delaware law, an amendment to the certificate of incorporation of a corporation requires the approval of the board of directors and the approval of the holders of a majority of the outstanding stock entitled to vote upon the proposed amendment. The holders of the outstanding shares of a class are entitled to vote as a separate class on a proposed amendment that would:

     - increase or decrease the aggregate number of authorized shares of the class

     - increase or decrease the par value of the shares of the class or

     - alter or change the powers, preferences or special rights of the shares of the class, so as to affect them adversely.

     If any proposed amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but would not so affect the entire class, then only the shares of the series so affected by the amendment will be considered a separate class.

     Under Heartport's restated certificate of incorporation, Heartport reserves the right to amend or repeal any provision contained in its certificate of incorporation in the manner prescribed by Delaware law and all rights and powers conferred upon stockholders are subject to this reservation. The Heartport restated certificate of incorporation further provides that the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, is required to amend any of provisions listed in Article Ninth of the Heartport restated certificate of incorporation, which include Article Ninth itself, the provisions that eliminate the ability of the Heartport stockholders to act by written consent instead of at a stockholders meeting contained in Article Fifth, Article Sixth, which contains provisions relating to the election and removal of directors and the classification of the Heartport board of directors into three separate classes of directors, Article Seventh, which contains provisions relating to the adoption, amendment and repeal of by-laws, and Article Eighth, which contains provisions that limit the liability of directors for breaches of their fiduciary duties as directors.

AMENDMENTS TO BY-LAWS

     JOHNSON & JOHNSON

     Pursuant to New Jersey law, the Johnson & Johnson restated certificate of incorporation, as amended, and the Johnson & Johnson by-laws, the Johnson & Johnson by-laws generally may be amended or repealed in whole or in part by the stockholders at a regular or special meeting of the stockholders or by the Johnson & Johnson board of directors at a regular or special meeting of the board of directors, if notice of the proposed amendment is contained in the notice of such meeting, except that a by-law adopted or amended by the Johnson & Johnson board of directors may be superseded by stockholder action and that stockholder action may preempt any further action by the Johnson & Johnson board of directors with respect to that by-law provision.

     HEARTPORT

     Under Delaware law, unless a corporation's certificate of incorporation provides otherwise, the stockholders entitled to vote have the power to adopt, amend or repeal the corporation's by-laws. The Heartport restated certificate of incorporation and by-laws provide that the affirmative vote of the holders of at least 75% of the voting power of all of the then-outstanding shares of capital stock entitled to vote in the election of directors, voting together as a single class, is required to adopt, amend or repeal any provision of the by-laws. The Heartport restated certificate of incorporation provides that a majority of the total number of authorized directors may adopt, amend or repeal the by-laws.

ACTION BY WRITTEN CONSENT

     JOHNSON & JOHNSON

     Under New Jersey law, any action required or permitted to be taken at a meeting of stockholders may be taken without a meeting, without prior notice and without a vote, upon the written consent of stockholders who would have been entitled to cast the minimum number of votes which would be necessary to authorize the action at a meeting at which all stockholders entitled to vote thereon were present and voting; provided, however, that in case of an annual meeting of stockholders for the election of directors, any consent in writing must be unanimous.

     HEARTPORT

     Under Heartport's restated certificate of incorporation, any action required or permitted to be taken by stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing of such stockholders.

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

NOTICE OF STOCKHOLDER ACTIONS

     JOHNSON & JOHNSON

     New Jersey law and the Johnson & Johnson by-laws provide that written notice of the time, place and purpose or purposes of every meeting of stockholders must be given not less than 10 nor more than 60 days before the date of the meeting, either personally or by mail, telegram or telex, to each stockholder of record entitled to vote at the meeting. The Johnson & Johnson by-laws further provide that the only matters that may be considered and acted upon at an annual meeting of stockholders are those matters brought before the meeting:

     - through the notice of meeting

     - by Johnson & Johnson's board of directors or

     - by a record stockholder entitled to vote at the meeting.

Generally, the Johnson & Johnson by-laws require a stockholder who intends to bring matters before an annual meeting to provide advance notice of such intended action not less than 120 days prior to the date of the proxy statement relating to the prior year's annual meeting. The notice must contain a brief description of the business desired to be brought before the meeting and must identify any personal or other material interest of the stockholder in such proposed business. The person presiding at the meeting will have the discretion to determine whether any item of business was brought before such meeting in compliance with the above procedures.

     HEARTPORT

     The Heartport by-laws provide that a written notice of the place, date and hour, and in the case of a special meeting, the purpose, of the meeting must be given to each stockholder entitled to vote at the meeting not less than 10 days nor more than 60 days prior to the meeting, except in the case of a stockholder meeting where stockholders will vote on a merger of Heartport, in which case Delaware law requires that notice be provided to each stockholder not less than 20 days prior to the meeting. Pursuant to the Heartport by-laws, the only matters that may be considered and acted upon at an annual meeting of the stockholders are those matters brought before the meeting:

     - through the notice of meeting

     - by Heartport's board of directors or

     - by any record stockholder entitled to vote at the meeting.

     Generally, the Heartport by-laws require a stockholder who intends to nominate directors or propose new business at any annual meeting to provide advance notice of such intended action not less than 120 days nor more than 150 days prior to the first anniversary of the date on which Heartport first mailed its proxy materials for the preceding year's annual meeting. The notice must contain a brief description of the matter to be considered and must state the number of shares of Heartport common stock held by, and the identity of, the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is being made. The person presiding at the meeting will have the discretion to determine whether a matter was brought before a meeting in compliance with the above procedures.

SPECIAL STOCKHOLDER MEETINGS

     JOHNSON & JOHNSON

     Under the Johnson & Johnson by-laws, a special meeting of the stockholders may be called at any time by the chairman of the board of directors, a vice-chairman of the board of directors, the chairman of the executive committee, a vice-chairman of the executive committee, the president or by a majority of the board of directors, and may be held on the business day and place stated in the notice of the meeting.

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

     In addition, New Jersey law provides that holders of not less than 10% of all shares entitled to vote at a meeting may apply to the New Jersey Superior Court to request that a special meeting of the stockholders be called for good cause shown. At such a meeting, the stockholders present in person or by proxy will constitute a quorum for the transaction of business described in such order.

     HEARTPORT

     Under Delaware law, a special meeting of stockholders may be called by the board of directors or by other persons authorized by the certificate of incorporation or the by-laws. The Heartport by-laws provide that special meetings of the stockholders may only be called by the Heartport board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Written notice of a special meeting stating the time, place and purpose for which the meeting is called must be given to each stockholder entitled to vote at the meeting at least 10 but not more than 60 days prior to the meeting, except in the case of a stockholder meeting where stockholders will vote on a merger of Heartport, in which case Delaware law requires that notice be provided to each stockholder not less than 20 days prior to the meeting.

STOCKHOLDER INSPECTION RIGHTS; STOCKHOLDER LISTS

     JOHNSON & JOHNSON

     Under New Jersey law, a stockholder who has been a stockholder for at least six months or who holds, or is authorized in writing by holders of, at least 5% of the outstanding shares of any class or series of stock of a corporation has the right, for any proper purpose and upon at least five days' written notice, to inspect in person or by agent or attorney the minutes of the proceedings of the corporation's stockholders and its record of stockholders. Irrespective of the period such stockholder has held his, her or its stock or the amount of stock such stockholder holds, a court may, upon proof of proper purpose, compel production for examination by the stockholder of the books and records of account, minutes and record of stockholders. Under the Johnson & Johnson by-laws, a complete list of stockholders entitled to vote at the meeting must be produced at the time and place of the meeting and be subject to the inspection of any stockholder for reasonable periods during the meeting.

     HEARTPORT

     Under Delaware law and the Heartport by-laws, any stockholder, in person or by attorney or other agent, may, upon written demand given under oath and stating the purpose thereof, inspect for any proper purpose Heartport's stock ledger, a list of its stockholders and its other books and records. A proper purpose is a purpose reasonably related to such person's interest as a stockholder. A complete list of stockholders entitled to vote at any meeting of stockholders must be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of at least 10 days prior to such meeting. The list must also be kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

LIMITATION OF PERSONAL LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

     JOHNSON & JOHNSON

     Under New Jersey law, a corporation may indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been a director or officer, other than a proceeding by or in the right of the corporation, if:

     - the director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and

     - with respect to any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful.

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

     The Johnson & Johnson restated certificate of incorporation, as amended, provides that, to the full extent permitted under New Jersey law, no director or officer of Johnson & Johnson will be personally liable to Johnson & Johnson or its stockholders for damages for breach of any duty owed to Johnson & Johnson or its stockholders.

     The Johnson & Johnson by-laws provide that to the full extent permitted under New Jersey law, Johnson & Johnson will indemnify any person who was or is involved in any manner in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative, or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of Johnson & Johnson or, while serving as a director or officer of Johnson & Johnson, is or was at the request of Johnson & Johnson also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred in connection with such proceeding.

     Johnson & Johnson enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf.

     HEARTPORT

     Delaware law provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, except no provision in the certificate of incorporation may eliminate or limit the liability of a director:

     - for any breach of a director's duty of loyalty to the corporation or its stockholders

     - for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

     - statutory liability for unlawful payment of dividends or unlawful stock purchase or redemption or

     - for any transaction from which the director derived an improper personal benefit.

     The Heartport restated certificate of incorporation provides that, to the fullest extent permitted by law, directors will have no personal liability for monetary damages for breach of a fiduciary duty in their capacity as directors of Heartport.

     Under Delaware and California laws, a corporation may indemnify any person who was or is a party or is threatened to be made a party to any proceeding, other than an action by or on behalf of the corporation, because the person is or was a director or officer, against liability incurred in connection with the proceeding if:

     - the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation and

     - the director or officer, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Under Delaware and California laws, a corporation may not indemnify a director or officer in connection with any proceeding in which the director or officer has been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the proceeding was brought determines that, despite the adjudication of liability but in view of all the circumstances of the case, the director or officer is fairly and reasonably entitled to indemnity for those expenses which the Court of Chancery or the other court, as the case may be, deems proper.

     Under Delaware and California laws, a corporation may advance expenses before the final disposition of a proceeding if the director or officer undertakes to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification. Under Delaware law, such expenses incurred by

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

former directors or officers may be paid upon the terms and conditions, if any, as the corporation deems appropriate.

     The Heartport by-laws provide that Heartport will indemnify any and all of its directors and officers to the fullest extent allowed by Delaware law. The Heartport by-laws provide that expenses (including attorney's fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by Heartport in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that he or she was not entitled to be indemnified by Heartport.

DIVIDENDS

     JOHNSON & JOHNSON

     The Johnson & Johnson restated certificate of incorporation, as amended, provides that the Johnson & Johnson board of directors may from time to time declare dividends on its outstanding shares in accordance with New Jersey law.

     HEARTPORT

     Delaware law provides that a corporation may pay dividends out of its surplus or, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year. Delaware law also provides that dividends may not be paid out of the net profits if, after the payment of the dividend, the corporation's capital would be less than the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares) unless either the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or, immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 125% of its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets, as defined, would be at least equal to its current liabilities (or 125% of its current liabilities if the average pre-tax and pre-interest earnings for the preceding two fiscal years were less than the average interest expenses for such year). Such tests are applied to California corporations on a consolidated basis. Under California law, there are certain exceptions to the foregoing rules for repurchases of shares in connection with certain rescission actions or pursuant to certain employee stock plans. In addition, any stockholder who receives a prohibited distribution, knowing that such distribution was prohibited under California law, may be held liable by the corporation's creditors for the amount of the distribution received. The Heartport by-laws provide that board of directors may declare dividends in accordance with law.

CONVERSION

     JOHNSON & JOHNSON

     Holders of Johnson & Johnson common stock have no rights to convert their shares into any other securities.

     HEARTPORT

     Holders of Heartport common stock have no rights to convert their shares into any other securities.

RIGHTS PLAN

     JOHNSON & JOHNSON

     Johnson & Johnson does not have a rights plan. New Jersey law, however, endorses share rights or options issued by New Jersey corporations that, among other things, include conditions precluding holders

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

of a specified percentage of outstanding shares of a corporation from exercising such share rights or options or which invalidate the share rights or options beneficially owned by such holders and their transferees.

     HEARTPORT

     In 1996, Heartport's board of directors adopted the Heartport rights agreement and issued, as a dividend, one preferred stock purchase right for each outstanding share of Heartport common stock. One Heartport purchase right has also been issued with respect to each share of Heartport common stock issued since the date of that dividend.

     Each Heartport purchase right entitles the holder to buy one unit (or 1/1,000 of a share) of Heartport's Series A Junior Preferred Stock at a price of $46 per unit, subject to adjustment, or, under certain circumstances described below, shares of Heartport common stock or common stock of a third party. The Heartport purchase rights will be exercisable after the earlier of:

     - 10 days after a public announcement that a person or group of affiliated or associated persons has acquired, obtained the right to acquire, or otherwise obtained beneficial ownership of 20% or more of the outstanding shares of Heartport common stock or

     - 10 business days (or such later date as may be determined by the Heartport board of directors prior to any person or group obtaining beneficial ownership of 20% or more of the outstanding shares of Heartport common stock) after the commencement of, or the first public announcement of the intention to commence, a tender or exchange offer which would result in a person or group beneficially owning 15% or more of the outstanding shares of Heartport common stock.

     If a person or group beneficially owns 20% or more of the outstanding shares of Heartport common stock, each holder of a Heartport purchase right may receive, in lieu of shares of Series A Junior Preferred Stock, upon exercise of each purchase right then held, shares of Heartport common stock with a market value equal to two times the exercise price of a Heartport purchase right, except that purchase rights owned by such acquiring person or group will be void. If, following the date that a person or group becomes the beneficial owner of 20% or more of the outstanding shares of Heartport common stock, Heartport is acquired in a merger or other business combination, each Heartport purchase right will be exercisable, in lieu of shares of Series A Junior Preferred Stock, for the number of the acquiring company's shares of common stock having a market value equal to two times the exercise price of the Heartport purchase right.

     Heartport may redeem the purchase rights at a price of $0.001 per purchase right at any time prior to such time as any person or group becomes a beneficial owner of 20% or more of the outstanding shares of Heartport common stock. Furthermore, at any time prior to such time as any person or group becomes a beneficial owner of 20% or more of the outstanding shares of Heartport common stock, Heartport may amend or supplement any provision of the rights agreement without the approval of any holders of purchase rights.

     Heartport and Fleet National Bank, the rights agent under Heartport's rights plan, entered into an amendment dated as of January 26, 2001 to the rights agreement governing Heartport's rights plan, to render the rights plan inapplicable to the execution and delivery of the merger agreement or the stockholder agreement or the consummation of the transactions contemplated thereby.

VOTING RIGHTS; REQUIRED VOTE FOR AUTHORIZATION OF CERTAIN ACTIONS

     JOHNSON & JOHNSON

     Each holder of Johnson & Johnson common stock is entitled to one vote for each share held of record and may not cumulate votes for the election of directors.

     Merger or Consolidation. Under New Jersey law, the consummation of a merger or consolidation of a New Jersey corporation organized prior to January 1, 1969, such as Johnson & Johnson, requires the approval of such corporation's board of directors and the affirmative vote of two-thirds of the votes cast by

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

the holders of shares of the corporation entitled to vote thereon; however, no such approval and vote are required if such corporation is the surviving corporation and

     - such corporation's certificate of incorporation is not amended

     - the stockholders of the surviving corporation whose shares were outstanding immediately before the effective date of the merger will hold the same number of shares, with identical designations, preferences, limitations, and rights, immediately after and

     - the number of voting shares and participation shares outstanding after the merger will not exceed by 40% the total number of voting or participating shares of the surviving corporation before the merger.

Similarly, a sale of all or substantially all of such corporation's assets other than in the ordinary course of business, or a voluntary dissolution of such corporation, requires the approval of such corporation's board of directors and the affirmative vote of two-thirds of the votes cast by the holders of shares of such corporation entitled to vote thereon.

     Business Combinations. Under New Jersey law, no New Jersey corporation may engage in any "business combination" with any interested stockholder (generally, a 10% or greater stockholder) for a period of five years following such interested stockholder's stock acquisition, unless such business combination is approved by the board of directors of such corporation prior to the stock acquisition.

     Under New Jersey law, "business combination" includes:

     - any merger or consolidation of a resident domestic corporation or one of its subsidiaries:

        - with an interested stockholder or

        - with any corporation which is, or would be after such merger or consolidation, an affiliate or associate of an interested stockholder

     - any transfer or other disposition to or with an interested stockholder or any affiliate or associate of an interested stockholder of at least 10% of (1) the assets, (2) the outstanding shares or (3) the earning power or income, on a consolidated basis, of such resident domestic corporation and

     - other specified self-dealing transactions between such resident domestic corporation and an interested stockholder or any affiliate or associate thereof.

     In addition, no resident domestic corporation may engage, at any time, in any business combination with any interested stockholder of such corporation other than:

     - a business combination approved by the board of directors of such corporation prior to the stock acquisition

     - a business combination approved by the affirmative vote of the holders of two-thirds of the voting stock not beneficially owned by such interested stockholder at a meeting called for such purpose or

     - a business combination in which the interested stockholder meets certain fair price criteria.

     In addition to the requirement under New Jersey law regarding business combinations with an interested stockholder, the Johnson & Johnson restated certificate of incorporation, as amended, prohibits Johnson & Johnson from engaging in any "business combination" with any interested stockholder (generally, a 10% or greater stockholder) without (1) the affirmative vote of at least 80% of the votes entitled to be cast by the holders of all then outstanding shares of Johnson & Johnson voting stock, voting together as a single class, and (2) the affirmative vote of a majority of the combined votes entitled to be cast by "disinterested stockholders" (as defined in the Johnson & Johnson restated certificate of incorporation), voting together as a single class; provided that any business combination will require only the approval required under New Jersey law if, among other things, such business combination has been approved at any time by a majority of the "continuing directors" (as defined in the Johnson & Johnson restated certificate of incorporation) and certain fair price requirements are met.
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

     The Johnson & Johnson restated certificate of incorporation defines "business combination" to include:

     - any merger or consolidation of Johnson & Johnson

        - with an interested stockholder or

        - with any other corporation which is, or after such merger or consolidation would be, an affiliate or associate of an interested stockholder

     - any transfer or other disposition to or with any interested stockholder or any affiliate or associate of an interested stockholder of any assets or securities of Johnson & Johnson or any of its subsidiaries having an aggregate fair market value of 5% of the total assets of Johnson & Johnson and its subsidiaries

     - the adoption of a plan of liquidation of Johnson & Johnson proposed by an interested stockholder or any affiliate or associate of an interested stockholder and

     - any transaction which increases the capital stock beneficially owned by an interested stockholder or any affiliate or associate of an interested stockholder.

     HEARTPORT

     Each holder of Heartport common stock is entitled to one vote for each share held of record. Under California law, Heartport stockholders may cumulate their votes for the election of directors.

     Merger or Consolidation. Under Delaware and California laws, mergers or consolidations or sales or exchanges of all or substantially all of a corporation's assets or a dissolution of the corporation require the affirmative vote of the board of directors (except in certain limited circumstances). In addition, the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote on the matter is required, except in certain cases where stockholder approval is not required by a corporation's certificate of incorporation.

     Under Delaware law, stockholder consent is not required under the following circumstances:

     - for a corporation that survives a merger and does not issue in the merger more than 20% of its outstanding shares immediately prior to the merger

     - if the merger agreement does not amend in any respect the survivor's certificate of incorporation

     - if each share of the surviving corporation outstanding immediately prior to the merger remains an identical outstanding share of the surviving corporation after the merger and

     - for either corporation where one corporation owns 90% of each class of outstanding stock of the other corporation.

     Under California law as it might apply to Heartport, stockholder consent is not required under the following circumstances:

     - if a corporation, or its stockholders immediately before the merger, own immediately after the merger voting stock possessing more than five-sixths of the voting power of the surviving corporation or acquiring corporation and

     - for holders of preferred stock of a corporation, if the rights, preferences, privileges and restrictions that apply to such stock remain the same before and after the merger.

     Business Combinations. Heartport is subject to the anti-takeover provisions in Delaware law. The anti-takeover provisions prohibit business combinations between a Delaware corporation and an interested stockholder, as described below, within three years of the time the interested stockholder became an interested stockholder unless:

     - before that time, the board of directors approved either the business combination or the transaction in which the interested stockholder became an interested stockholder

     - upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the stockholder owned at least 85% of the voting stock of the corporation, excluding shares held by directors who are also officers of the corporation and by employee stock ownership plans that do not permit employees to determine confidentially whether shares held by the plan will be tendered in a tender or exchange offer or

     - on or following that time, the business combination is approved by the board of directors and the business combination transaction is approved by the holders of at least 66 2/3% of the outstanding voting stock of the corporation not owned by the interested stockholder.

     The business combination restrictions described above do not apply if:

     - the corporation's original certificate of incorporation contains a provision expressly electing not to be governed by the anti-takeover provisions in Delaware law

     - the holders of a majority of the voting stock of the corporation approve an amendment to its certificate of incorporation or by-laws expressly electing not to be governed by the anti-takeover provisions, which election will be effective 12 months after the amendment's adoption and would not apply to any business combination with a person who was an interested stockholder at or prior to the time the amendment was approved or

     - the corporation does not have a class of voting stock that is (1) listed on a national securities exchange, (2) authorized for quotation on The Nasdaq Stock Market or (3) owned by more than 2,000 stockholders of record.

     The anti-takeover provisions do not apply to a business combination that:

     - is proposed after the public announcement of, and before the consummation or abandonment of

        - a merger or consolidation of the corporation,

        - a sale of 50% or more of the aggregate market value of the assets of the corporation and its subsidiaries determined on a consolidated basis or the aggregate market value of all outstanding shares of the corporation or

        - a tender or exchange offer for 50% or more of the outstanding shares of voting stock of the corporation

     - is with a person who either was not an interested stockholder during the previous three years or who became an interested stockholder with the approval of the board of directors and

     - is approved by a majority of the current directors who were also directors before any person became an interested stockholder during the previous three years.

     An "interested stockholder" generally is defined as a person that owns 15% or more of the corporation's outstanding voting stock and the affiliates and associates of that person.

     The term "business combination" includes the following transactions with an interested stockholder:

     - a merger or consolidation of the corporation with an interested stockholder

     - any sale, lease, exchange, mortgage, pledge, transfer or other disposition, except proportionately as a stockholder of the corporation, of assets of the corporation or its subsidiaries having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation and its subsidiaries determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation

     - any transaction which results in the issuance or transfer by the corporation or its subsidiaries of stock of the corporation or the subsidiary to the interested stockholder, except for transactions involving the exercise, conversion or exchange of securities outstanding before the interested stockholder became an interested stockholder and certain other transactions which do not increase the interested stockholder's proportionate share of any class or series of the corporation's stock

     - any transaction involving the corporation or any of its subsidiaries which increases the proportionate share of any class or series of stock, or securities convertible into the stock of any class or series, of the corporation or any subsidiary which is owned by the interested stockholder, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused by the interested stockholder or

     - any receipt by the interested stockholder of the benefit, except proportionately as a stockholder of the corporation, of any loans, advances, guarantees, pledges or other financial benefits provided by the corporation or its subsidiaries.

                                 LEGAL MATTERS

     The legality of Johnson & Johnson common stock offered by this proxy statement/prospectus will be passed upon for Johnson & Johnson by Joseph S. Orban, Esq., Associate General Counsel of Johnson & Johnson. Joseph S. Orban is paid a salary by Johnson & Johnson, is a participant in various employee benefit plans offered to employees of Johnson & Johnson generally and owns and has options to purchase shares of Johnson & Johnson common stock.

     Certain United States Federal income tax consequences of the merger will be passed upon for Johnson & Johnson by its tax counsel Cravath, Swaine & Moore, New York, New York, and for Heartport by its tax counsel Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, Menlo Park, California. As of the date of this proxy statement/prospectus, certain partners of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP beneficially own shares of Heartport common stock. Cravath, Swaine & Moore from time to time acts as counsel for Johnson & Johnson and its subsidiaries.

                                    EXPERTS


     The consolidated financial statements of Johnson & Johnson and subsidiaries as of December 31, 2000 and January 2, 2000, and for each of the three fiscal years in the period ended December 31, 2000, which are incorporated in this proxy statement/prospectus by reference to the Johnson & Johnson Current Report on Form 8-K dated March 14, 2001, have been so incorporated in reliance on the reports by PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.


     The consolidated financial statements of Heartport, Inc. appearing in Heartport, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated in this proxy statement/prospectus by reference. Such consolidated financial statements are incorporated by reference in this proxy statement/prospectus in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                                 OTHER MATTERS

     As of the date of this proxy statement/prospectus, the Heartport board of directors knows of no matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus.

                          FUTURE STOCKHOLDER PROPOSALS

     Due to the contemplated consummation of the merger, Heartport does not currently expect to hold a 2001 annual meeting of stockholders because Heartport will be a wholly owned subsidiary of Johnson & Johnson. In the event the merger is not completed, Heartport's by-laws require that Heartport hold its 2001 annual stockholder meeting within 13 months of its 2000 annual stockholder meeting, which was held on June 7, 2000. Heartport's by-laws require a stockholder who intends to nominate directors or propose new business at any annual meeting to provide advance notice of such intended action as well as certain additional information. Such advance notice and additional information must have been received by Heartport no later than January 3, 2001. In addition, under the Federal securities laws, a stockholder proposal must have been received by Heartport no later than January 3, 2001 in order to be considered by the Heartport board of directors for inclusion in the proxy statement for the 2001 annual stockholder meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

     Johnson & Johnson and Heartport file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Johnson & Johnson and Heartport file with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

  Public Reference Room        New York Regional Office      Chicago Regional Office
  450 Fifth Street, N.W          7 World Trade Center            Citicorp Center
        Room 1024                     Suite 1300             500 West Madison Street
  Washington, D.C. 20549          New York, NY 10048                Suite 1400
                                                              Chicago, IL 60661-2511

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the website maintained by the Securities and Exchange Commission at "http://www.sec.gov". Reports, proxy statements and other information concerning Johnson & Johnson may also be inspected at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005. Reports, proxy statements and other information pertaining to Heartport may also be inspected at the offices of The Nasdaq Stock Market, which is located at 1735 K Street, N.W., Washington, D.C. 20016.


     Johnson & Johnson filed a registration statement on Form S-4 on February 22, 2001, which was amended on March 14, 2001 to update the information contained therein, to register with the Securities and Exchange Commission the Johnson & Johnson common stock to be issued to Heartport stockholders in the merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Johnson & Johnson in addition to being a proxy statement of Heartport. As allowed by Securities and Exchange Commission rules, this proxy statement/prospectus does not contain all the information you can find in Johnson & Johnson's registration statement or the exhibits to the registration statement.


     The Securities and Exchange Commission allows Johnson & Johnson and Heartport to "incorporate by reference" information into this proxy statement/prospectus, which means that the companies can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement/prospectus, except for any information superseded by information contained directly in this proxy statement/prospectus or in later filed documents incorporated by reference in this proxy statement/prospectus.

     This proxy statement/prospectus incorporates by reference the documents set forth below that Johnson & Johnson and Heartport have previously filed with the Securities and Exchange Commission. Heartport's Annual Report on Form 10-K for the year ended December 31, 2000, which is one of the documents incorporated by reference in this proxy statement/prospectus, is being delivered with this proxy statement/prospectus. These documents contain important business and financial information about Johnson & Johnson and Heartport that is not included in, or, in the case of Johnson & Johnson, delivered with, this proxy statement/prospectus.


JOHNSON & JOHNSON FILINGS                      PERIOD
(FILE NO. 001-03215)
Annual Report on Form 10-K...................  Fiscal Year ended January 2, 2000, as amended by Amendment thereto filed on Form 10-K/A on
                                               June 27, 2000 (other than the audit financial
                                               statements of Johnson & Johnson for the
                                               fiscal year ended January 2, 2000 contained
                                               therein)
Quarterly Reports on Form 10-Q...............  Quarters ended April 2, 2000, July 2, 2000 and October 1, 2000
Current Report on Form 8-K...................  Filed on March 14, 2001 (contains audited financial statements of Johnson & Johnson for
                                               the fiscal year ended December 31, 2000)
HEARTPORT FILINGS                              PERIOD
(FILE NO. 000-28266)
Annual Report on Form 10-K...................  Year ended December 31, 2000, as amended by
                                               Amendment No. 1 thereto filed on Form 10-K/A
                                               on March 13, 2001


     Johnson & Johnson and Heartport also incorporate by reference additional documents that may be filed with the Securities and Exchange Commission under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this proxy statement/prospectus and, in the case of Johnson & Johnson, the date of the completion of the merger, and, in the case of Heartport, the date of the special meeting of Heartport's stockholders. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

     Johnson & Johnson has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Johnson & Johnson and Heartport has supplied all such information relating to Heartport.

     Heartport stockholders should not send in their Heartport certificates until they receive the transmittal materials from the exchange agent. Heartport stockholders of record who have further questions about their share certificates or the exchange of their Heartport common stock for Johnson & Johnson common stock should contact the exchange agent at the address or telephone number that will be included in the transmittal materials.

     If you are a stockholder, we may have sent you some of the documents incorporated by reference, but you can obtain any of them through the companies, the Securities and Exchange Commission or the Securities and Exchange Commission's website as described above. Documents incorporated by reference are available from the companies without charge, excluding all exhibits, except that if the companies have specifically incorporated by reference an exhibit in this proxy statement/prospectus, the exhibit will also be provided without charge. Stockholders may obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

              Johnson & Johnson                               Heartport, Inc.
         One Johnson & Johnson Plaza                           700 Bay Road
           New Brunswick, NJ 08933                        Redwood City, CA 94063
   Attention: Corporate Secretary's Office           Attention: Stockholder Relations
          Telephone: (732) 524-2455                      Telephone: (650) 306-7900


     You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement/prospectus. This proxy statement/prospectus is dated March 14, 2001. You should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than that date. Neither the mailing of this proxy statement/prospectus to stockholders nor the issuance of Johnson & Johnson common stock in the merger creates any implication to the contrary.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This proxy statement/prospectus contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive positions, growth opportunities for existing products, plans and objectives of management, markets for stock of Johnson & Johnson and Heartport and other matters. Statements in this proxy statement/prospectus that are not historical facts are hereby identified as "forward-looking statements" for the purpose of the safe harbor provided by
Section 21E of the Exchange Act and Section 27A of the Securities Act. Such forward-looking statements, including, without limitation, those relating to the future business prospects, revenues and income, in each case relating to Johnson & Johnson and Heartport, wherever they occur in this proxy statement/prospectus, are necessarily estimates reflecting the best judgment of the senior management of Johnson & Johnson (with regard to matters relating to Johnson & Johnson) and Heartport (with regard to matters relating to Heartport) and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Such forward-looking statements should, therefore, be considered in light of various important factors, including those set forth in this proxy statement/prospectus. Important factors that could cause actual results to differ materially from estimates or projections contained in the forward-looking statements include without limitation:

     - competitive factors, including technological advances achieved and patents attained by competitors and generic competition as patents on Johnson & Johnson's and Heartport's products expire and

     - government laws and regulations affecting domestic and foreign operations, including those relating to trade, monetary and fiscal policies, taxes, price controls, regulatory approval of new products and licensing.

     Words such as "estimate," "project," "plan," "intend," "expect," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements are found at various places throughout this proxy statement/prospectus and the other documents incorporated by reference, including, but not limited to, the Annual Report on Form 10-K for the year ended January 2, 2000 of Johnson & Johnson, including any amendments, and the Annual Report on Form 10-K for the year ended December 31, 2000 of Heartport, including any amendments. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this proxy statement/prospectus. Neither Johnson & Johnson nor Heartport undertakes any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

     The foregoing list sets forth some, but not all, of the factors that could impact upon Johnson & Johnson's and Heartport's ability to achieve results described in any forward-looking statements. Investors are cautioned not to place undue reliance on such statements that speak only as of the date made. Investors also should understand that it is not possible to predict or identify all such factors and that this list should not be considered a complete statement of all potential risks and uncertainties. Investors should also realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Johnson & Johnson's and Heartport's projections. Johnson & Johnson and Heartport undertake no obligation to update any forward-looking statements as a result of future events or developments.

                                                                         ANNEX 1
--------------------------------------------------------------------------------

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER
                          DATED AS OF JANUARY 26, 2001
                                     AMONG
                               JOHNSON & JOHNSON,
                              HP MERGER SUB, INC.
                                      AND
                                HEARTPORT, INC.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS


                                                                                                           PAGE
                                                                                                           ----
                                                   ARTICLE I
                                                  THE MERGER
SECTION 1.01.  The Merger................................................................................   1-1
SECTION 1.02.  Closing...................................................................................   1-1
SECTION 1.03.  Effective Time............................................................................   1-1
SECTION 1.04.  Effects of the Merger.....................................................................   1-2
SECTION 1.05.  Certificate of Incorporation and By-laws..................................................   1-2
SECTION 1.06.  Directors.................................................................................   1-2
SECTION 1.07.  Officers..................................................................................   1-2
                                                  ARTICLE II
                         EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
                                    CORPORATIONS; EXCHANGE OF CERTIFICATES
SECTION 2.01.  Effect on Capital Stock...................................................................   1-2
SECTION 2.02.  Exchange of Certificates..................................................................   1-3
                                                  ARTICLE III
                                        REPRESENTATIONS AND WARRANTIES
SECTION 3.01.  Representations and Warranties of the Company.............................................   1-5
SECTION 3.02.  Representations and Warranties of Parent and Sub..........................................  1-17
                                                  ARTICLE IV
                                   COVENANTS RELATING TO CONDUCT OF BUSINESS
SECTION 4.01.  Conduct of Business.......................................................................  1-19
SECTION 4.02.  No Solicitation...........................................................................  1-22
                                                   ARTICLE V
                                             ADDITIONAL AGREEMENTS
SECTION 5.01.  Preparation of the Form S-4 and the Proxy Statement; Stockholders' Meeting................  1-24
SECTION 5.02.  Access to Information; Confidentiality....................................................  1-25
SECTION 5.03.  Commercially Reasonable Efforts...........................................................  1-25
SECTION 5.04.  Stock Options.............................................................................  1-26
SECTION 5.05.  Indemnification, Exculpation and Insurance................................................  1-26
SECTION 5.06.  Fees and Expenses.........................................................................  1-27
SECTION 5.07.  Public Announcements......................................................................  1-27
SECTION 5.08.  Affiliates................................................................................  1-27
SECTION 5.09.  Stock Exchange Listing....................................................................  1-27
SECTION 5.10.  Tax Treatment.............................................................................  1-28
SECTION 5.11.  Stockholder Litigation....................................................................  1-28
SECTION 5.12.  Rights Agreement..........................................................................  1-28
SECTION 5.13.  Convertible Notes.........................................................................  1-28
SECTION 5.14.  Employee Matters..........................................................................  1-28
SECTION 5.15.  Stockholder Agreement Legend..............................................................  1-29


                                       1-i

                                                                                                           PAGE
                                                                                                           ----
                                                  ARTICLE VI
                                             CONDITIONS PRECEDENT
SECTION 6.01.  Conditions to Each Party's Obligation to Effect the Merger................................  1-29
SECTION 6.02.  Conditions to Obligations of Parent and Sub...............................................  1-29
SECTION 6.03.  Conditions to Obligation of the Company...................................................  1-30
SECTION 6.04.  Frustration of Closing Conditions.........................................................  1-30

                                                  ARTICLE VII
                                       TERMINATION, AMENDMENT AND WAIVER
SECTION 7.01.  Termination...............................................................................  1-31
SECTION 7.02.  Effect of Termination.....................................................................  1-31
SECTION 7.03.  Amendment.................................................................................  1-31
SECTION 7.04.  Extension; Waiver.........................................................................  1-32

                                                 ARTICLE VIII
                                              GENERAL PROVISIONS
SECTION 8.01.  Nonsurvival of Representations and Warranties.............................................  1-32
SECTION 8.02.  Notices...................................................................................  1-32
SECTION 8.03.  Definitions...............................................................................  1-33
SECTION 8.04.  Interpretation............................................................................  1-34
SECTION 8.05.  Counterparts..............................................................................  1-34
SECTION 8.06.  Entire Agreement; No Third-Party Beneficiaries............................................  1-34
SECTION 8.07.  Governing Law.............................................................................  1-34
SECTION 8.08.  Assignment................................................................................  1-34
SECTION 8.09.  Specific Enforcement......................................................................  1-34
SECTION 8.10.  Severability..............................................................................  1-35

Annex I   Index of Defined Terms.........................................................................  1-37
Exhibit A  Form of Certificate of Incorporation of the Surviving Corporation.............................  1-39
Exhibit B  Form of Affiliate Letter......................................................................  1-40


                                       1-ii

                              AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER
                         (this "Agreement") dated as of January 26, 2001, among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), HP MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and HEARTPORT, INC., a Delaware corporation (the "Company").

     WHEREAS Parent, Sub and the Company entered into an Agreement and Plan of Merger dated as of January 26, 2001 (the "Original Agreement"), and they now desire to amend and restate the Original Agreement in its entirety to provide for certain technical and other modifications thereto;

     WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved and declared advisable this Agreement and the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $.001 per share, of the Company ("Company Common Stock"), other than Company Common Stock owned by Parent, Sub or the Company, will be converted into the right to receive common stock, par value $1.00 per share, of Parent ("Parent Common Stock");

     WHEREAS, simultaneously with the execution and delivery of the Original Agreement and as a condition and inducement to Parent's willingness to enter into the Original Agreement, Parent and certain stockholders of the Company (the "Principal Stockholders") entered into an agreement (the "Stockholder Agreement") pursuant to which the Principal Stockholders agreed to vote, approve and adopt this Agreement and to take certain other actions in furtherance of the consummation of the Merger upon the terms and subject to the conditions set forth in the Stockholder Agreement;

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement constitutes a plan of reorganization; and

     WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

     NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into the Company at the Effective Time. Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

     SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, Worldwide Plaza, 825 Eighth Avenue, New York, N.Y. 10019, unless another date or place is agreed to in writing by the parties hereto.

     SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties shall file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and, as soon as practicable on or after

                                       1-1
the Closing Date, shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such other time as Parent and the Company shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being the "Effective Time").

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

     SECTION 1.05. Certificate of Incorporation and By-laws. (a) The Certificate of Incorporation of the Surviving Corporation shall be amended at the Effective Time to be in the form of Exhibit A and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     (b) The By-laws of Sub, as in effect immediately prior to the Effective Time, shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

     SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

     SECTION 1.07. Officers. The officers of Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

     SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

          (a) Capital Stock of Sub. Each issued and outstanding share of capital stock of Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, Parent or Sub shall automatically be canceled and retired and shall cease to exist, and no Parent Common Stock or other consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Sections 2.01(d) and 2.02(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive that number of validly issued, fully paid and nonassessable shares of Parent Common Stock equal to the Exchange Ratio (the "Merger Consideration"). The "Exchange Ratio" means the quotient obtained by dividing $2.72 by the Average Closing Price and rounding to the nearest 1/10,000. The "Average Closing Price" shall be an amount equal to the average per share closing price of Parent Common Stock, as reported on the New York Stock Exchange, Inc. (the "NYSE") Composite Transactions Tape (as reported by The Wall Street Journal (Northeast edition), or, if not reported thereby, any other authoritative source) (the "NYSE Composite Transactions Tape") for the 20 trading days ending with the second trading day immediately preceding the Closing Date. As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate which immediately prior to the Effective Time represented any such shares of Company Common Stock (each, a "Certificate") shall cease to have any rights with respect thereto, except the right to

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

     receive the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor upon surrender of such Certificate in accordance with Section 2.02(e), without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of Parent Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or similar transaction.

          (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares (the "Appraisal Shares") of Company Common Stock issued and outstanding immediately prior to the Effective Time that are held by any holder who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to the relevant provisions of applicable law, shall not be converted into the right to receive the Merger Consideration as provided in Section 2.01(c), but instead the holders of Appraisal Shares shall be entitled to payment of the fair value of such Appraisal Shares in accordance with applicable law; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under applicable law, or a court of competent jurisdiction shall determine that such holder is not entitled to the relief provided by applicable law, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted at the Effective Time into, and shall have become, the right to receive the appropriate portion of the Merger Consideration as provided in Section 2.01(c). At the Effective Time, all Appraisal Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of Appraisal Shares shall cease to have any rights with respect thereto, except the right to receive the fair value of such shares in accordance with the relevant provisions of applicable law. The Company shall serve prompt notice to Parent of any demands for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

     SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall deposit with First Chicago Trust Company of New York or such other bank or trust company of similar size as may be designated by Parent (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time and any cash payments in lieu of any fractional shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund"). Subject to Section 2.02(f), the Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.01 out of the Exchange Fund. Except as contemplated by this Article II, the Exchange Fund shall not be used for any other purpose.

     (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, but in any event within 10 business days thereafter, Parent shall cause the Exchange Agent to mail to each holder of record of a Certificate whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01(c), (i) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in surrendering the Certificates in exchange for certificates representing the Merger Consideration and cash in lieu of any fractional shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of

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

transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II after taking into account all the shares of Company Common Stock then held by such holder under all such Certificates so surrendered, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to
Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock to which such holder is entitled pursuant to
Section 2.02(e) and any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c), may be issued to a person other than the person in whose name the Certificate so surrendered is registered, if, upon presentation to the Exchange Agent, such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of Parent Common Stock to a person other than the registered holder of such Certificate or establish to the reasonable satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration, any dividends or other distributions to which such holder is entitled pursuant to Section 2.02(c) and cash in lieu of any fractional shares of Parent Common Stock as contemplated by Section 2.02(e). No interest will be paid or will accrue on any cash payable to holders of Certificates pursuant to Section 2.02(c) or 2.02(e).

     (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) until the holder of record of such Certificate shall surrender such Certificate in accordance with this Article II. Following surrender of any such Certificate, there shall be paid to the record holder of the certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.02(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and
(ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock.

     (d) No Further Ownership Rights in Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to Section 2.02(c) or 2.02(e)) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Company Common Stock previously represented by such Certificates, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II.

     (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of Parent shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

                                       1-4

     (ii) In lieu of such fractional share interests, Parent shall pay to each former holder of Company Common Stock an amount in cash equal to the product obtained by multiplying (A) the fractional share interest to which such former holder (after taking into account all shares of Company Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the per share closing price of Parent Common Stock on the Closing Date, as such price is reported on the NYSE Composite Transactions Tape.

     (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and Parent shall remain liable for, payment of their claim for Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock in accordance with this Article II. If any Certificates shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration would otherwise escheat to or became the property of any Governmental Entity), any such Merger Consideration in respect thereof shall, to the extent permitted by applicable law, become the property of Parent, free and clear of all claims or interest of any person previously entitled thereto.

     (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent.

     (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and any cash in lieu of fractional shares and unpaid dividends and distributions on shares of Parent Common Stock deliverable in respect thereof, in each case pursuant to this Agreement.

     (j) Withholding Rights. The Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Company Common Stock pursuant to this Agreement such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Code, or under any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, the Exchange Agent will be treated as though it withheld an appropriate amount of the type of consideration otherwise payable pursuant to this Agreement to any holder of Company Common Stock, sold such consideration for an amount of cash equal to the fair market value of such consideration at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     SECTION 3.01.  Representations and Warranties of the Company.  Except as
(i) set forth on the disclosure schedule (with specific reference to the particular subsection of this Agreement to which the information set forth in such disclosure schedule relates; provided, however, that to the extent it is readily apparent on the face of such exception that such exception also relates to another subsection of this Section 3.01, each such other subsection shall also be qualified by such exception) delivered by the

                                       1-5

Company to Parent prior to the execution of this Agreement (the "Company Disclosure Schedule") or (ii) described in any Company SEC Document filed and publicly available at least three business days prior to the date of this Agreement, the Company represents and warrants to Parent and Sub as follows:

          (a) Organization, Standing and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to own, lease or otherwise hold and operate its properties and other assets and to carry on its business as presently conducted, except where the failure to have such governmental licenses, permits, authorizations or approvals, individually or in the aggregate, has not had and could not reasonably be expected to have a Material Adverse Effect. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties or other assets makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. The Company has delivered to Parent prior to the execution of this Agreement true and correct copies of its Restated Certificate of Incorporation (the "Company Certificate") and Amended and Restated By-laws (the "Company By-laws"), in each case as amended through the date hereof.

          (b) Subsidiaries. The Company does not own any capital stock or other ownership interest in any person other than short-term investments that constitute cash equivalents.

          (c) Capital Structure. The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $.001 per share ("Preferred Stock"). At the close of business on January 23, 2001, (i) 26,379,821 shares of Company Common Stock were issued and outstanding, (ii) 42,666 shares of Company Common Stock were held by the Company in its treasury, (iii) 10,793,615 shares of Company Common Stock were reserved for issuance pursuant to the Company Stock Plans (of which 6,415,233 shares of Company Common Stock were subject to outstanding options to purchase shares of Company Common Stock granted under the Company Stock Plans ("Stock Plan Options")), (iv) 1,109,530 shares of Company Common Stock were reserved for issuance pursuant to options to purchase shares of Company Common Stock outside of the Company Stock Plans ("Non-Plan Stock Options" and, together with the Stock Plan Options, "Stock Options") (all of which shares of Company Common Stock are subject to outstanding Non-Plan Stock Options),
     (v) 1,652,393 shares of Company Common Stock were reserved for issuance upon conversion of the Company's 7.25% Convertible Subordinated Notes due 2004 (the "Convertible Notes") (after giving effect to any conversion or redemption prior to January 23, 2001), (vi) no shares of Preferred Stock were issued or outstanding and (vii) 50,000 shares of Series A Junior Participating Preferred Stock were reserved for issuance in connection with the Rights issued pursuant to the Rights Agreement. Except as set forth above in this Section 3.01(c), at the close of business on January 23, 2001, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. Except as set forth above in this Section 3.01(c), there are no outstanding stock appreciation rights, "phantom" stock rights, rights to receive shares of Company Common Stock on a deferred basis or other similar rights, granted under the Company Stock Plans or otherwise. Section 3.01(c) of the Company Disclosure Schedule sets forth a complete and accurate list, as of January 23, 2001, of all outstanding Stock Options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans or otherwise, the number of shares of Company Common Stock subject thereto, expiration dates and exercise prices thereof and the names of the holders thereof. All outstanding shares of capital stock of the Company are, and all shares which may be issued pursuant to the Company Stock Plans will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth above in this Section 3.01(c), there are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for,

                                       1-6
     securities having the right to vote) on any matters on which stockholders of the Company may vote. Except as set forth above in this Section 3.01(c) or resulting from the issuance of shares of Company Common Stock pursuant to the exercise of Stock Options outstanding as of the date hereof or purchase rights held by participants under the Company ESPP outstanding as of the date hereof or in accordance with Section 5.04(b), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company, (B) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company, (C) any warrants, calls, options or other rights to acquire from the Company, and no obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company and (y) there are not any outstanding obligations of the Company to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities.

          (d) Authority; Noncontravention. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to receipt of the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the Merger, to receipt of the Stockholder Approval and the filing and acceptance for record of the Certificate of Merger as required by the DGCL. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by each of the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present, duly and unanimously adopted resolutions (i) approving and declaring advisable this Agreement, the Merger and the other transactions contemplated hereby,
     (ii) declaring that it is in the best interests of the stockholders of the Company that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) directing that this Agreement be submitted to a vote at a meeting of the stockholders of the Company and (iv) recommending that the stockholders of the Company adopt this Agreement. The execution and delivery of this Agreement do not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever (collectively, "Liens") in or upon any of the properties or assets of the Company under,
     (x) the Company Certificate or Company By-laws, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written, to which the Company is a party or any of its properties or other assets is subject or
     (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to the Company or its properties or other assets, other than, in the case of clauses (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a

                                       1-7

     "Governmental Entity") is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (together with the rules and regulations promulgated thereunder, the "HSR Act"), (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption by the stockholders of the Company of this Agreement (as amended or supplemented from time to time, the "Proxy Statement") and (B) any such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) applicable requirements, if any, of (A) the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), (B) state securities or "blue sky" laws and (C) the rules and regulations of The Nasdaq Stock Market, Inc., (4) the filing and recordation of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

          (e) Company SEC Documents. The Company has filed all reports, schedules, forms, statements and other documents (including, in all material respects, exhibits and other information incorporated therein) with the SEC required to be filed by the Company since January 1, 1998 (the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Company SEC Documents, and except to the extent that information contained in any Company SEC Document has been revised, superseded or updated by a later-filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any related notes thereto) of the Company included in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments). Except as set forth in the most recent financial statements included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the "Filed Company SEC Documents"), the Company has no liabilities or obligations (whether accrued, absolute, contingent or otherwise) (i) of a nature required to be disclosed on a balance sheet or in the related notes to financial statements prepared in accordance with GAAP or (ii) which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          (f) Information Supplied. None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of Parent Common Stock in the Merger (as amended or supplemented from time to time, the "Form S-4") will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading or (ii) the Proxy

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

     Statement will, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to statements made or incorporated by reference in the Form S-4 or the Proxy Statement based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference in the Form S-4 or the Proxy Statement, as the case may be.

          (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement and except as disclosed in the Filed Company SEC Documents, since the date of the most recent financial statements included in the Filed Company SEC Documents, the Company has conducted its business only in the ordinary course consistent with past practice, and there has not been (i) any Material Adverse Change, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (iii) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iv) (A) any granting by the Company to any current or former director, officer or employee of the Company of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation in the ordinary course of business consistent with past practice or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed Company SEC Documents, (B) any granting by the Company to any current or former director, officer or employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent financial statements included in the Filed Company SEC Documents, (C) any entry by the Company into, or any amendment of, (1) any employment, deferred compensation, consulting, severance, termination or indemnification agreement, arrangement or understanding with any current or former director, officer or employee or (2) any agreement with any current or former director, officer or employee the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (all such agreements under this clause (C), collectively, "Benefit Agreements") or (D) any amendment to, or modification of, any Stock Option, (v) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities or businesses, except insofar as may have been required by a change in GAAP, or (vi) any material tax election or any settlement or compromise of any material income tax liability.

          (h) Litigation. Except as disclosed in the Filed Company SEC Documents, there is no suit, action or proceeding pending or, to the Knowledge of the Company, threatened against or affecting the Company that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against, or, to the Knowledge of the Company, investigation by any Governmental Entity involving, the Company that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

          (i) Contracts. The Company is not a party to, and none of its properties or other assets are subject to, any contract or agreement that are of a nature required to be filed as an exhibit to a report or filing under the Securities Act or the Exchange Act. The Company is not in violation of or in default under (nor to the Knowledge of the Company does there exist any condition which upon the passage of time or the giving of notice or both would cause such a violation of or default under) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written, to which the Company is a party or by which it or any of its properties or

                                       1-9
     other assets is bound, except for violations or defaults that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has not entered into any contract, agreement, obligation, commitment, arrangement or understanding with any Affiliate of the Company that is currently in effect other than any such agreements, obligations, commitments, arrangements or understandings that, individually, has aggregate future payment or other obligations of no greater than $50,000 and, in the aggregate, have future payment or other obligations of no greater than $100,000 and other than agreements, obligations, commitments, arrangements or understandings that are disclosed in the Filed Company SEC Documents. The Company is not a party to or otherwise bound by any agreement or covenant not to compete or by any agreement or covenant restricting in any material respect the development, marketing or distribution of the Company's products or services.

          (j) Compliance with Laws. (i) The Company is in compliance with all statutes, laws, ordinances, rules, regulations, judgments, orders and decrees of any Governmental Entity applicable to it, its properties or other assets or its business or operations (collectively, "Legal Provisions"), except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has in effect all approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights of or with all Governmental Entities, including all authorizations under Environmental Laws (collectively, "Permits"), necessary for it to own, lease or operate its properties and assets and to carry on its business and operations as presently conducted, except for failures to have in effect such Permits that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. There has occurred no default under, or violation of, any such Permit, except individually or in the aggregate as has not had and could not reasonably be expected to have a Material Adverse Effect. The Merger, in and of itself, would not cause the revocation or cancellation of any such Permit that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. No action, demand, requirement or investigation by any Governmental Entity and no suit, action or proceeding by any other person, in each case with respect to the Company or any of its properties or other assets under any Legal Provision, is pending or, to the Knowledge of the Company, threatened, other than, in each case, those the outcome of which individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect.

          (ii) Except for those matters disclosed in the Filed Company SEC Documents or those matters that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect:
     (A) the Company is, and has been, in compliance with all applicable Environmental Laws; (B) during the period of ownership or operation by the Company of any of its currently or previously owned, leased or operated properties, there have been no Releases or, to the Knowledge of the Company, threatened Releases of Hazardous Material in, on, under or affecting such properties or any surrounding sites; (C) to the Knowledge of the Company, prior to the period of ownership or operation by the Company of any of its currently or previously owned, leased or operated properties, no Hazardous Material was generated, treated, stored, disposed of, used, handled or manufactured at, or transported or disposed of at or from, such properties, and there were no Releases of Hazardous Material in, on, under or affecting any such properties or any surrounding sites; (D) there is no investigation, suit, claim, action or proceeding pending, or to the Knowledge of the Company, threatened against or affecting the Company, relating to or arising under Environmental Laws, and the Company has not received any notice of, or entered into or assumed by contract or operation of law or otherwise, any obligation, liability, order, settlement, judgment, injunction or decree relating to or arising under Environmental Laws; and (E) to the Knowledge of the Company, there are no facts, circumstances or conditions which could reasonably be expected to form the basis for a suit, investigation, claim, action or proceeding against or affecting the Company relating to or arising under Environmental Laws. The term "Environmental Laws" means any applicable and binding Federal, state, local or foreign laws (including the common law), rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or Permits relating to the environment,

                                       1-10
     preservation or reclamation of natural resources, the presence, management, Release or threat of Release of, or exposure to, Hazardous Materials, or to human health and safety. The term "Hazardous Material" means (A) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, asbestos or asbestos-containing materials, medical or infectious wastes, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances or (B) any chemical, material, substance, waste, pollutant or contaminant that is prohibited, limited or regulated by or pursuant to any Environmental Law. The term "Release" shall be defined as in 42 U.S.C. Section 9601(22).

          (k) Absence of Changes in Benefit Plans; Labor Relations. Except as disclosed in the Filed Company SEC Documents, since the date of the most recent financial statements included in the Filed Company SEC Documents, there has not been any adoption or amendment (or, in the case of any non-stock-based Benefit Plans, any amendment in any material respect) by the Company of any collective bargaining agreement or any employment, bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock appreciation, restricted stock, stock option, phantom stock, performance, retirement, thrift, savings, stock bonus, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, program, policy, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, a "Commonly Controlled Entity"), in each case providing benefits to any current or former officer, director or employee of the Company (collectively, the "Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plans, or any material change in the manner in which contributions to any Pension Plans are made or the basis on which such contributions are determined. Except for any Benefit Agreements that, individually, has aggregate future payment or other obligations of no greater than $50,000 and, in the aggregate, have future payment or other obligations of no greater than $100,000 and except as disclosed in the Filed Company SEC Documents, there exist no currently binding Benefit Agreements. There are no collective bargaining or other labor union agreements to which the Company is a party or by which it is bound. Since January 1, 1998, the Company has not encountered any labor union organizing activity or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts that individually or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect.

          (l) ERISA Compliance. (i) Section 3.01(l)(i) of the Company Disclosure Schedule contains a complete and accurate list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other Benefit Plans. The Company has made available to Parent true, complete and correct copies of
     (A) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (B) the two most recent annual reports on Form 5500 required to be filed with the Internal Revenue Service (the "IRS") with respect to each Benefit Plan (if any such report was required), (C) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (D) each trust agreement and insurance or group annuity contract relating to any Benefit Plan. To the Knowledge of the Company, each Benefit Plan has been administered in all material respects in accordance with its terms. The Benefit Plans have been administered in compliance with the applicable provisions of ERISA, the Code and all other applicable laws, including laws of foreign jurisdictions, except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect.

          (ii) All Pension Plans intended to be tax-qualified have been the subject of determination letters from the IRS to the effect that such Pension Plans are qualified and exempt from United States Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such

                                       1-11
     determination letter has been revoked (or, to the Knowledge of the Company, has revocation been threatened) nor has any event occurred since the date of the most recent determination letter or application therefor relating to any such Pension Plan that would adversely affect the qualification of such Pension Plan or materially increase the costs relating thereto or require security under Section 307 of ERISA. All Pension Plans maintained or contributed to by the Company required to have been approved by any foreign Governmental Entity have been so approved; no such approval has been revoked (or, to the Knowledge of the Company, has revocation been threatened) nor has any event occurred since the date of the most recent approval or application therefor relating to any such Pension Plan that would materially affect any such approval relating thereto or materially increase the costs relating thereto. The Company has delivered to Parent a true and complete copy of the most recent determination letter received with respect to each Pension Plan, as well as a true and complete copy of each pending application for a determination letter, if any. The Company has also provided to Parent a true and complete list of all Pension Plan amendments as to which a favorable determination letter has not yet been received.

          (iii) Neither the Company nor any Commonly Controlled Entity has (A) maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA or (B) has any unsatisfied liability under Title IV of ERISA.

          (iv) All reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed, except for failures to file or distribute that individually or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has received no notice of, and to the Knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any material liability, and, to the Knowledge of the Company, there are not any facts that individually or in the aggregate have had or could reasonably be expected to have a Material Adverse Effect.

          (v) All contributions, premiums and benefit payments under or in connection with the Benefit Plans that are required to have been made as of the date hereof in accordance with the terms of the Benefit Plans have been timely made or have been reflected on the most recent consolidated balance sheet filed or incorporated by reference into the Filed Company SEC Documents. No Pension Plan has an "accumulated funding deficiency" (as such term is defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived.

          (vi) With respect to each Benefit Plan, (A) there has not occurred any prohibited transaction in which the Company or any of its employees has engaged that could subject the Company or any of its employees, or, to the Knowledge of the Company, a trustee, administrator or other fiduciary of any trust created under any Benefit Plan to the tax or penalty on prohibited transactions imposed by Section 4975 of ERISA or the sanctions imposed under Title I of ERISA and (B) neither the Company nor, to the Knowledge of the Company, any trustee, administrator or other fiduciary of any Benefit Plan nor any agent of any of the foregoing has engaged in any transaction or acted in a manner that could, or failed to act so as to, subject the Company or, to the Knowledge of the Company, any trustee, administrator or other fiduciary to any liability for breach of fiduciary duty under ERISA or any other applicable law. No Benefit Plan or related trust has been terminated, nor has there been any "reportable event" (as that term is defined in Section 4043 of ERISA) for which the 30-day reporting requirement has not been waived with respect to any Benefit Plan during the last five years, and no notice of a reportable event will be required to be filed in connection with the transactions contemplated hereby.

          (vii) Section 3.01(l)(vii) of the Company Disclosure Schedule discloses whether each Benefit Plan that is an employee welfare benefit plan is (A) unfunded, (B) funded through a "welfare benefit

                                       1-12
     fund", as such term is defined in Section 419(e) of the Code, or other funding mechanism or (C) insured. Each such employee welfare benefit plan may be amended or terminated (including with respect to benefits provided to retirees and other former employees) without material liability to the Company at any time after the Effective Time. The Company complies in all material respects with the applicable requirements of Section 4980B(f) of the Code with respect to each Benefit Plan that is a group health plan, as such term is defined in Section 5000(b)(1) of the Code. The Company does not have any material obligations for retiree health or life insurance benefits under any Benefit Plan.

          (viii) None of the execution and delivery of this Agreement, the obtaining of the Stockholder Approval or the consummation of the Merger or any other transaction contemplated by this Agreement (including as a result of any termination of employment during a fixed period following the Effective Time) will (A) entitle any current or former director, officer or employee of the Company to severance or termination pay, (B) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Benefit Plan or (C) result in any breach or violation of, or a default under, any Benefit Plan. The total amount of all payments and the fair market value of all non-cash benefits that may become payable or provided to any employee, officer, director or consultant of the Company under the Benefit Agreements (assuming for such purpose that such individuals' employment were terminated immediately following the Effective Time) will not exceed the amount set forth in Section 3.01(l)(viii) of the Company Disclosure Schedule.

          (ix) The Company does not have any material liability or obligations, including under or on account of a Benefit Plan, arising out of the hiring of persons to provide services to the Company and treating such persons as consultants or independent contractors and not as employees of the Company.

          (m) No Excess Parachute Payments. Other than payments or benefits that may be made to the persons listed in Section 3.01(m) of the Company Disclosure Schedule ("Primary Company Executives"), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) by or for the benefit of any officer, director or employee of the Company or any of its Affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan, Benefit Agreement or otherwise would be characterized as an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code). No such person is entitled to receive any additional payment from the Company, the Surviving Corporation or any other person (a "Parachute Gross Up Payment") in the event that the excise tax required by Section 4999(a) of the Code is imposed on such person. The Board of Directors of the Company has not granted to any officer, director or employee of the Company any right to receive any Parachute Gross Up Payment. Section 3.01(m) of the Company Disclosure Schedule sets forth (i) the "base amount" (as such term is defined in Section 280G(b)(3) of the Code) for each Primary Company Executive and each other disqualified individual (defined as set forth above) whose Stock Options will vest pursuant to their terms in connection with this Agreement or the Merger and (ii) the estimated maximum amount that could be paid or provided to each Primary Company Executive as a result of the Merger or the other transactions contemplated by this Agreement (including as a result of any termination of employment during a fixed period following the Effective Time).

          (n) Taxes. The Company has timely filed all tax returns and reports required to be filed by it, and all taxes required to be paid by the Company have either been paid by it or are reflected in accordance with GAAP as a reserve for taxes on the most recent financial statements included in the Filed Company SEC Documents, and all such returns and reports are complete and correct in all material respects (provided, that no such return or report shall be considered to be incorrect or incomplete on account of an amount of unpaid taxes for which a reserve for taxes on the aforementioned financial statements has been established), or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to pay or to have extensions granted that remain in effect individually or in the

                                       1-13
     aggregate have not had and could not reasonably be expected to have a Material Adverse Effect, and the most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all taxes payable by the Company for all taxable periods and portions thereof through the date of such financial statements. All taxes required to be withheld by the Company have been withheld and have been (or will be) duly and timely paid to the proper governmental authority. No deficiencies for any taxes have been proposed, asserted or assessed against the Company, and no requests for waivers of the time to assess any such taxes are pending. The Federal income tax returns of the Company have not been examined by the IRS. All assessments for material taxes due with respect to any concluded litigation have been fully paid or have been adequately reserved on the Company's financial statements in accordance with GAAP. Neither the Company nor any of its Affiliates has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the exercise of appraisal rights by any of the Company's stockholders as contemplated by Section 2.01(d) shall not constitute a breach of the foregoing representation. The Benefit Plans and other Company employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a deduction under Section 162(m) of the Code for employee remuneration will not apply to any material amounts paid or payable by the Company under any such plan or arrangement and, to the Knowledge of the Company, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts. The Company has not constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger. As used in this Agreement, "taxes" shall include all Federal, state and local, domestic and foreign, income, property, sales, excise and other taxes, tariffs or governmental charges of any nature whatsoever, including any interest, penalties or additions with respect thereto, imposed by any Governmental Entity or any obligation to pay taxes imposed on any entity for which the Company is liable as a result of any indemnification provision or other contractual obligation.

          (o) Title to Properties. (i) The Company has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate would not materially interfere with its ability to conduct its business as presently conducted and as currently proposed by management of the Company to be conducted. All such material assets and properties, other than assets and properties in which the Company has a leasehold interest, are free and clear of all Liens, except for Liens that individually or in the aggregate would not materially interfere with the ability of the Company to conduct its business as presently conducted and as currently proposed by management of the Company to be conducted.

          (ii) The Company has complied with the terms of all material leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect, except for such noncompliance or failure to be in full force and effect that individually or in the aggregate has not had and could not reasonably be expected to have a Material Adverse Effect. The Company enjoys peaceful and undisturbed possession under all such leases in all material respects.

          (p) Intellectual Property. (i) Subject to Section 3.01(p)(ii), the Company owns, or is validly licensed or otherwise has the right to use (without any obligation to make any fixed or contingent payments, including royalty payments) all patents, patent applications, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights, technical know-how and other proprietary intellectual property rights and computer programs (collectively, "Intellectual Property Rights") which are material to the conduct of the business of the Company free and clear of all Liens.

                                       1-14

          (ii) No claims are pending or, to the Knowledge of the Company, threatened that the Company is infringing (including with respect to the manufacture, use or sale by the Company of its commercial products) the rights of any person with regard to any Intellectual Property Right which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, no person or persons are infringing the rights of the Company with respect to any Intellectual Property Right in a manner which, individually or in the aggregate, has had or could reasonably be expected to have a Material Adverse Effect.

          (iii) No claims are pending or, to the Knowledge of the Company, threatened with regard to the Company's ownership of any of its Intellectual Property Rights which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

          (iv) Section 3.01(p)(iv) of the Company Disclosure Schedule sets forth, as of the date hereof, a complete and accurate list of all patents, registered trademarks and applications therefor owned by or licensed to the Company. All patents and patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule are owned by the Company free and clear of all Liens. The patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule are pending and have not been abandoned, and have been and continue to be timely prosecuted. All patents, registered trademarks and applications therefor owned by or licensed to the Company have been duly registered and/or filed with or issued by each appropriate Governmental Entity in the jurisdiction indicated in Section 3.01(p)(iv) of the Company Disclosure Schedule, all necessary affidavits of continuing use have been filed, and all necessary maintenance fees have been timely paid to continue all such rights in effect. None of the patents listed in
     Section 3.01(p)(iv) of the Company Disclosure Schedule has expired or has been declared invalid, in whole or in part, by any Governmental Entity. There are no ongoing interferences, oppositions, reissues, reexaminations or other proceedings involving any of the patents or patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule, including ex parte and post-grant proceedings, in the United States Patent and Trademark Office or in any foreign patent office or similar administrative agency, other than as have not had or could not reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, there are no published patents, patent applications, articles or other prior art references that could affect the validity of any patent listed in Section 3.01(p)(iv) of the Company Disclosure Schedule. Each of the patents and patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule properly identifies each and every inventor of the claims thereof as determined in accordance with the laws of the jurisdiction in which such patent is issued or such patent application is pending. Each inventor named on the patents and patent applications listed in Section 3.01(p)(iv) of the Company Disclosure Schedule has executed an agreement assigning his, her or its entire right, title and interest in and to such patent or patent application, and the inventions embodied and claimed therein, to the Company. Each inventor of the patents and patent applications listed in
     Section 3.01(p)(iv) of the Company Disclosure Schedule has executed an agreement with the Company obligating such inventor to assign the entire right, title and interest in and to such patent or patent application, and inventions embodied and claimed therein, to the Company, and, to the Knowledge of the Company, no such inventor has any contractual or other obligation that would preclude any such assignment or otherwise conflict with the obligations of such inventor to the Company under such agreement with the Company.

          (v) Section 3.01(p)(v) of the Company Disclosure Schedule sets forth a complete and accurate list of all options, rights, licenses or interests of any kind relating to Intellectual Property Rights (i) granted to the Company (other than software licenses for generally available software and except pursuant to employee proprietary inventions agreements (or similar employee agreements), non-disclosure agreements and consulting agreements entered into by the Company in the ordinary course of business), or (ii) granted by the Company to any other person.

          (vi) No material trade secret of the Company has been published or disclosed by the Company or, to the Knowledge of the Company, by any other person to any person except pursuant to licenses or contracts requiring such other persons to keep such trade secrets confidential.

                                       1-15

          (q) Voting Requirements. The affirmative vote of a majority of the votes that holders of the outstanding shares of Company Common Stock are entitled to vote at the Stockholders' Meeting or any adjournment or postponement thereof to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to adopt this Agreement and approve the transactions contemplated hereby.

          (r) State Takeover Statutes. The Board of Directors of the Company has unanimously approved the terms of this Agreement and the Stockholder Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, and such approval represents all the action necessary to render inapplicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section would otherwise be applicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. To the Knowledge of the Company, no other state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Stockholder Agreement, the Merger or the other transactions contemplated by this Agreement and the Stockholder Agreement.

          (s) Brokers. No broker, investment banker, financial advisor or other person, other than Morgan Stanley Dean Witter & Co., the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has delivered to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The fees and expenses of any accountant, broker, financial advisor, legal counsel or other person retained by the Company in connection with this Agreement or the Stockholder Agreement or the transactions contemplated hereby or thereby incurred or to be incurred by the Company will not exceed the fees and expenses set forth in Section 3.01(s) of the Company Disclosure Schedule.

          (t) Opinion of Financial Advisor. The Company has received the opinion of Morgan Stanley Dean Witter & Co. dated the date hereof, to the effect that, as of such date, the Merger Consideration is fair from a financial point of view to the holders of shares of Company Common Stock, a signed copy of which opinion has been delivered to Parent.

          (u) Development, Distribution, Marketing, Supply and Manufacturing Agreements. Section 3.01(u) of the Company Disclosure Schedule sets forth a complete and accurate list of all contracts or agreements (whether or not in written form), to which the Company is a party as of the date hereof or with respect to which the Company has any ongoing obligations as of the date hereof, in each case relating to the research, development, distribution, training, sale, license, marketing and supply of components for, and manufacturing by third parties of, the Company's products or products licensed by the Company, other than any such agreements or contracts that, individually, has aggregate future payment or other obligations of no greater than $75,000 and, in the aggregate, have future payment or other obligations of no greater than $150,000, none of which has a remaining term of greater than one year. The Company has made available to Parent true and complete copies of all such contracts.

          (v) Rights Agreement. The Company has taken all actions necessary to cause the Rights Agreement, dated as of April 25, 1996, as amended, between the Company and Boston Equiserve Limited Partnership, formerly The First National Bank of Boston, as rights agent (the "Rights Agreement") to be amended to (i) render the Rights Agreement inapplicable to this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, (ii) ensure that (y) none of Parent, Sub or any other subsidiary of Parent is an Acquiring Person (as defined in the Rights Agreement) pursuant to the Rights Agreement and (z) a Distribution Date or a Shares Acquisition Date (as such terms are defined in

                                       1-16
     the Rights Agreement) does not occur, in either case of (y) and (z), solely by reason of the execution of this Agreement or the Stockholder Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement and the Stockholder Agreement and (iii) provide that the Final Expiration Date (as defined in the Rights Agreement) shall occur immediately prior to the Effective Time.

          (w) Regulatory Compliance. (i) As to each product subject to the Federal Food, Drug, and Cosmetic Act of 1938, as amended ("FDCA"), and the regulations of the Federal Food and Drug Administration (the "FDA") promulgated thereunder, or similar Legal Provisions in any foreign jurisdiction (each such product, a "Medical Device") that is manufactured, tested, distributed and/or marketed by the Company, such Medical Device is being manufactured, tested, distributed and/or marketed in compliance with all applicable requirements under FDCA, the FDA regulations promulgated thereunder, and such similar Legal Provisions, including those relating to investigational use, premarket clearance, good manufacturing practices, labeling, advertising, record keeping, filing of reports and security, except for failures to be in compliance which, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice or other communication from the FDA or any other Governmental Entity (A) contesting the premarket clearance or approval of, the uses of or the labeling and promotion of any of the Company's products or (B) otherwise alleging any violation of any Legal Provision by the Company.

          (ii) No Medical Devices have been recalled, withdrawn, suspended or discontinued by the Company in the United States or outside the United States (whether voluntarily or otherwise), other than any such recalls, withdrawals, suspensions or discontinuations that, individually or in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect. No proceedings in the United States and outside of the United States of which the Company has Knowledge (whether completed or pending) seeking the recall, withdrawal, suspension or seizure of any Medical Devices are pending against the Company, nor have any such proceedings been pending at any prior time.

          (iii) Neither the Company nor any officer, employee nor, to the Knowledge of the Company, agent of the Company, in each case acting on behalf of the Company, has made an untrue statement of a material fact or fraudulent statement to the FDA or any other Governmental Entity, failed to disclose a material fact required to be disclosed to the FDA or any other Governmental Entity, or committed an act, made a statement, or failed to make a statement that, at the time such disclosure was made, could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities", set forth in 56 Fed. Reg. 46191 (September 10, 1991) or for any other Governmental Entity to invoke any similar policy. Neither the Company nor, to the Knowledge of the Company, any officer, employee or agent of the Company, has been convicted of any crime or engaged in any conduct for which debarment is mandated by 21 U.S.C. sec. 335a(a) or any similar Legal Provision or authorized by 21 U.S.C. sec. 335a(b) or any similar Legal Provision.

          (iv) The Company has not received any written notice that the FDA or any other Governmental Entity has commenced, or threatened to initiate, any action to withdraw its approval or request the recall of any product of the Company, or commenced, or threatened to initiate, any action to enjoin production at any facility of the Company which has had or could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.02. Representations and Warranties of Parent and Sub. Parent and Sub represent and warrant to the Company as follows:

          (a) Organization, Standing and Corporate Power. Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority and possesses all governmental licenses, permits, authorizations and approvals necessary to enable it to use its corporate name and to

                                       1-17
     own, lease or otherwise hold and operate its properties and other assets and to carry on its business as now being conducted, except where the failure to have such governmental licenses, permits, authorizations or approvals, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Parent has made available to the Company prior to the execution of this Agreement true and correct copies of its Restated Certificate of Incorporation and By-laws and the Certificate of Incorporation and By-laws of Sub, in each case as amended to the date hereof.

          (b) Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation of the transactions contemplated by this Agreement by Parent and Sub have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby, including the issuance of shares of Parent Common Stock pursuant to Article II hereof, does not require the approval of the holders of any shares of capital stock of Parent. All outstanding shares of Parent Common Stock are (and all shares of Parent Common Stock which may be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be) duly authorized, validly issued, fully paid and nonassessable and, in the case of shares of Parent Common Stock which may be issued pursuant to this Agreement, will not be subject to any restrictions on resale under the Securities Act, other than restrictions imposed by Rule 145 under the Securities Act. This Agreement has been duly executed and delivered by Parent and Sub, as applicable, and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, as applicable, enforceable against Parent and Sub, as applicable, in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the Merger and the other transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any Lien in or upon any of the properties or assets of Parent or Sub under (x) the Restated Certificate of Incorporation or By-laws of Parent or the Certificate of Incorporation or By-laws of Sub, (y) any loan or credit agreement, bond, debenture, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit or license, whether oral or written, to which Parent or Sub is a party or any of their respective properties or other assets is subject or (z) subject to the governmental filings and other matters referred to in the following sentence, any (A) statute, law, ordinance, rule or regulation or (B) order, writ, injunction, decree, judgment or stipulation, in each case applicable to Parent or Sub or their respective properties or other assets, other than, in the case of clauses
     (y) and (z), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate have not had and could not reasonably be expected to have a Parent Material Adverse Effect. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filings with, any Governmental Entity is required by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the Merger or the other transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act, (2) the filing with the SEC of (A) the Form S-4 and (B) any such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement, (3) the filing and recordation of the Certificate of Merger with the

                                       1-18

     Secretary of State of the State of Delaware, (4) filings with the NYSE and
     (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made, individually or in the aggregate, has not had and could not reasonably be expected to have a Parent Material Adverse Effect.

          (c) Parent SEC Documents. Parent has filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) with the SEC required to be filed by Parent since January 1, 1998 (the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Parent SEC Documents, and except to the extent that information contained in any Parent SEC Document has been revised, superseded or updated by a later-filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (d) Information Supplied. None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Form S-4 will, at the time the Form S-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders and at the time of the Stockholders' Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Form S-4 will comply as to form in all material respects with the requirements of the Securities Act, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form S-4.

          (e) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

          (f) Tax Matters. Neither Parent, Sub nor any Affiliate of Parent has taken or agreed to take any action or knows of any fact or circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; provided, however, that the exercise of appraisal rights by any of the Company's stockholders as contemplated by Section 2.01(d) shall not constitute a breach of the foregoing representation.

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall, except (x) as set forth in Section 4.01(a) of the Company Disclosure Schedule, (y) as specifically contemplated by any other provision of this Agreement or (z) to the extent that Parent shall otherwise consent in advance in writing, carry on its businesses in the ordinary course consistent with past practice (including in respect of research and development activities and programs) and in compliance with all applicable laws and regulations and, to the extent consistent therewith, use all commercially reasonable efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees, distributors and others having business dealings

                                       1-19
with it with the intention that its goodwill and ongoing business shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company shall not, without Parent's prior written consent:

          (i) (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock or property), in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (z) purchase, redeem or otherwise acquire any shares of its capital stock or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except repurchases of unvested shares at cost in connection with the termination of any employee or service provider as permitted by stock option or purchase agreements in effect on the date hereof;

          (ii) issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities, or any "phantom" stock, "phantom" stock rights, stock appreciation rights or stock based performance units (other than (x) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of Stock Options outstanding on the date hereof and in accordance with their terms on the date hereof and (y) the issuance of shares of Company Common Stock pursuant to the Company ESPP in accordance with Section 5.04(b));

          (iii) amend or propose to amend the Company Certificate or the Company By-laws;

          (iv) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any assets that, individually, have a purchase price in excess of $75,000 or, in the aggregate, have a purchase price in excess of $150,000, except for purchases of components or supplies in the ordinary course of business consistent with past practice;

          (v) sell, lease, license, mortgage, sell and leaseback or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or other assets or any interests therein (including securitizations), except sales of inventory and used equipment in the ordinary course of business consistent with past practice; provided, however, that the Company shall be allowed to sublease its leasehold interests without the prior consent of Parent;

          (vi) (x) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice not to exceed $100,000 at any time outstanding, or (y) make any loans, advances or capital contributions to, or investments in, any other person, other than to employees in the ordinary course of business consistent with past practice;

          (vii) make any new capital expenditure or expenditures which, individually, is in excess of $75,000 or, in the aggregate, are in excess of $150,000;

          (viii) (w) pay, discharge, settle or satisfy any claims, liabilities, obligations or litigation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities disclosed, reflected or reserved against in the most recent financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice, (x) cancel any indebtedness, (y) waive or assign any claims or rights of

                                       1-20
     substantial value or (z) waive any benefits of, or agree to modify in any respect any confidentiality, standstill or similar agreements to which the Company is a party;

          (ix) except in the ordinary course of business consistent with past practice, modify, amend or terminate any material contract or agreement to which the Company is a party or waive, release or assign any material rights or claims thereunder;

          (x) enter into any contracts, agreements, binding arrangements or understandings relating to the research, development, distribution, training, sale, license, marketing and supply of components for, or manufacturing by third parties of, the Company's products or products licensed by the Company, other than any such contracts, agreements, arrangements or understandings that, individually, has aggregate future payment or other obligations of no greater than $75,000 and, in the aggregate, have future payment or other obligations of no greater than $150,000, all of which have a term of no greater than one year or are terminable by the Company by notice of not more than 60 days without payment of any penalty and other than pursuant to any such contracts, agreements, arrangements or understandings currently in place (that have been disclosed in writing to Parent prior to the date hereof) in accordance with their terms as of the date hereof;

          (xi) except as otherwise contemplated by this Agreement or as required to comply with applicable law, (A) adopt, enter into, terminate or amend in any material respect (I) any collective bargaining agreement or Benefit Plan or (II) any other agreement, plan or policy involving the Company and one or more of its current or former directors, officers, employees or consultants, (B) increase in any manner the compensation, bonus or fringe or other benefits of, or pay any bonus to, any current or former officer, director or employee (except for normal increases of cash compensation or cash bonuses in the ordinary course of business consistent with past practice that, in the aggregate, do not materially increase the benefits or compensation expenses of the Company), (C) pay any benefit or amount not required under any Benefit Plan or Benefit Agreement or any other benefit plan or arrangement of the Company as in effect on the date of this Agreement, (D) increase in any manner the severance or termination pay of any current or former director, officer or employee, (E) enter into or amend any Benefit Agreement, (F) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, "phantom" stock, stock appreciation rights, "phantom" stock rights, stock based or stock related awards, performance units or restricted stock or the removal of existing restrictions in any Benefit Plans or agreements or awards made thereunder),
     (G) amend or modify any Stock Option, (H) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan, (I) other than as contemplated in Section 5.04, take any action to accelerate the vesting or payment of any compensation or benefit under any Benefit Plan or (J) materially change any actuarial or other assumption used to calculate funding obligations with respect to any Pension Plan or change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined;

          (xii) except as otherwise contemplated by this Agreement, enter into any agreement of a nature that would be required to be filed as an exhibit to Form 10-K under the Exchange Act, other than contracts for the sale of the Company's products in the ordinary course of business consistent with past practice;

          (xiii) form any subsidiary of the Company;

          (xiv) revalue any material assets of the Company or, except as required by GAAP, make any change in accounting methods, principles or practices;

          (xv) sell, transfer or license to any person or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company; or

          (xvi) authorize any of, or commit or agree to take any of, the actions described in Section 4.01(a)(i) through (xv).

                                       1-21

     (b) Other Actions. The Company, Parent and Sub shall not take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified by materiality becoming untrue, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect or (iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

     (c) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party in writing of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect or (ii) the failure of it (and, in the case of Parent, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

     (d) Certain Tax Matters. From the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, (i) the Company will file all tax returns and reports ("Post-Signing Returns") required to be filed by it (after taking into account any applicable extensions); (ii) the Company will timely pay all taxes due and payable with respect to such Post-Signing Returns that are so filed; (iii) the Company will make provision for all taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; (iv) the Company will promptly notify Parent of any material action, suit, proceeding, claim or audit (collectively, "Actions") pending against or with respect to the Company in respect of any tax and will not settle or compromise any such Action without Parent's prior written consent; and (v) the Company will not make any material tax election without Parent's prior written consent; provided, that Parent shall use reasonable efforts to timely respond to a written request by the Company to make any such material tax election.

     SECTION 4.02. No Solicitation. (a) The Company shall not, nor shall it authorize or permit any officer, director or employee of the Company or any investment banker, financial advisor, attorney, accountant or other advisor, agent or representative retained by the Company (collectively, "Representatives") to, directly or indirectly through another person (i) solicit, initiate or encourage, or take any other action intended to, or which could reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes or could reasonably be expected to lead to a Takeover Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any person any information, or otherwise cooperate in any way with, any Takeover Proposal. Without limiting the foregoing, it is agreed that any violation of the restrictions set forth in the preceding sentence by any Representative of the Company, whether or not such person is purporting to act on behalf of the Company or otherwise, shall be a breach of this Section 4.02(a) by the Company. The Company shall immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Takeover Proposal and request the prompt return or destruction of all confidential information previously furnished. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, in response to a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, and which Takeover Proposal was unsolicited and made after the date hereof and did not otherwise result from a breach of this Section 4.02(a), the Company may, if its Board of Directors determines in good faith (after consultation with outside counsel who may be the Company's independent legal counsel acting with respect to this Agreement) that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law, and subject to compliance with Section 4.02(c) and after giving Parent written notice of such determination, (x) furnish information with respect to the Company to the person

                                       1-22
making such Takeover Proposal (and its Representatives) pursuant to a customary confidentiality agreement and (y) participate in discussions or negotiations with the person making such Takeover Proposal (and its Representatives) regarding such Takeover Proposal.

     The term "Takeover Proposal" means any inquiry, proposal or offer from any person relating to, or that is reasonably likely to lead to, any direct or indirect acquisition or purchase, in one transaction or a series of related transactions, of a business that constitutes 15% or more of the revenues, net income, or the assets of the Company, or 15% or more of the Company Common Stock, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of the Company Common Stock, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution, joint venture, binding share exchange or similar transaction involving the Company pursuant to which any person or the shareholders of any person would own 15% or more of the Company or any resulting parent company of the Company, other than the transactions contemplated by this Agreement or the Stockholder Agreement.

     The term "Superior Proposal" means any bona fide offer made by a third party that if consummated would result in such person (or its shareholders) owning, directly or indirectly, 75% or more of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger or the direct or indirect parent of the surviving entity in a merger) or 75% or more of the assets of the Company, which the Board of Directors of the Company determines in good faith (after consultation with a financial advisor of nationally recognized reputation) (i) to be more favorable to the Company's stockholders from a financial point of view than the Merger (taking into account all the terms and conditions of such proposal and this Agreement (including any changes to the financial terms of this Agreement proposed by Parent in response to such offer or otherwise)) and (ii) that is reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such proposal.

     (b) Neither the Board of Directors of the Company nor any committee thereof shall (i)(A) withdraw (or modify in a manner adverse to Parent), or propose to withdraw (or modify in a manner adverse to Parent), the approval, recommendation, or declaration of advisability by such Board of Directors or any such committee thereof of this Agreement or the Merger, or (B) recommend, adopt or approve, or propose publicly to recommend, adopt or approve, any Takeover Proposal (any action described in this clause (i) being referred to as a "Company Adverse Recommendation Change") or (ii) approve or recommend, or propose to approve or recommend, or allow the Company to execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement constituting or related to, or that is intended to or is reasonably likely to lead to, any Takeover Proposal. Notwithstanding the foregoing, at any time prior to obtaining the Stockholder Approval, the Board of Directors of the Company may, in response to a Superior Proposal that was unsolicited and made after the date hereof and that did not otherwise result from a breach of this Section 4.02, make a Company Adverse Recommendation Change if such Board of Directors determines in good faith (after consultation with outside counsel who may be the Company's independent legal counsel acting with respect to this Agreement) that it is required to do so in order to comply with its fiduciary duties to the Company's stockholders under applicable law; provided, however, that no Company Adverse Recommendation Change may be made until after the fifth business day following Parent's receipt of written notice (a "Notice of Adverse Recommendation") from the Company advising Parent that the Board of Directors of the Company intends to make a Company Adverse Recommendation Change and specifying the terms and conditions of such Superior Proposal (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Adverse Recommendation and a new five business day period). In determining whether to make a Company Adverse Recommendation Change, the Board of Directors of the Company shall take into account any changes to the financial terms of this Agreement proposed by Parent in response to a Notice of Adverse Recommendation or otherwise.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.02, the Company shall promptly advise Parent orally and in writing of any Takeover Proposal or

                                       1-23
any inquiry with respect to or that could reasonably be expected to lead to any Takeover Proposal, the material terms and conditions of any such Takeover Proposal or inquiry (including any changes thereto) and the identity of the person making any such Takeover Proposal or inquiry. The Company shall (i) keep Parent fully informed of the status and material details (including any change to the terms thereof) of any such Takeover Proposal or inquiry and (ii) provide to Parent as soon as practicable after receipt or delivery thereof with copies of all correspondence and other written material sent or provided to the Company from any person that describes any of the terms or conditions of any Takeover Proposal.

     (d) Nothing contained in this Section 4.02 shall prohibit the Company from
(x) taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or (y) making any required disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company (after consultation with outside counsel) failure to so disclose would constitute a violation of applicable law; provided, however, that in no event shall the Company or its Board of Directors or any committee thereof take, or agree or resolve to take, any action prohibited by
Section 4.02(b).

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

     SECTION 5.01. Preparation of the Form S-4 and the Proxy Statement; Stockholders' Meeting. (a) As soon as practicable following the date of this Agreement, the Company and Parent shall prepare and the Company shall file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the Form S-4, in which the Proxy Statement will be included as a prospectus. Parent shall use its commercially reasonable efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing and to keep the Form S-4 effective as long as is necessary to consummate the Merger. The Company shall use its commercially reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form S-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Common Stock in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the Form S-4 or the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company. The parties shall notify each other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or the Form S-4 or for additional information and shall supply each other with copies of all correspondence between any of their respective advisors and representatives, on the one hand, and the SEC or its staff on the other hand, with respect to the Proxy Statement, the Form S-4 or the Merger.

     (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date following the date of this Agreement for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting") solely for the purpose of obtaining the Stockholder Approval. Subject to Section 4.02(b), the Company shall, through its Board of Directors, recommend to its stockholders approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing, the Company's obligations pursuant

                                       1-24
to the first sentence of this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of the Merger or this Agreement.

     SECTION 5.02. Access to Information; Confidentiality. The Company shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisors and other representatives, reasonable access during normal business hours during the period prior to the Effective Time or the termination of this Agreement to all its properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except for disclosures expressly permitted by the terms of the Secrecy Agreement dated as of September 22, 1999, between Parent and the Company (as it may be amended from time to time, the "Confidentiality Agreement"), Parent shall hold, and shall cause it officers, employees, accountants, counsel, financial advisors and other representatives and controlled Affiliates to hold, all information received from the Company, directly or indirectly, in confidence in accordance with the Confidentiality Agreement. No investigation pursuant to this Section 5.04 or information provided or received by any party hereto pursuant to this Agreement will affect any of the representations or warranties of the parties hereto contained in this Agreement or the conditions hereunder to the obligations of the parties hereto.

     SECTION 5.03. Commercially Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, including using commercially reasonable efforts to accomplish the following: (i) the taking of all acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable, (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Entity, (iii) the obtaining of all necessary consents, approvals or waivers from third parties, (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Stockholder Agreement, or the consummation of the transactions contemplated hereby or thereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Stockholder Agreement. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (1) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to this Agreement, the Stockholder Agreement, the Merger or any of the other transactions contemplated by this Agreement and the Stockholder Agreement and
(2) if any state takeover statute or similar statute becomes applicable to this Agreement, the Stockholder Agreement, the Merger or any other transactions contemplated by this Agreement and the Stockholder Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholder Agreement and otherwise to minimize the effect of such statute or regulation on this Agreement, the Stockholder Agreement, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. Nothing in this Agreement shall be deemed to require Parent to agree to, or proffer to, divest or hold separate any assets or any portion of any business of Parent or its subsidiaries or the Company.

                                       1-25

     SECTION 5.04. Stock Options. (a) Neither Parent nor the Surviving Corporation shall assume any Stock Options in connection with the transactions contemplated by this Agreement. Accordingly, pursuant to the terms of the Company's 1993 Stock Option Plan, 1996 Stock Option Plan and 1999 Supplemental Stock Option Plan (collectively, and together with the Company ESPP, the "Company Stock Plans"), (i) each outstanding Stock Plan Option shall automatically accelerate so that each such Stock Plan Option shall, immediately prior to the Effective Time, become fully exercisable for all of the shares of Company Common Stock at the time subject to such Stock Plan Option and may be exercised by the holder thereof for any or all of such shares as fully-vested shares of Company Common Stock and (ii) upon the Effective Time, all outstanding Stock Plan Options, to the extent not exercised prior to the Effective Time, shall terminate and shall cease to be outstanding. In addition, as soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if applicable, the person or persons with the requisite authority under the Non-Plan Stock Options) shall adopt such resolutions or take such other actions (including, if necessary, obtaining any required consents from holders) as may be required to cause (i) each outstanding Non-Plan Stock Option to be, immediately prior to the Effective Time, fully exercisable for all of the shares of Company Common Stock at the time subject to such Non-Plan Stock Option, and exercisable by the holder thereof for any or all of such shares as fully-vested shares of Company Common Stock and (ii) upon the Effective Time, all outstanding Non-Plan Stock Options, to the extent not exercised prior to the Effective Time, shall terminate and shall cease to be outstanding.

     (b) The rights of participants in the Company's Employee Stock Purchase Plan (the "Company ESPP") with respect to any offering underway immediately prior to the Effective Time shall be determined in accordance with the provisions of Section VII.G. of the Company ESPP as in effect as of the date of this Agreement. Each share of Company Common Stock purchased under such offering shall, by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive a number of shares of Parent Common Stock equal to the Exchange Ratio, without issuance of certificates representing issued and outstanding shares of Company Common Stock to participants under the Company ESPP. As of the Effective Time, the Company ESPP shall be automatically terminated in accordance with Section IX.B.(iii) of the Company ESPP.

     SECTION 5.05. Indemnification, Exculpation and Insurance. (a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company as provided in the Company Certificate, the Company By-laws or any indemnification agreement between such directors or officers and the Company (in each case, as in effect on the date hereof) shall be assumed in all respects by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms.

     (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or
(ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation shall expressly assume the obligations set forth in this Section 5.05.

     (c) For six years after the Effective Time, Parent shall maintain in effect the Company's current officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time, covering each person currently covered by the Company's officers' and directors' liability insurance policy (a true and complete copy of which has been heretofore delivered to Parent), on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, however, that Parent may substitute therefor policies of Parent containing terms with respect to coverage and amount no less favorable in any material respect to such directors and officers; provided further, however, that in satisfying its obligation under this Section 5.05(c) Parent shall not be obligated to pay aggregate premiums in excess of 200% of the amount paid by the Company in its last full fiscal year (which premiums are hereby represented and warranted by the Company to be $115,139), it

                                       1-26
being understood and agreed that Parent shall nevertheless be obligated to provide such coverage as may be obtained for such 200% amount.

     (d) The provisions of this Section 5.05 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

     SECTION 5.06. Fees and Expenses. (a) Except as provided in paragraph (b) of this Section 5.06, all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of (i) the costs and expenses incurred in connection with filing, printing and mailing the Proxy Statement and the Form S-4 and (ii) the filing fees for the premerger notification and report forms under the HSR Act.

     (b) In the event that (i) this Agreement is terminated by Parent pursuant to Section 7.01(e) or (ii) (A) a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal, (B) this Agreement is terminated by either Parent or the Company pursuant to either Section 7.01(b)(i) without a vote at the Stockholders' Meeting having been taken or Section 7.01(b)(iii) and (C) within 12 months after such termination, the Company enters into a definitive agreement to consummate, or consummates, transactions contemplated by any Takeover Proposal, then the Company shall pay Parent a fee equal to $5.75 million (the "Termination Fee") by wire transfer of same-day funds (x) in the case of a payment required by clause
(i) above, on the date of termination of this Agreement and (y) in the case of a payment required by clause (ii) above, on the date of the first to occur of such events referred to in clause (ii)(C).

     (c) The Company acknowledges and agrees that the agreements contained in
Section 5.06(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to Section 5.06(b), and, in order to obtain such payment, Parent commences a suit that results in a judgment against the Company for the Termination Fee, the Company shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the Termination Fee from the date such payment was required to be made until the date of payment at the prime rate of Citibank, N.A. in effect on the date such payment was required to be made.

     SECTION 5.07. Public Announcements. Parent and the Company will consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

     SECTION 5.08. Affiliates. As soon as practicable after the date hereof, the Company shall deliver to Parent a letter identifying all persons who are at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use its commercially reasonable efforts to cause each such person to deliver to Parent at least 15 days prior to the Closing Date a written agreement substantially in the form attached as Exhibit B hereto.

     SECTION 5.09. Stock Exchange Listing. Parent shall use its commercially reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                                       1-27

     SECTION 5.10. Tax Treatment. Each of Parent, Sub and the Company shall use commercially reasonable efforts to cause the Merger to qualify as a reorganization within the meaning of Section 368(a) of the Code.

     SECTION 5.11. Stockholder Litigation. The Company shall give Parent the opportunity to participate in the defense or settlement of any stockholder litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement or the Stockholder Agreement; provided, however, that no such settlement shall be agreed to without Parent's prior written consent, which consent shall not be unreasonably withheld.

     SECTION 5.12. Rights Agreement. The Board of Directors of the Company shall take all further action (in addition to that referred to in Section 3.01(v)) requested by Parent in order to render the rights (the "Rights") issued pursuant to the Rights Agreement to purchase Series A Junior Participating Preferred Stock of the Company, inapplicable to the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, the Board of Directors of the Company shall not, without the prior written consent of Parent,
(a) amend the Rights Agreement or (b) take any action with respect to, or make any determination under, the Rights Agreement, including a redemption of the Rights or any action to facilitate a Takeover Proposal.

     SECTION 5.13. Convertible Notes. (a) The Company shall deliver, or shall cause to be delivered, in accordance with the terms of the Indenture dated as of April 15, 1997 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"), relating to the Convertible Notes, to the Trustee and to each Noteholder (as defined in the Indenture) as promptly as practicable after the date hereof but in no event less than 15 days prior to the Effective Time, the notice required by Section 15.10 of the Indenture.

     (b) The Company shall, as promptly as possible after the Effective Time, execute a supplemental indenture to the Indenture, that shall give effect to the provisions of Sections 3.5(e) and 15.6 of the Indenture. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Noteholder within 20 days after the execution thereof in accordance with the terms of Section 15.6 of the Indenture.

     (c) The Company shall take all such further actions as may be necessary to comply with all of the terms and conditions of the Indenture.

     SECTION 5.14. Employee Matters. (a) For a period of not less than one year after the Effective Time, employees of the Company who continue their employment after the Effective Time shall be provided base salary or hourly wage rates and employee benefits which are substantially comparable in the aggregate to those provided for such employees as of the date hereof. Neither Parent nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, stock appreciation rights or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements. Any plans or arrangements of the Company providing for such issuance shall be disregarded in determining whether employee benefits are substantially comparable in the aggregate.

     (b) Parent shall cause the Surviving Corporation to recognize the service of each employee of the Company who continues employment through the Effective Time as if such service had been performed with Parent (i) for purposes of eligibility and vesting (but not benefit accrual) under Parent's defined benefit pension plan, (ii) for purposes of eligibility for vacation under Parent's vacation program and (iii) for benefit accrual purposes under Parent's severance plan (in the case of each of clauses (i), (ii) and (iii), solely to the extent that Parent makes such plan or program available to employees of the Surviving Corporation), but not for purposes of any other employee benefit plan of Parent.

                                       1-28

     (c) The Company shall not take any action on or prior to the Effective Time in relation to any contract or understanding with any European-based employees that could result in any liability for redundancy or unfair dismissal as of the Effective Time.

     (d) The Company shall comply with all obligations to notify and consult with recognized employee representatives in connection with the transactions contemplated by this Agreement.

     (e) Prior to the Effective Time, the Company shall take all such steps as may be required to cause the transactions contemplated by Section 5.04 and any other dispositions of Company equity securities (including derivative securities) in connection with this Agreement or the transactions contemplated hereby by each individual who is a director or officer of the Company, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the interpretive letter dated January 12, 1999, issued by the SEC to Skadden, Arps, Slate, Meagher & Flom LLP.

     (f) Nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific plans or to continue the employment of any specific person.

     SECTION 5.15. Stockholder Agreement Legend. The Company will inscribe upon any Certificate representing Subject Shares tendered by a Stockholder (as such terms are defined in the Stockholder Agreement) for such purpose the following legend: "THE SHARES OF COMMON STOCK, PAR VALUE $.001 PER SHARE, OF HEARTPORT, INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF JANUARY 26, 2001, AND ARE SUBJECT TO TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF HEARTPORT, INC."

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.01.  Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

          (b) NYSE Listing. The shares of Parent Company Stock issuable to the Company's stockholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (c) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

          (d) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other judgment or order issued by any court of competent jurisdiction or other statute, law, rule, legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties that have used its commercially reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

          (e) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

     SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligations of Parent and Sub to effect the Merger are further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of the Company contained in this Agreement that are not so qualified

                                       1-29
     shall be true and correct in all material respects, in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the chief executive officer and the chief financial officer of the Company to such effect.

          (c) No Litigation. There shall not be pending or threatened any suit, action or proceeding by any Governmental Entity (i) challenging the acquisition by Parent or Sub of any shares of Company Common Stock, seeking to restrain or prohibit the consummation of the Merger, or seeking to place limitations on the ownership of shares of Company Common Stock (or shares of common stock of the Surviving Corporation) by Parent or Sub or seeking to obtain from the Company, Parent or Sub any damages that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of Parent's subsidiaries of any material portion of any business or of any assets of the Company, Parent or any of Parent's subsidiaries, or to compel the Company, Parent or any of Parent's subsidiaries to divest or hold separate any business or any assets of the Company, Parent or any of Parent's subsidiaries, as a result of the Merger, (iii) seeking to prohibit Parent or any of Parent's subsidiaries from effectively controlling in any material respect the business or operations of the Company or (iv) otherwise having, or being reasonably expected to have, a Material Adverse Effect.

     SECTION 6.03. Conditions to Obligation of the Company. The obligation of the Company to effect the Merger is further subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of Parent and Sub contained in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of Parent and Sub contained in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date. The Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

          (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

     SECTION 6.04. Frustration of Closing Conditions. None of the Company, Parent or Sub may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use commercially reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to Section 5.03.

                                       1-30

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

     SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder
Approval:

          (a) by mutual written consent of Parent, Sub and the Company;

          (b) by either Parent or the Company:

             (i) if the Merger shall not have been consummated on or before July 26, 2001 (the "Outside Date"); provided, however, that the right to terminate this Agreement under this Section 7.01(b)(i) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to be consummated on or before such date;

             (ii) if any Restraint having any of the effects set forth in
        Section 6.01(d) shall be in effect and shall have become final and nonappealable; or

             (iii) if the Stockholder Approval shall not have been obtained at the Stockholders' Meeting duly convened therefor or at any adjournment or postponement thereof;

          (c) by Parent, if (i) the Company shall have breached any of its representations and warranties set forth in this Agreement, which breach
     (A) would give rise to a failure of the condition set forth in Section 6.02(a) and (B) cannot be or has not been cured by the date that is 30 calendar days prior to the Outside Date or (ii) the Company shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to a failure of the condition set forth in Section 6.02(b), and (B) cannot be or has not been cured by the Company within 30 calendar days following receipt of written notice of such breach or failure to perform from Parent;

          (d) by the Company, if (i) Parent shall have breached any of its representations and warranties set forth in this Agreement, which breach
     (A) would give rise to a failure of the condition set forth in Section 6.03(a) and (B) cannot be or has not been cured by the date that is 30 calendar days prior to the Outside Date or (ii) Parent shall have breached or failed to perform any of its covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would give rise to a failure of the condition set forth in Section 6.03(b), and (B) cannot be or has not been cured by Parent within 30 calendar days following receipt of written notice of such breach or failure to perform from the Company; or

          (e) by Parent, in the event that a Company Adverse Recommendation Change shall have occurred.

     SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Sub or the Company, other than the provisions of Section 3.01(s), the penultimate sentence of Section 5.02, Section 5.06, this Section 7.02 and Article VIII, which provisions shall survive such termination, and except to the extent that such termination results from the wilful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

     SECTION 7.03. Amendment. This Agreement may be amended by the parties hereto at any time before or after the Stockholder Approval; provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by the stockholders of the Company or by law requires the approval of the stockholders of Parent without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                       1-31

     SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) subject to the proviso of Section 7.03, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

     SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

     SECTION 8.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

     if to Parent or Sub, to:

       c/o Ethicon, Inc.
       U.S. Route #22
       Somerville, NJ 08876

        Telecopy No.: (908) 218-3492

        Attention: Howard Zauberman

     with copies to:

       Johnson & Johnson
       One Johnson & Johnson Plaza
       New Brunswick, NJ 08933

        Telecopy No.: (732) 524-2788

        Attention: Office of General Counsel

        and

       Cravath, Swaine & Moore
       Worldwide Plaza
       825 Eighth Avenue
       New York, NY 10019

        Telecopy No.: (212) 474-3700

        Attention: Robert I. Townsend, III, Esq.

                                       1-32
     if to the Company, to:

       Heartport, Inc.
       700 Bay Road
       Redwood City, CA 94063

        Telecopy No.: (650) 482-4438

        Attention: Casey M. Tansey

     with a copy to:

       Gunderson Dettmer Stough
       Villeneuve Franklin & Hachigian, LLP
       733 3rd Avenue, Suite 220
       New York, NY 10017

        Telecopy No.: (646) 487-0970

        Attention: Jay K. Hachigian, Esq.

     SECTION 8.03.  Definitions.  For purposes of this Agreement:

          (a) an "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;

          (b) "Knowledge" of any person that is not an individual means, with respect to any matter in question, the actual knowledge of such person's executive officers and other employees having primary responsibility for such matter;

          (c) "Material Adverse Change" or "Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development or developments which, individually or in the aggregate, could reasonably be expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of the Company provided, however, that in no event shall (A) changes affecting the medical devices industry generally and not specifically relating to the Company, (B) changes affecting the United States economy generally, (C) a decrease in the price of the Company Common Stock or the failure by the Company to meet or exceed Wall Street research analysts' or the Company's internal earnings or other estimates or projections, in each case in and of itself, (D) any adverse change or effect resulting from compliance by the Company with the terms of this Agreement or (E) any adverse change or effect resulting from the matters set forth in Section 8.03 of the Company Disclosure Schedule, constitute a Material Adverse Change or Material Adverse Effect;

          (d) "Parent Material Adverse Effect" means any change, effect, event, occurrence or state of facts (or any development or developments which, individually or in the aggregate, could reasonably be expected to result in any change or effect) that is materially adverse to the business, properties, assets, liabilities (contingent or otherwise), financial condition or results of operations of Parent and its subsidiaries, taken as a whole; provided, however, that in no event shall (A) changes affecting the industries in which Parent operates generally and not specifically relating to Parent or (B) changes affecting the United States economy generally constitute a Parent Material Adverse Effect;

          (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

          (f) a "subsidiary" of any person means another person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

                                       1-33

     SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, a Section, Exhibit or Schedule, such reference shall be to an Article of, a Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

     SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

     SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement, the Stockholder Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement, the Stockholder Agreement and the Confidentiality Agreement and (b) except for the provisions of Article II and
Section 5.05, are not intended to confer upon any person other than the parties any rights or remedies.

     SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

     SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties, except that Sub may assign, in its sole discretion, any of or all its rights, interests and obligations under this Agreement to Parent or to any direct or indirect wholly owned subsidiary of Parent, but no such assignment shall relieve Sub of any of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

     SECTION 8.09. Specific Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement,
(b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

                                       1-34

     SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                                       1-35

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          JOHNSON & JOHNSON,

                                          by: /s/ ROBERT DARRETTA
                                            ------------------------------------
                                              Name: Robert Darretta
                                              Title:  Vice President, Finance
                                                      and Chief Financial
                                                      Officer

                                          HP MERGER SUB, INC.,

                                          by: /s/ HOWARD ZAUBERMAN
                                            ------------------------------------
                                              Name: Howard Zauberman
                                              Title:  President

                                          HEARTPORT, INC.,

                                          by: /s/ CASEY M. TANSEY
                                            ------------------------------------
                                              Name: Casey M. Tansey
                                              Title:  President and Chief
                                              Executive Officer

                                       1-36

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT

                             INDEX OF DEFINED TERMS

TERM
----
Actions.....................................................  Section 4.01(d)
Affiliate...................................................  Section 8.03(a)
Agreement...................................................  Preamble
Appraisal Shares............................................  Section 2.01(d)
Average Closing Price.......................................  Section 2.01(c)
Benefit Agreements..........................................  Section 3.01(g)
Benefit Plans...............................................  Section 3.01(k)
Certificate.................................................  Section 2.01(c)
Certificate of Merger.......................................  Section 1.03
Closing.....................................................  Section 1.02
Closing Date................................................  Section 1.02
Code........................................................  Preamble
Commonly Controlled Entity..................................  Section 3.01(k)
Company.....................................................  Preamble
Company Adverse Recommendation Change.......................  Section 4.02(b)
Company By-laws.............................................  Section 3.01(a)
Company Certificate.........................................  Section 3.01(a)
Company Common Stock........................................  Preamble
Company Disclosure Schedule.................................  Section 3.01
Company ESPP................................................  Section 5.04(b)
Company SEC Documents.......................................  Section 3.01(e)
Company Stock Plans.........................................  Section 5.04(a)
Confidentiality Agreement...................................  Section 5.02
Convertible Notes...........................................  Section 3.01(c)
DGCL........................................................  Section 1.01
Effective Time..............................................  Section 1.03
Environmental Laws..........................................  Section 3.01(j)
ERISA.......................................................  Section 3.01(l)
Exchange Act................................................  Section 3.01(d)
Exchange Agent..............................................  Section 2.02(a)
Exchange Fund...............................................  Section 2.02(a)
Exchange Ratio..............................................  Section 2.01(c)
FDA.........................................................  Section 3.01(w)
FDCA........................................................  Section 3.01(w)
Filed Company SEC Documents.................................  Section 3.01(e)
Form S-4....................................................  Section 3.01(f)
GAAP........................................................  Section 3.01(e)
Governmental Entity.........................................  Section 3.01(d)
Hazardous Material..........................................  Section 3.01(j)
HSR Act.....................................................  Section 3.01(d)
Indenture...................................................  Section 5.13(a)
Intellectual Property Rights................................  Section 3.01(p)
IRS.........................................................  Section 3.01(l)
Knowledge...................................................  Section 8.03(b)
Legal Provisions............................................  Section 3.01(j)
Liens.......................................................  Section 3.01(d)
Material Adverse Change.....................................  Section 8.03(c)

                                       1-37

TERM
----
Material Adverse Effect.....................................  Section 8.03(c)
Medical Device..............................................  Section 3.01(w)
Merger......................................................  Preamble
Merger Consideration........................................  Section 2.01(c)
Non-Plan Stock Options......................................  Section 3.01(c)
Notice of Adverse Recommendation............................  Section 4.02(b)
NYSE........................................................  Section 2.01(c)
NYSE Composite Transactions Tape............................  Section 2.01(c)
Original Agreement..........................................  Preamble
Outside Date................................................  Section 7.01(b)
Parachute Gross Up Payment..................................  Section 3.01(m)
Parent......................................................  Preamble
Parent Common Stock.........................................  Preamble
Parent Disclosure Schedule..................................  Section 3.02
Parent Material Adverse Effect..............................  Section 8.03(d)
Parent SEC Documents........................................  Section 3.02(c)
Pension Plan................................................  Section 3.01(l)
Permits.....................................................  Section 3.01(j)
person......................................................  Section 8.03(e)
Post-Signing Returns........................................  Section 4.01(d)
Preferred Stock.............................................  Section 3.01(c)
Primary Company Executives..................................  Section 3.01(m)
Principal Stockholders......................................  Preamble
Proxy Statement.............................................  Section 3.01(d)
Representatives.............................................  Section 4.02(a)
Release.....................................................  Section 3.01(j)
Restraints..................................................  Section 6.01(d)
Rights......................................................  Section 5.12
Rights Agreement............................................  Section 3.01(v)
SEC.........................................................  Section 3.01(d)
Securities Act..............................................  Section 3.01(e)
Stockholder Agreement.......................................  Preamble
Stockholder Approval........................................  Section 3.01(q)
Stockholders' Meeting.......................................  Section 5.01(b)
Stock Options...............................................  Section 3.01(c)
Stock Plan Options..........................................  Section 3.01(c)
Sub.........................................................  Preamble
subsidiary..................................................  Section 8.03(f)
Superior Proposal...........................................  Section 4.02(a)
Surviving Corporation.......................................  Section 1.01
Takeover Proposal...........................................  Section 4.02(a)
taxes.......................................................  Section 3.01(n)
Termination Fee.............................................  Section 5.06(b)
Trustee.....................................................  Section 5.13(a)

                                       1-38

                                                                       EXHIBIT A
                                                         TO THE MERGER AGREEMENT

       FORM OF CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

     First: The name of the corporation (hereinafter called the "Corporation") is Heartport, Inc.

     Second: The address, including street, number, city, and county, of the registered office of the Corporation in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, County of New Castle; and the name of the registered agent of the Corporation in the State of Delaware at such address is Corporation Service Company.

     Third: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     Fourth: The aggregate number of shares which the Corporation shall have authority to issue is 1,000 shares of Common Stock, par value $0.01 per share.

     Fifth: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.

     Sixth: To the fullest extent permitted by the General Corporation Law of the State of Delaware as it now exists and as it may hereafter be amended, no director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     Seventh: The Corporation shall, to the fullest extent permitted by the provisions of Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said Section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said Section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders or disinterested directors or otherwise and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person. Any repeal or modification of this Article SEVENTH shall not adversely affect any right to indemnification of any persons existing at the time such repeal or modification with respect to any matter occurring prior to such repeal or modification.

     Eighth: Unless and except to the extent that the By-laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

                                       1-39

                                                                       EXHIBIT B
                                                         TO THE MERGER AGREEMENT

                            FORM OF AFFILIATE LETTER

Dear Sirs:

     The undersigned, a holder of shares of common stock, par value $.001 per share ("Company Common Stock"), of Heartport, Inc., a Delaware corporation (the "Company"), acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of either such fact. Pursuant to the terms of the Agreement and Plan of Merger dated as of January 26, 2001, among Johnson & Johnson, a New Jersey corporation ("Parent"), HP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and the Company, Sub will be merged with and into the Company (the "Merger"), and in connection with the Merger, the undersigned is entitled to receive common stock, par value $1.00 per share ("Parent Common Stock"), of Parent.

     If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Common Stock received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Common Stock by the undersigned.

     The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Common Stock received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

     In the event of a sale or other disposition by the undersigned of Parent Common Stock pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Common Stock sold as indicated in such letter.

     Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Common Stock by the undersigned under Rule 145 in accordance with the terms thereof, including filing, on a timely basis, all reports and data required to be filed by it with the SEC pursuant to Section 13 of the Exchange Act, and furnish to the undersigned upon request a written statement as to whether or not Parent has complied with such reporting requirements during the twelve months preceding any proposed sale of the Parent Common Stock by the undersigned pursuant to Rule
145. Parent hereby represents to the undersigned that it has filed all reports required to be filed with the SEC under Section 13 of the Exchange Act during the preceding twelve months.

                                       1-40

     The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

     There will be placed on the certificates for Parent Common Stock issued to the undersigned in connection with the Merger, or any substitutions therefor, a legend stating in substance:

          "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as Johnson & Johnson shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

     It is understood and agreed that certificates with the legend set forth above will be substituted by delivery of certificates without such legends if
(i) one year shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(2) are then available, (ii) two years shall have elapsed from the date the undersigned acquired the Parent Common Stock received in the Merger and the provisions of Rule 145(d)(3) are then available or (iii) Parent has received either a written opinion of counsel, which opinion of counsel shall be reasonably satisfactory to Parent, or a "no action" letter obtained by the undersigned from the SEC, to the effect that the restrictions imposed by Rule 145 under the Securities Act no longer apply to the undersigned.

     The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Common Stock and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                       1-41

                                                                         ANNEX I
                                                                    TO EXHIBIT B

[Name]                                                                    [Date]

     On             , the undersigned sold the securities of Johnson & Johnson, a New Jersey corporation ("Parent"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of HP Merger Sub, Inc., a Delaware corporation, with and into Heartport, Inc., a Delaware corporation.

     Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

     The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

           [Space to be provided for description of the Securities.]

                                       1-42

                                                                         ANNEX 2

                              STOCKHOLDER AGREEMENT dated as of January 26,
                         2001, (this "Agreement"), among JOHNSON & JOHNSON, a New Jersey corporation ("Parent"), and the individuals and other parties listed on Schedule A attached hereto (each, a "Stockholder" and, collectively, the "Stockholders").

     WHEREAS Parent, HP Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and Heartport, Inc., a Delaware corporation (the "Company"), propose to enter into an Agreement and Plan of Merger dated as of the date hereof (as the same may be amended or supplemented, the "Merger Agreement") providing for the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the conditions set forth in the Merger Agreement; and

     WHEREAS each Stockholder owns the number of shares of common stock, par value $.001 per share, of the Company, (the "Company Common Stock"), set forth opposite his, her or its name on Schedule A attached hereto (such shares of Company Common Stock, together with any other shares of capital stock of the Company acquired by such Stockholder after the date hereof and during the term of this Agreement (including through the exercise of any stock options, warrants or similar instruments), being collectively referred to herein as the "Subject Shares" of such Stockholder);

     WHEREAS the Board of Directors of the Company has approved the terms of this Agreement; and

     WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Parent has requested that each Stockholder enter into this Agreement.

     NOW, THEREFORE, to induce Parent to enter into, and in consideration of its entering into, the Merger Agreement, and in consideration of the mutual promises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, agree as follows:

     1. Representations and Warranties of Each Stockholder. Each Stockholder hereby, severally and not jointly, represents and warrants to Parent as of the date hereof in respect of himself, herself or itself as follows:

     (a) Authority, Execution and Delivery; Enforceability. The Stockholder has all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms. Except for the expiration or termination of the waiting periods under the HSR Act and informational filings with the SEC, the execution and delivery by the Stockholder of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, (i) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the Subject Shares of the Stockholder under, any trust agreement, loan or credit agreement, bond, note, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding or instrument, (collectively, "Contracts") to which the Stockholder is a party or by which any of the Subject Shares of the Stockholder is bound or (ii) subject to the filings and other matters referred to in the next sentence, any provision of any judgment, order or decree (collectively, "Judgment") or any statute, law ordinance, rule or regulation (collectively, "Applicable Law") applicable to the Subject Shares of the Stockholder. No consent, approval, order or authorization (collectively, "Consent") of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to the Stockholder in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than (i) compliance with and filings under the HSR Act, if applicable to the Stockholder's receipt in the Merger of Parent Common Stock, (ii) such reports under Sections 13(d) and 16 of the Exchange Act as may be required in
                                       2-1
connection with this Agreement and the transactions contemplated hereby and
(iii) where the failure to obtain such Consent or action, or to make such registration, declaration or filing, could not prevent or delay the performance by the Stockholder of its obligations under this Agreement. If the Stockholder is a natural person and is married, and the Stockholder's Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, the Stockholder's spouse, enforceable against such spouse in accordance with its terms. No trust of which such Stockholder is a trustee requires the consent of any beneficiary to the execution and delivery of this Agreement or to the consummation of the transactions contemplated hereby.

     (b) The Subject Shares. The Stockholder is the record and beneficial owner of, or is trustee of a trust that is the record holder of, and whose beneficiaries are the beneficial owners of, and has good and marketable title to, the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto, free and clear of any Liens. The Stockholder does not own, of record or beneficially, any shares of capital stock of the Company other than the Subject Shares set forth opposite his, her or its name on Schedule A attached hereto. The Stockholder has the sole right to vote such Subject Shares, and, except as contemplated by this Agreement, none of such Subject Shares is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting of such Subject Shares.

     2. Representations and Warranties of Parent. Parent hereby represents and warrants to each Stockholder that Parent has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly authorized. The execution and delivery by Parent of this Agreement and consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent. Parent has duly executed and delivered this Agreement, and, assuming this Agreement constitutes the legal, valid and binding obligation of each of the other parties hereto, this Agreement constitutes a valid and binding obligation of Parent enforceable against Parent in accordance with its terms. The execution and delivery by Parent of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to loss of a material benefit under, or result in the creation of any Lien upon any of the properties or assets of the Stockholder under any provision of, the Certificate of Incorporation or By-laws of Parent, or any Contract to which Parent is a party or by which any properties or assets of Parent are bound or, subject to the filings and other matters referred to in the next sentence, any provision of any Judgment or Applicable Law applicable to Parent or the properties or assets of Parent. No Consent of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby, other than such reports under Sections 13(d) and 16 of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby.

     3. Covenants of each Stockholder. Each Stockholder, acting as a stockholder of the Company and not as an officer or director of the Company, severally and not jointly, agrees as follows:

     (a) At any meeting of stockholders of the Company called to vote upon the Merger and the Merger Agreement or at any adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement is sought, the Stockholder shall, including by executing a written consent if requested by Parent, vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption by the Company of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

     (b) At any meeting of stockholders of the Company or at any adjournment thereof or in any other circumstances upon which the Stockholder's vote, consent or other approval is sought, the Stockholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other

                                       2-2
than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by the Company or any other Takeover Proposal or (ii) any amendment of the Company's Restated Certificate of Incorporation or Amended and Restated By-laws or other proposal or transaction involving the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation of the Company under or with respect to, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of the Company Common Stock. The Stockholder shall not to commit or agree to take any action inconsistent with the foregoing.

     (c) The Stockholder shall not (i) sell, transfer, pledge, assign or otherwise dispose of (including by gift) (collectively, "Transfer"), consent to any Transfer of, or enter into any Contract, option or other arrangement (including any profit sharing arrangement) with respect to the Transfer of, any Subject Shares (or any interest therein) to any person other than pursuant to the terms of the Merger or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, with respect to any Subject Shares and shall not to commit or agree to take any of the foregoing actions. The Stockholder shall not, nor shall such Stockholder permit any entity under such Stockholder's control to, deposit any Subject Shares in a voting trust.

     (d) The Stockholder shall not, nor shall it authorize or permit any employee or affiliate of, or any investment banker, financial advisor, attorney, accountant or other representative of, the Stockholder to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any action to facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, a Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding , or furnish to any person (other than Parent and any of its affiliates and representatives) any information with respect to, any Takeover Proposal. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any employee or affiliate of, or any investment banker, financial advisor, attorney, accountant or other representative of such Stockholder, whether or not such Person is purporting to act on behalf of such Stockholder, shall be deemed to be a violation of this Section 3(d) by such Stockholder.

     (e) Until the earlier of (i) the consummation of the Merger or (ii) termination of the Merger Agreement pursuant to its terms, the Stockholder shall use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder shall not issue any press release or make any other public statement with respect to the Merger Agreement, the Merger or any other transaction contemplated by the Merger Agreement without the prior written consent of Parent, except as may be required by Applicable Law.

     (f) If, at the time the Merger Agreement is submitted for approval to the stockholders of the Company, a Stockholder is an "affiliate" of the Company for purposes of Rule 145 under the Securities Act, such Stockholder shall deliver to Parent on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit B to the Merger Agreement.

     (g) The Stockholder, and any beneficiary of a revocable trust for which such Stockholder serves as trustee, shall not take any action to revoke or terminate such trust or take any other action which would restrict, limit or frustrate in any way the transactions contemplated by this Agreement. Each such beneficiary hereby acknowledges and agrees to be bound by the terms of this Agreement applicable to it.

     (h) The Stockholder hereby consents to and approves the actions taken by the Board of Directors of the Company in approving the Merger Agreement and this Agreement, the Merger and the other transactions contemplated by the Merger Agreement. The Stockholder hereby waives, and agrees not to exercise or assert, any appraisal or similar rights under Section 262 of the DGCL or other applicable law in connection with the Merger.
                                       2-3

     (i) (i) In the event that the Merger Agreement shall have been terminated under circumstances where Parent is or may become entitled to receive the Termination Fee, each Stockholder shall pay to Parent on demand an amount equal to all profit (determined in accordance with Section 3(i)(ii)) of such Stockholder, solely in his capacity as a stockholder of the Company, from the consummation of any Takeover Proposal that is consummated, or the definitive agreement with respect to which is entered into by the Company, in either case within 12 months after such termination.

     (ii) For purposes of this Section 3(i), the profit of any Stockholder, solely in his capacity as a stockholder of the Company, from the consummation of any Takeover Proposal shall equal (A) the aggregate consideration received by such Stockholder, solely in his capacity as a stockholder of the Company, as a result of the consummation of such Takeover Proposal, valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation plus (B) the fair market value, on the date of sale or other disposition, of all Subject Shares of such Stockholder sold or otherwise disposed of after the termination of the Merger Agreement and prior to the date of such consummation less (C) the product of $2.72 and the number of Subject Shares owned by such Stockholder, which amount is payable to such Stockholder pursuant to the Merger Agreement, as in effect on the date hereof (the "Original Merger Consideration").

     (iii) In the event that (A) prior to the Effective Time, a Takeover Proposal shall have been made to the Company or shall have been made directly to the stockholders of the Company generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and (B) the Effective Time shall have occurred and Parent for any reason shall have increased the amount of the Original Merger Consideration, each Stockholder shall pay to Parent on demand an amount equal to the product of (x) the number of Subject Shares of such Stockholder and (y) 100% of the excess, if any, of (I) the per share cash consideration or the per share fair market value of any non-cash consideration, as the case may be, received by the Stockholder as a result of the consummation of the Merger, pursuant to the Merger Agreement as in effect on the date of such consummation, determined as of the Effective Time of the Merger, over (II) the Original Merger Consideration.

     (iv) For purposes of this Section 3(i), the fair market value of any non-cash consideration consisting of:

          (A) securities listed on a national securities exchange or traded on The Nasdaq Stock Market shall be equal to the average closing price per share of such security as reported on such exchange or The Nasdaq Stock Market for the five trading days after the date of determination; and

          (B) consideration which is other than cash or securities of the form specified in clause (i) of this Section 3(i)(iv) shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by Parent and the Stockholder owning the largest number of Subject Shares as set forth on Schedule A attached hereto within 10 business days of the event requiring the selection of such investment banking firm; provided, however, that if such parties are unable to agree within two business days after the date of such event as to the investment banking firm, then such parties shall each select one investment banking firm, and those firms shall select a third investment banking firm, which third firm shall make such determination; provided further, that the fees and expenses of such investment banking firm shall be borne equally by Parent, on the one hand, and the Stockholders, on the other hand. The determination of the investment banking firm shall be binding upon the parties.

     (v) Any payments under this Section 3(i) shall be paid to Parent as designated by it with the same kind of consideration received by each Stockholder in the transaction giving rise to such payment obligation.

     4. Grant of Irrevocable Proxy; Appointment of Attorney-in-Fact.

     (a) Each Stockholder hereby irrevocably grants to, and appoints, Parent and Michael Ullmann, Secretary of Parent, and Steven Rosenberg, Assistant Secretary of Parent, in their respective capacities as
                                       2-4
officers of Parent, and any individual who shall hereafter succeed to any such office of Parent, and each of them individually, and any individual designated in writing by any of them, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote such Stockholder's Subject Shares, or grant a consent or approval in respect of such Subject Shares (i) in favor of adoption of the Merger Agreement and approval of the Merger and any other transactions contemplated by the Merger Agreement, (ii) against any Takeover Proposal and
(iii) against any amendment of the Company's Restated Certificate of Incorporation or Amended and Restated By-laws, or other proposal or transaction (including any consent solicitation to remove or elect any directors of the Company) involving the Company, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under or with respect to, the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of the Company Common Stock. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder's execution and delivery of this Agreement.

     (b) Such Stockholder represents that any proxies heretofore given in respect of such Stockholder's Subject Shares are not irrevocable, and that all such proxies are hereby revoked.

     (c) Such Stockholder hereby affirms that the irrevocable proxy set forth in this Section 4 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of the Stockholder under this Agreement. Such Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Such Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212(e) of the DGCL. The irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement in accordance with Section 7.

     5. Further Assurances. Each Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Parent may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

     6. Additional Matters. (a) Each Stockholder agrees that this Agreement and the obligations hereunder shall attach to such Stockholder's Subject Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Subject Shares shall pass, whether by operation of law or otherwise, including such Stockholder's heirs, guardians, administrators or successors, and that each certificate representing such Subject Shares will be inscribed with a legend to such effect. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of the Company affecting the Company Common Stock, or the acquisition of additional shares of Company Common Stock or other voting securities of the Company by any Stockholder, the number of Subject Shares listed in Schedule A beside the name of such Stockholder shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of Company Common Stock or other voting securities of the Company issued to or acquired by such Stockholder.

     (b) Each Stockholder agrees that such Stockholder will tender to the Company, within 10 business days after the date hereof (or, in the event Subject Shares are acquired subsequent to the date hereof within 10 business days after the date of such acquisition), any and all certificates representing such Stockholder's Subject Shares in order that the Company may inscribe upon such certificates the legend in accordance with Section 5.15 of the Merger Agreement.

     (c) No person executing this Agreement who is or becomes during the term hereof a director or officer of the Company makes any agreement or understanding herein in his or her capacity as such a director or officer of the Company. Each Stockholder signs solely in his, her or its capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such Stockholder's Subject Shares and nothing herein shall limit or affect any actions taken by any
                                       2-5

Stockholder in his capacity as an officer or director of Company to the extent specifically permitted by the Merger Agreement.

     7. Termination. This Agreement shall terminate, and the provisions hereof shall be of no further force or effect, upon the earliest to occur of (i) the Effective Time and (ii) the termination of the Merger Agreement pursuant to its terms. Notwithstanding the foregoing, Section 3(i) shall survive the consummation of the Merger or the termination of the Merger Agreement until the earlier to occur of (a) the period of time specified in Section 3(i)(i) or (b) with respect to any Stockholder, the date on which any amount payable by such Stockholder to Parent pursuant to Section 3(i) shall have been paid in full.

     8. General Provisions. (a) Amendments. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

     (b) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to Parent in accordance with Section 8.02 of the Merger Agreement and to the Stockholders at their respective addresses set forth on Schedule A attached hereto (or at such other address for a party as shall be specified by like notice).

     (c) Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Wherever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

     (d) Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement. This Agreement shall become effective against Parent when one or more counterparts have been signed by Parent and delivered to each Stockholder. This Agreement shall become effective against any Stockholder when one or more counterparts have been executed by such Stockholder and delivered to Parent. Each party need not sign the same counterpart.

     (e) Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (i) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (ii) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

     (f) Governing Law; Capitalized Terms. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof. Capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

     (g) Voidability. If prior to the execution hereof, the Board of Directors of the Company shall not have duly and validly authorized and approved by all necessary corporate action, this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, so that by the execution and delivery hereof Parent or Sub would become, or could reasonably be expected to become an "interested stockholder" with whom the Company would be prevented for any period pursuant to Section 203 of the DGCL from engaging in any "business combination" (as such terms are defined in Section 203 of the DGCL), then this Agreement shall be void and unenforceable until such time as such authorization and approval shall have been duly and validly obtained.

     9. Specific Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State

                                       2-6
of Delaware in any state court in the State of Delaware, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or of any state court located in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the State of Delaware or a state court located in the State of Delaware.

     10. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Stockholder, on the one hand, without the prior written consent of Parent nor by Parent, on the other hand, without the prior written consent of the Stockholders, except that Parent may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any direct or indirect wholly owned subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

     11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

                                       2-7

     IN WITNESS WHEREOF, Parent has caused this Agreement to be signed by its officer thereunto duly authorized and each Stockholder has signed this Agreement, all as of the date first written above.

                                          JOHNSON & JOHNSON,

                                          by: /s/ ROBERT DARRETTA
                                            ------------------------------------
                                              Name: Robert Darretta
                                              Title:  Vice President, Finance
                                                      and Chief Financial
                                                      Officer

                                          KLEINER PERKINS CAUFIELD & BYERS VI,

                                          by: /s/ JOSEPH LACOB
                                            ------------------------------------
                                              Name: Joseph Lacob
                                              Title:

                                          KPCB VI FOUNDERS FUND,

                                          by: /s/ JOSEPH LACOB
                                            ------------------------------------
                                              Name: Joseph Lacob
                                              Title:

                                          /s/ WESLEY STERMAN
                                          --------------------------------------
                                          Wesley Sterman

                                          /s/ JOSEPH LACOB
                                          --------------------------------------
                                          Joseph Lacob

                                          /s/ JOHN STEVENS
                                          --------------------------------------
                                          John Stevens

                                          /s/ STEVEN JOHNSON
                                          --------------------------------------
                                          Steven Johnson

                                          /s/ FRANK FISCHER
                                          --------------------------------------
                                          Frank Fischer

                                          /s/ CASEY TANSEY
                                          --------------------------------------
                                          Casey Tansey

                                          /s/ LAWRENCE SIEGEL
                                          --------------------------------------
                                          Lawrence Siegel

                                          /s/ CHRISTOPHER HUBBARD
                                          --------------------------------------
                                          Christopher Hubbard

                                       2-8

                                                                      SCHEDULE A

                                                                              NUMBER OF SHARES OF
                                                                              COMPANY COMMON STOCK
NAME                                                 ADDRESS                     HELD OF RECORD
----                                                 -------                  --------------------
Kleiner Perkins Caufield & Byers VI    2750 Sand Hill Road                         1,693,510
                                       Menlo Park, CA 94025

KPCB VI Founders Fund                  2750 Sand Hill Road                           126,490
                                       Menlo Park, CA 94025

Wesley Sterman                         Pinpoint Therapeutics, Inc                  3,205,492
                                       2460 Embarcadero Way
                                       Palo Alto, CA 94303

Joseph Lacob                           Kleiner Perkins Caufield & Byers VI           264,838
                                       2750 Sand Hill Road
                                       Menlo Park, CA 94025

John Stevens                           510 Waverly Street                          1,602,550
                                       Palo Alto, CA 94303

Steven Johnson                         Heartport, Inc                                542,133
                                       700 Bay Road
                                       Redwood City, CA 94063-4230

Frank Fischer                          Neurospace                                    261,167
                                       255 Santa Ana Court
                                       Sunnyvale, CA 94086

Casey Tansey                           Heartport, Inc                                173,532
                                       700 Bay Road
                                       Redwood City, CA 94063-4230

Lawrence Siegel                        Heartport, Inc                                105,046
                                       700 Bay Road
                                       Redwood City, CA 94063-4230

Christopher Hubbard                    6337 Greene Road                                1,224
                                       Woodridge, IL 60517

                                       2-9

                                                                         ANNEX 3

                                                           January 25, 2001

Board of Directors
Heartport, Inc.
700 Bay Road
Redwood City, CA 94063

Members of the Board:

     We understand that Heartport, Inc. ("Target" or the "Company"), Johnson & Johnson ("Buyer") and HP Merger, Inc., a wholly owned subsidiary of Johnson & Johnson ("Acquisition Sub"), propose to enter into an Agreement and Plan of Merger, substantially in the form of the draft dated January 25, 2001 (the "Merger Agreement"), which provides among other things, for the merger (the "Merger") of Acquisition Sub with and into the Company. Pursuant to the Merger, Target will become a wholly owned subsidiary of Buyer and each outstanding share of Common Stock, par value $0.001 per share (the "Company Common Stock") of Target, other than shares held in treasury or held by Buyer or any affiliate of Buyer, will be converted into the right to receive a certain number of shares of common stock, par value $1.00 per share (the "Buyer Common Stock"), of Buyer, determined pursuant to a certain formula set forth in the Merger Agreement. The terms and conditions of the Merger are more fully set forth in the Merger Agreement.

     You have asked for our opinion as to whether the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

     For purposes of the opinion set forth herein, we have:

     (i) reviewed certain publicly available financial statements and other information of the Company and the Buyer;

     (ii) reviewed certain internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;

     (iii) analyzed certain financial projections prepared by the management of the Company;

     (iv) discussed the past and current operations and financial condition and the prospects of the Company and the Buyer including information relating to certain strategic, financial and operational benefits anticipated from the Merger, with senior executives of the Company;

     (v) reviewed the reported prices and trading activity for the Company Common Stock and the Buyer Common Stock;

     (vi) compared the financial performance of the Company and the Buyer and the prices and trading activity of the Company Common Stock and the Buyer Common Stock with that of certain other comparable publicly-traded companies and their securities;

     (vii) reviewed the financial terms, to the extent publicly available, of certain comparable acquisition transactions;

     (viii) participated in discussions and negotiations among representatives of the Company and, Buyer and their financial and legal advisors;

     (ix) reviewed the draft Merger Agreement and certain related documents and;

     (x) performed such other analyses and considered such other factors as we have deemed appropriate.

                                       3-1

     We have assumed and relied upon without independent verification the accuracy and completeness of the information reviewed by us for the purposes of this opinion. Morgan Stanley did not receive financial forecasts or internal financial information for Buyer and instead relied on the publicly available estimates of selected analysts who report on Buyer. With respect to the financial projections, including information relating to certain strategic, financial and operational benefits anticipated from the Merger, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the future financial performance of the Company and the Buyer. We have relied upon the assessments of the management of the Company of the strategic, financial and other benefits expected to result from the Merger and the validity of, and risks associated with, the Company's existing and future products, technologies or services. In addition, we have assumed that the Merger will be consummated in accordance with the terms set forth in the Merger Agreement, including, among other things, that the Merger will be treated as a tax-free reorganization and/or exchange, each pursuant to the Internal Revenue Code of 1986. We have not made any independent valuation or appraisal of the assets or liabilities of the Company, nor have we been furnished with any such appraisals. Our opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof.

     We have acted as financial advisor to the Board of Directors of the Company in connection with this transaction and will receive a fee for our services. In the past, Morgan Stanley & Co. Incorporated ("Morgan Stanley") and its affiliates have provided financial advisory and financing services for the Company and the Buyer and have received fees for the rendering of these services. In the ordinary course of its business, Morgan Stanley may from time to time trade in the debt or equity securities or senior loans of the Company and Buyer for its own account or the account of its customers and may at any time hold a long or short position in such debt or equity securities or senior loans.

     It is understood that this letter is for the information of the Board of Directors of the Company and may not be used for any other purpose without our prior written consent, except that this opinion may be included in its entirety in any filing made by the Company in respect of the transaction with the Securities and Exchange Commission. In addition, this opinion does not in any manner address the prices at which the Buyer Common Stock will trade following consummation of the Merger, and Morgan Stanley expresses no opinion or recommendation as to how the shareholders of the Company should vote at the shareholders' meeting held in connection with the Merger.

     Based on and subject to the foregoing, we are of the opinion on the date hereof that the consideration to be received by the holders of shares of the Company Common Stock pursuant to the Merger Agreement is fair from a financial point of view to such holders.

                                          Very truly yours,

                                          MORGAN STANLEY & CO. INCORPORATED

                                          By: /s/ KEITH B. SEDWICK
                                            ------------------------------------
                                              Keith B. Sedwick
                                              Principal

                                       3-2

                                                                         ANNEX 4

                      APPRAISAL RIGHTS UNDER DELAWARE LAW

              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

SECTION 262.  APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to sec.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to sec.251 (other than a merger effected pursuant to sec.251(g) of this title), sec.252, sec.254, sec.257, sec.258, sec.263 or sec.264 of this title:

          (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of sec.251 of this title.

          (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to sec.sec.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

             a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

             b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

             c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

             d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                                       4-1

          (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under sec.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

          (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2) If the merger or consolidation was approved pursuant to sec.228 or sec.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated
                                       4-2
     therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has
                                       4-3
submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                       4-4

                                                                         ANNEX 5

                    DISSENTERS' RIGHTS UNDER CALIFORNIA LAW

              CHAPTER 13 OF THE CALIFORNIA GENERAL CORPORATION LAW

     1300. (a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

     (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

          (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of
     Section 25100 or (B) listed on the National Market System of the NASDAQ Stock Market, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

          (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or
     (B) of paragraph (1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph
     (A) rather than subparagraph (B) of this paragraph applies in any case where the approval required by Section 1201 is sought by written consent rather than at a meeting.

          (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

          (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

     (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

     1301. (a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under
Section 1309.

                                       5-1

     (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

     (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

     1302. Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

     1303. (a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

     (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

     1304. (a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

     (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

     (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the

                                       5-2
dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

     1305. (a) If the court appoints an appraiser or appraisers, they shall proceed forthwith to determine the fair market value per share. Within the time fixed by the court, the appraisers, or a majority of them, shall make and file a report in the office of the clerk of the court. Thereupon, on the motion of any party, the report shall be submitted to the court and considered on such evidence as the court considers relevant. If the court finds the report reasonable, the court may confirm it.

     (b) If a majority of the appraisers appointed fail to make and file a report within 10 days from the date of their appointment or within such further time as may be allowed by the court or the report is not confirmed by the court, the court shall determine the fair market value of the dissenting shares.

     (c) Subject to the provisions of Section 1306, judgment shall be rendered against the corporation for payment of an amount equal to the fair market value of each dissenting share multiplied by the number of dissenting shares which any dissenting shareholder who is a party, or who has intervened, is entitled to require the corporation to purchase, with interest thereon at the legal rate from the date on which judgment was entered.

     (d) Any such judgment shall be payable forthwith with respect to uncertificated securities and, with respect to certificated securities, only upon the endorsement and delivery to the corporation of the certificates for the shares described in the judgment. Any party may appeal from the judgment.

     (e) The costs of the action, including reasonable compensation to the appraisers to be fixed by the court, shall be assessed or apportioned as the court considers equitable, but, if the appraisal exceeds the price offered by the corporation, the corporation shall pay the costs (including in the discretion of the court attorneys' fees, fees of expert witnesses and interest at the legal rate on judgments from the date of compliance with Sections 1300, 1301 and 1302 if the value awarded by the court for the shares is more than 125 percent of the price offered by the corporation under subdivision (a) of Section
1301).

     1306. To the extent that the provisions of Chapter 5 prevent the payment to any holders of dissenting shares of their fair market value, they shall become creditors of the corporation for the amount thereof together with interest at the legal rate on judgments until the date of payment, but subordinate to all other creditors in any liquidation proceeding, such debt to be payable when permissible under the provisions of Chapter 5.

     1307. Cash dividends declared and paid by the corporation upon the dissenting shares after the date of approval of the reorganization by the outstanding shares (Section 152) and prior to payment for the shares by the corporation shall be credited against the total amount to be paid by the corporation therefor.

     1308. Except as expressly limited in this chapter, holders of dissenting shares continue to have all the rights and privileges incident to their shares, until the fair market value of their shares is agreed upon or determined. A dissenting shareholder may not withdraw a demand for payment unless the corporation consents thereto.

     1309. Dissenting shares lose their status as dissenting shares and the holders thereof cease to be dissenting shareholders and cease to be entitled to require the corporation to purchase their shares upon the happening of any of the following:

     (a) The corporation abandons the reorganization. Upon abandonment of the reorganization, the corporation shall pay on demand to any dissenting shareholder who has initiated proceedings in good faith under this chapter all necessary expenses incurred in such proceedings and reasonable attorneys' fees.

     (b) The shares are transferred prior to their submission for endorsement in accordance with Section 1302 or are surrendered for conversion into shares of another class in accordance with the articles.

     (c) The dissenting shareholder and the corporation do not agree upon the status of the shares as dissenting shares or upon the purchase price of the shares, and neither files a complaint or intervenes in a pending action as provided in Section 1304, within six months after the date on which notice of the
                                       5-3
approval by the outstanding shares or notice pursuant to subdivision (i) of
Section 1110 was mailed to the shareholder.

     (d) The dissenting shareholder, with the consent of the corporation, withdraws the shareholder's demand for purchase of the dissenting shares.

     1310. If litigation is instituted to test the sufficiency or regularity of the votes of the shareholders in authorizing a reorganization, any proceedings under Sections 1304 and 1305 shall be suspended until final determination of such litigation.

     1311. This chapter, except Section 1312, does not apply to classes of shares whose terms and provisions specifically set forth the amount to be paid in respect to such shares in the event of a reorganization or merger.

     1312. (a) No shareholder of a corporation who has a right under this chapter to demand payment of cash for the shares held by the shareholder shall have any right at law or in equity to attack the validity of the reorganization or short-form merger, or to have the reorganization or short-form merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the reorganization have been legally voted in favor thereof; but any holder of shares of a class whose terms and provisions specifically set forth the amount to be paid in respect to them in the event of a reorganization or short-form merger is entitled to payment in accordance with those terms and provisions or, if the principal terms of the reorganization are approved pursuant to subdivision (b) of Section 1202, is entitled to payment in accordance with the terms and provisions of the approved reorganization.

     (b) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, subdivision (a) shall not apply to any shareholder of such party who has not demanded payment of cash for such shareholders shares pursuant to this chapter; but if the shareholder institutes any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, the shareholder shall not thereafter have any right to demand payment of cash for the shareholder's shares pursuant to this chapter. The court in any action attacking the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded shall not restrain or enjoin the consummation of the transaction except upon 10 days' prior notice to the corporation and upon a determination by the court that clearly no other remedy will adequately protect the complaining shareholder or the class of shareholders of which such shareholder is a member.

     (c) If one of the parties to a reorganization or short-form merger is directly or indirectly controlled by, or under common control with, another party to the reorganization or short-form merger, in any action to attack the validity of the reorganization or short-form merger or to have the reorganization or short-form merger set aside or rescinded, (1) a party to a reorganization or short-form merger which controls another party to the reorganization or short-form merger shall have the burden of proving that the transaction is just and reasonable as to the shareholders of the controlled party, and (2) a person who controls two or more parties to a reorganization shall have the burden of proving that the transaction is just and reasonable as to the shareholders of any party so controlled.

                                       5-4

                                    PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The New Jersey Business Corporation Act (the "NJBCA") provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

     The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit.

     The registrant's restated certificate of incorporation provides that, to the full extent that the laws of the State of New Jersey permit the limitation or elimination of the liability of directors or officers, no director or officer of the registrant shall be personally liable to the registrant or its stockholders for damages for breach of any duty owed to the registrant or its stockholders.

     The by-laws of the registrant provide that to the full extent permitted by the laws of the State of New Jersey, the registrant shall indemnify any person (an "Indemnitee") who was or is involved in any manner (including, without limitation, as a party or witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative, arbitrative, legislative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the registrant to procure a judgment in its favor) (a "Proceeding"), or who is threatened with being so involved, by reason of the fact that he or she is or was a director or officer of the registrant or, while serving as a director or officer of the registrant, is or was at the request of the registrant also serving as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan), against all expenses (including attorneys' fees), judgments, fines, penalties, excise taxes and amounts paid in settlement actually and reasonably incurred by the Indemnitee in connection with such Proceeding, provided that, there shall be no indemnification under such by-laws with respect to any settlement or other nonadjudicated disposition of any threatened or pending Proceeding unless the registrant has given its prior consent to such settlement or disposition. The right of indemnification created by the by-laws shall be a contract right enforceable by an Indemnitee against the registrant, and it shall not be exclusive of any other rights to which an Indemnitee may otherwise be entitled. The indemnification provisions of the by-laws shall inure to the benefit of the heirs and legal representatives of an Indemnitee and shall be applicable to Proceedings commenced or continuing after the adoption of the by-laws, whether arising from acts or omissions occurring before or after such adoption. No amendment, alteration, change, addition or repeal of or to the by-laws shall deprive any Indemnitee of any rights under the by-laws with respect to any act or omission of such Indemnitee occurring prior to such amendment, alteration, change, addition or repeal.

     The registrant enters into indemnification agreements with its directors and officers and enters into insurance agreements on its own behalf. The indemnification agreements provide that the registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent authorized or permitted by the NJBCA, or any other applicable law, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification that is adopted after the date hereof. Without limiting the generality of the foregoing, the registrant agrees to hold harmless and indemnify its directors and officers to the fullest extent permitted by applicable law against any and all expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred by its directors and officers in connection with the defense of any present or future threatened, pending, or completed claim, action, suit, or proceeding by reason of the fact that they were, are, shall be, or shall have been a director or officer of the registrant, or are or were serving, shall serve, or shall have served, at the request of the registrant, as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (a) See Exhibit Index.

     (b) Not applicable.

     (c) Opinion of Morgan Stanley & Co. Incorporated (included as Annex 3 to the proxy statement/prospectus which is a part of this Registration Statement).

ITEM 22. UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c)(1) The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of

Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

     (2) The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (c)(1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (e) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to items 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (f) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New Brunswick, New Jersey on the 14th day of March, 2001.


                                          JOHNSON & JOHNSON,


                                          By: /s/ S.M. ROSENBERG

                                          --------------------------------------

                                          Name: S.M. Rosenberg


                                          Title:  Assistant Secretary and
                                          Attorney-in-Fact

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



               SIGNATURE                                  TITLE                           DATE
               ---------                                  -----                           ----

*                                        Chairman, Board of Directors; Chief        March 14, 2001
--------------------------               Executive Officer and Chairman,
(R. S. Larsen)                           Executive Committee (Principal
                                         Executive Officer)

*                                        Member, Executive Committee; Vice          March 14, 2001
--------------------------               President, Finance (Principal Financial
(R. J. Darretta)                         Officer)

*                                        Controller (Principal Accounting           March 14, 2001
--------------------------               Officer)
(C. E. Lockett)

*                                        Director                                   March 14, 2001
--------------------------
(G. N. Burrow)

*                                        Director                                   March 14, 2001
--------------------------
(J. G. Cooney)

                                         Director
--------------------------
(J. G. Cullen)

*                                        Director                                   March 14, 2001
--------------------------
(M. J. Folkman)

*                                        Director                                   March 14, 2001
--------------------------
(A. D. Jordan)

*                                        Director                                   March 14, 2001
--------------------------
(A. G. Langbo)

                                         Director
--------------------------
(J. T. Lenehan)

               SIGNATURE                                  TITLE                           DATE
               ---------                                  -----                           ----

*                                        Director                                   March 14, 2001
--------------------------
(J. S. Mayo)

*                                        Director                                   March 14, 2001
--------------------------
(L. F. Mullin)

*                                        Director                                   March 14, 2001
--------------------------
(H. B. Schacht)

*                                        Director                                   March 14, 2001
--------------------------
(M. F. Singer)

*                                        Director                                   March 14, 2001
--------------------------
(J. W. Snow)

                                         Director
--------------------------
(W. C. Weldon)

*                                        Director                                   March 14, 2001
--------------------------
(R. N. Wilson)

By: /s/ S. M. ROSENBERG
--------------------------
    Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBITS
   2.1        Amended and Restated Agreement and Plan of Merger dated as of January 26, 2001, among Johnson & Johnson, HP Merger Sub,
              Inc. and Heartport, Inc. (included as Annex 1 to the proxy statement/prospectus which is a part of this Registration
              Statement).
   4.1*       Provisions of the Restated Certificate of Incorporation of
              Johnson & Johnson dated May 21, 1996, that define the rights of security holders of Johnson & Johnson (incorporated by
              reference to Exhibit 3(a)(iii) to Johnson & Johnson's Annual
              Report on Form 10-K for the year ended December 29, 1996).
   4.2*       Provisions of the By-laws of Johnson & Johnson, as amended effective April 23, 1999, that define the rights of security holders of Johnson & Johnson (incorporated by reference to
              Exhibit 3 to Johnson & Johnson's Quarterly Report on Form
              10-Q for the quarterly period ended July 4, 1999).
   5.1#       Opinion of Joseph S. Orban, Esq., Associate General Counsel
              of Johnson & Johnson, regarding the legality of the
              securities being issued.
   8.1#       Opinion of Cravath, Swaine & Moore regarding certain tax
              matters.
   8.2#       Opinion of Gunderson Dettmer Stough Villeneuve Franklin &
              Hachigian, LLP regarding certain tax matters.
  23.1        Consent of PricewaterhouseCoopers LLP.
  23.2        Consent of Ernst & Young LLP, Independent Auditors.
  23.3#       Consent of Joseph S. Orban, Esq., Associate General Counsel
              of Johnson & Johnson (included in Exhibit 5.1).
  23.4#       Consent of Cravath, Swaine & Moore (included in Exhibit
              8.1).
  23.5#       Consent of Gunderson Dettmer Stough Villeneuve Franklin &
              Hachigian, LLP (included in Exhibit 8.2).
  23.6#       Consent of Morgan Stanley & Co. Incorporated.
  24.1##      Power of Attorney.
  99.1        Form of Proxy Card of Heartport, Inc.
  99.2        Opinion of Morgan Stanley & Co. Incorporated (included as
              Annex 3 to the proxy statement/prospectus which is a part of this Registration Statement).
  99.3        Annual Report on Form 10-K of Heartport, Inc. for the year ended December 31, 2000, as amended by Amendment No. 1
              thereto filed on Form 10-K/A on March 13, 2001.
  99.4        Stockholder Agreement dated as of January 26, 2001, between
              Johnson & Johnson and certain stockholders of Heartport,
              Inc. (included as Annex 2 to the proxy statement/prospectus which is a part of this Registration Statement).


---------------
  * Incorporated by reference.


 #Previously filed as an exhibit to this Registration Statement.



##Previously included on the signature page to this Registration Statement.